PROSPECTUS SUPPLEMENT
TO PROSPECTUS DATED OCTOBER 16, 1997

                                  $90,925,000
                                     [LOGO]

                       CPS AUTO RECEIVABLES TRUST 1997-5
                $55,750,000 6.26% ASSET-BACKED NOTES, CLASS A-1
                $35,175,000 6.40% ASSET-BACKED NOTES, CLASS A-2
                             CPS RECEIVABLES CORP.
                                    (SELLER)
                       CONSUMER PORTFOLIO SERVICES, INC.
                                   (SERVICER)

                         ------------------------------

     CPS Auto Receivables Trust 1997-5 (the 'Trust') will be formed pursuant to a Trust Agreement to be dated as of December 2, 1997 as amended and restated as of December 11, 1997 between CPS Receivables Corp., as depositor (the 'Seller'), and Bankers Trust (Delaware), as owner trustee (the 'Owner Trustee'). The 6.26% Asset-Backed Notes, Class A-1 (the 'Class A-1 Notes'), the 6.40% Asset-Backed Notes, Class A-2 (the 'Class A-2 Notes' and, together with the Class A-1 Notes, the 'Class A Notes' or the 'Notes'), will be issued pursuant to an Indenture (the 'Indenture') to be dated as of December 1, 1997 between the Trust and Norwest Bank Minnesota, National Association, as indenture trustee (in such capacity, the 'Indenture Trustee'). The Trust will also issue Asset-Backed Certificates (the 'Certificates' and, together with the Notes, the 'Securities') bearing interest at a rate not to exceed 10.75%. The rights of the holders of the Certificates to receive payments of principal and/or interest will be subordinated to the rights of Class A Noteholders to the extent described herein. Only the Class A Notes are offered hereby.

                         ------------------------------

     The Trust Assets will include a pool of retail installment sale contracts (including contracts representing obligations of Sub-Prime Borrowers (as defined herein)) and all rights thereunder, certain monies due or received thereunder, security interests in the used and new automobiles, light trucks, vans and minivans securing the Receivables (as defined herein), certain bank accounts and the proceeds thereof, the Policy with respect to the Class A Notes and the right of Consumer Portfolio Services, Inc. ('CPS') or CPS's subsidiaries, Samco Acceptance Corp. ('Samco') and Linc Acceptance Company LLC ('Linc'), to receive certain insurance proceeds and certain other property, as more fully described herein. The Receivables will be purchased by the Seller from CPS, Samco and Linc, on or prior to the date of the issuance of the Securities.

                         ------------------------------

     The Underwriters (as defined herein) have agreed to purchase from the Seller the Class A-1 Notes at a purchase price equal to 99.99462% of the principal amount of Class A-1 Notes and the Class A-2 Notes at a purchase price equal to 99.97365% of the principal amount of Class A-2 Notes and in each case subject to the terms and conditions set forth in the Underwriting Agreement referred to herein under 'Underwriting'. The aggregate proceeds to the Seller, after deducting expenses payable by the Seller, estimated at $320,000, will be $90,592,732.
                         ------------------------------

     The Underwriters propose to offer the Class A Notes from time to time in negotiated transactions or otherwise, at varying prices to be determined at the time of sale. For further information with respect to the plan of distribution and any discounts, commissions or profits that may be deemed underwriting discounts or commissions, see 'Underwriting' herein.

                         ------------------------------

     Full and timely payment of the Scheduled Payments (as defined herein) in respect of the Class A Notes on each Payment Date is unconditionally and irrevocably guaranteed pursuant to a financial guaranty insurance policy (the 'Policy') to be issued by

                                     [Logo]

     FOR A DISCUSSION OF CERTAIN FACTORS RELATING TO THE TRANSACTION, SEE 'RISK FACTORS' AT PAGE S-19 HEREIN AND PAGE 13 IN THE ACCOMPANYING PROSPECTUS.

                         ------------------------------

THE SECURITIES REPRESENT OBLIGATIONS OF THE TRUST ONLY AND DO NOT REPRESENT
 INTERESTS IN OR OBLIGATIONS OF THE SELLER, THE SERVICER OR ANY AFFILIATE THEREOF. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
   SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
    HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
     COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS
              SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

                 ----------------------------------------------

     The Class A Notes are offered hereby by the Underwriters when, as and if issued by the Trust, delivered to and accepted by them and subject to the right of the Underwriters to reject any order in whole or in part. It is expected that delivery of the Class A Notes will be made on or about December 11, 1997, only through The Depository Trust Company, Cedel Bank, societe anonyme and the Euroclear System.
                         ------------------------------

PAINEWEBBER INCORPORATED                           BLACK DIAMOND SECURITIES, LLC

                         ------------------------------

          THE DATE OF THIS PROSPECTUS SUPPLEMENT IS DECEMBER 8, 1997.

                             AVAILABLE INFORMATION

     CPS has filed with the Securities and Exchange Commission (the 'Commission') a Registration Statement (together with all amendments and exhibits thereto, referred to herein as the 'Registration Statement') under the Securities Act of 1933, as amended (the 'Securities Act') with respect to the Notes offered pursuant to this Prospectus Supplement. For further information, reference is made to the Registration Statement which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's regional office at 500 West Madison, 14th Floor, Chicago, Illinois 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of the Registration Statement may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a web site at http://www.sec.gov containing reports, proxy statements, information statements and other information regarding registrants, including CPS, that file electronically with the Commission. The Servicer, on behalf of the Trust, will also file or cause to be filed with the Commission such periodic reports as may be required under the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), and the rules and regulations of the Commission thereunder. Upon the receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from the Underwriters (as defined herein) or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, CPS, the Seller or the Underwriters will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus Supplement and Prospectus.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents subsequently filed by CPS with the Registration Statement, either on its own behalf or on behalf of the Trust, relating to the Notes, with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Prospectus Supplement and prior to the termination of the offering of the Notes offered hereby, shall be deemed to be incorporated by reference in this Prospectus Supplement and to be a part of this Prospectus Supplement from the date of the filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     In addition to the documents described above and in the accompanying Prospectus under 'Incorporation of Certain Documents by Reference', the consolidated financial statements of Financial Security Assurance Inc. and its Subsidiaries included in, or as exhibits to, the following documents, which have been filed with the Commission by Financial Security Assurance Holdings Ltd. ('Holdings'), are hereby incorporated by reference in this Prospectus
Supplement:

          (a) Annual Report on Form 10-K for the year ended December 31, 1996,

          (b) Quarterly Report on Form 10-Q for the period ended March 31, 1997,

          (c) Quarterly Report on Form 10-Q for the period ended June 30, 1997, and

          (d) Quarterly Report on Form 10-Q for the period ended September 30, 1997.

     All financial statements of Financial Security Assurance Inc. ('Financial Security') and Subsidiaries included in documents filed by Holdings pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Notes shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing of such documents.

     The New York State Insurance Department recognizes only statutory accounting practices for determining and reporting the financial conditions and results of operations of an insurance company, for determining its solvency under the New York Insurance Law, and for determining whether its financial condition warrants the payment of a dividend to its stockholders. No consideration is given by

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
the New York State Insurance Department to financial statements prepared in accordance with generally accepted accounting principles in making such determinations.

     The Seller on behalf of the Trust hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Trust's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act and each filing of the financial statements of Financial Security included in or as an exhibit to the annual report of Holdings filed pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the Class A Notes offered hereby, and the offering of such Class A Notes at that time shall be deemed to be the initial bona fide offering thereof.

     CPS will provide without charge to each person to whom this Prospectus Supplement is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this Prospectus Supplement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus Supplement incorporates). Written requests for such copies should be directed to: Consumer Portfolio Services, Inc., 2 Ada, Irvine, California 92618,
Attention: Jeffrey P. Fritz. Telephone requests for such copies should be directed to Consumer Portfolio Services, Inc. at (714) 753-6800.

                             REPORTS TO NOTEHOLDERS

     Unless and until Definitive Notes are issued, periodic reports containing information concerning the Receivables will be prepared by the Servicer and sent on behalf of the Trust only to Cede & Co., as nominee of The Depository Trust Company ('DTC') and registered holder of the Notes. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Servicer will file with the Commission such periodic reports as are required under the Exchange Act, and the rules and regulations thereunder and as are otherwise agreed to by the Commission. Copies of such periodic reports may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

                                    SUMMARY

     This Summary is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Certain capitalized terms used herein are defined elsewhere in this Prospectus Supplement on the pages indicated in the 'Index of Terms' or, to the extent not defined herein, have the meaning assigned to such terms in the Prospectus.

Issuer....................................  CPS Auto Receivables Trust 1997-5 (the 'Trust' or the 'Issuer').
Seller....................................  CPS Receivables Corp. (the 'Seller'). See 'The Seller and CPS' in
                                            this Prospectus Supplement.
Servicer..................................  Consumer Portfolio Services, Inc. ('CPS' or, in its capacity as the servicer, the 'Servicer'). See 'CPS's Automobile Contract Portfolio'
                                            and 'The Seller and CPS' in this Prospectus Supplement.
Indenture Trustee.........................  Norwest Bank Minnesota, National Association, a national banking association, located at Sixth Street and Marquette Avenue,
                                            Minneapolis, Minnesota.
Owner Trustee.............................  Bankers Trust (Delaware), located at 1011 Centre Road, Suite 200,
                                            Wilmington, Delaware 19805-1266.
Insurer...................................  Financial Security Assurance Inc., a financial guaranty insurance company incorporated under the laws of the State of New York (the
                                            'Insurer'). See 'The Insurer' in this Prospectus Supplement.
Closing Date..............................  On or about December 11, 1997 (the 'Closing Date').
The Trust.................................  The Trust will be a business trust established under the laws of the
                                            State of Delaware. The activities of the Trust are limited by the terms of the Trust Agreement dated as of December 2, 1997 as amended and restated as of December 11, 1997 between the Seller, as depositor, and the Owner Trustee (the 'Trust Agreement'). The Trust
                                            will issue 6.26% Asset-Backed Notes, Class A-1 (the 'Class A-1
                                            Notes') in the aggregate original principal amount of $55,750,000, and 6.40% Asset-Backed Notes, Class A-2 (the 'Class A-2 Notes' and,
                                            together with the Class A-1 Notes, the 'Class A Notes' or the
                                            'Notes') in the aggregate original principal amount of $35,175,000.
                                            The Trust will also issue Asset-Backed Certificates in the aggregate original principal amount of $4,781,307 (the 'Certificates' and, together with the Notes, the 'Securities') bearing interest at a rate not to exceed 10.75%. The Notes will be issued pursuant to an
                                            Indenture, dated as of December 1, 1997 (the 'Indenture'). The Class
                                            A Notes will be offered for purchase in minimum denominations of
                                            $1,000 and integral multiples of $1,000 in excess thereof, in book entry form only. See 'Description of the Securities -- Book-Entry
                                            Registration' in the Prospectus. The Notes and Certificates will be secured by the Trust Assets as, and to the extent, provided in the
                                            Indenture and the Trust Agreement.
Trust Assets..............................  The property of the Trust (the 'Trust Assets') will include (i) a pool of retail installment sale contracts (each a 'Receivable' and collectively, the 'Receivables Pool') secured by the used

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

                                            and new automobiles, light trucks, vans and minivans financed thereby
                                            (the 'Financed Vehicles'), (ii) with respect to Receivables that are
                                            Rule of 78's Receivables (as defined herein), all payments due thereon after November 24, 1997 (the 'Cutoff Date') and, with respect to Receivables that are Simple Interest Receivables (as defined herein), all payments received thereunder after the Cutoff Date,
                                            (iii) security interests in the Financed Vehicles, (iv) certain bank accounts and the proceeds thereof, (v) the right of CPS, Samco or
                                            Linc to receive proceeds from claims under, or refunds of unearned premiums from, certain insurance policies and extended service contracts, (vi) all right, title and interest of the Seller in and to the Purchase Agreements (as defined below), (vii) the Policy issued by the Insurer with respect to the Class A Notes and (viii) certain other property, as more fully described herein. See 'The Trust
                                            Assets' in this Prospectus Supplement and 'The Receivables' in the
                                            Prospectus. Certain of the Receivables (the 'CPS Receivables') will be purchased by the Seller from CPS pursuant to a purchase agreement
                                            (the 'CPS Purchase Agreement'), certain of the Receivables (the
                                            'Samco Receivables') will be purchased by the Seller from CPS's subsidiary, Samco Acceptance Corp. ('Samco') pursuant to a purchase agreement (the 'Samco Purchase Agreement') and certain of the
                                            Receivables (the 'Linc Receivables') will be purchased by the Seller from CPS's subsidiary, Linc Acceptance Company LLC ('Linc') pursuant to a purchase agreement (the 'Linc Purchase Agreement' and, together with the CPS Purchase Agreement and the Samco Purchase Agreement, the
                                            'Purchase Agreements'). The Receivables arise from loans originated by automobile dealers or IFCs (as defined herein) for assignment to
                                            CPS or a subsidiary of CPS pursuant to CPS's auto loan programs.
The Receivables...........................  On or prior to the Closing Date, pursuant to the Sale and Servicing
                                            Agreement, dated as of December 1, 1997 (the 'Sale and Servicing
                                            Agreement'), the Trust will purchase from the Seller Receivables (the
                                            'Receivables') that, as of the Cutoff Date, had an aggregate outstanding principal balance of $95,706,307 (the 'Original Pool
                                            Balance'). The Receivables consist of retail installment sale contracts secured by used and new automobiles, light trucks, vans and minivans including, with respect to Rule of 78's Receivables, the rights to all payments due with respect to such Receivables after the
                                            Cutoff Date, and, with respect to Simple Interest Receivables, the rights to all payments received with respect to such Receivables after the Cutoff Date. As of the Cutoff Date, approximately 88.21% of the aggregate principal balance of the Receivables represented financing of used vehicles.
                                            The Receivables arise from loans originated by automobile dealers or independent finance companies ('IFCs') for assignment to CPS or a subsidiary of CPS pursuant to CPS's auto loan programs. The auto loan programs target automobile purchasers with marginal credit ratings who are

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

                                            generally unable to obtain credit from banks or other low-risk lenders. See 'CPS's Automobile Contract Portfolio -- General', 'The
                                            Receivables Pool' and 'Risk Factors -- Sub-Prime Obligors; Servicing'
                                            in this Prospectus Supplement and 'Risk Factors -- Sub-Prime
                                            Obligors' in the Prospectus.
                                            The Receivables have been selected from motor vehicle retail installment sale contracts in CPS's, Samco's and Linc's portfolio based on the criteria specified in the Purchase Agreements and described in this Prospectus Supplement. No Receivable has a scheduled maturity date later than December 6, 2002.
Terms of the Notes........................  The principal terms of the Notes will be as described below:
  A. Payment Dates........................  Payments of interest and principal on the Notes will be made on the
                                            15th day of each month or, if such 15th day is not a Business Day, on the next following Business Day (each a 'Payment Date'), commencing
                                            December 15, 1997. Payments will be made to holders of record of the
                                            Notes (the 'Noteholders') as of the close of business on the Record
                                            Date (as defined herein) applicable to such Payment Date. A 'Business
                                            Day' is a day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York, New York, the State in which the principal corporate trust office of the Indenture Trustee is located, the State in which the principal corporate trust office of the Owner Trustee is located, the State in which the executive offices of the Servicer are located, or the State in which the principal place of business of the Insurer is located are authorized or obligated by law, executive order or governmental decree to be closed.
  B. Final Scheduled Payment
       Date...............................  The Final Scheduled Payment Date for the Class A-1 Notes will be the
                                            August 2001 Payment Date and for the Class A-2 Notes will be the June
                                            2003 Payment Date.
  C. Interest Rates.......................  The Class A-1 Notes will bear interest at a rate equal to 6.26% per annum (the 'Class A-1 Interest Rate'). The Class A-2 Notes will bear interest at a rate equal to 6.40% per annum (the 'Class A-2 Interest
                                            Rate'). Each such interest rate for a class of Notes is referred to as an 'Interest Rate'. Interest on the Notes will be calculated on the basis of a 360 day year consisting of twelve 30 day months.
  D. Interest.............................  On each Payment Date, the holders of record of the Class A-1 Notes
                                            (the 'Class A-1 Noteholders') as of the related Record Date will be entitled to receive, pro rata, thirty (30) days of interest at the
                                            Class A-1 Interest Rate on the outstanding principal amount of the
                                            Class A-1 Notes at the close of business on the last day of the related Collection Period. On each Payment Date, the holders of record of the Class A-2 Notes (the 'Class A-2 Noteholders') as of the
                                            related Record Date will be entitled to receive, pro rata, thirty
                                            (30) days of interest at the Class A-2 Interest Rate on the outstanding principal amount of the Class A-2 Notes at the close of business on the last day of the related Collection Period.

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
                                            Notwithstanding the foregoing, on the first Payment Date, the interest payable to the Noteholders of record of each class of Notes will be an amount equal to the product of (a) the Interest Rate applicable to such class of Notes, (b) the initial principal amount of such class of Notes and (c) a fraction (i) the numerator of which is the number of days from and including the Closing Date to and including December 14, 1997 and (ii) the denominator of which is 360.
                                            Interest on the Notes which is due but not paid on any Payment Date will be payable on the next Payment Date together with, to the extent permitted by law, interest on such unpaid amount at the applicable
                                            Interest Rate. See 'Description of the Securities -- Payment of
                                            Interest' in this Prospectus Supplement.
  E. Principal............................  Principal of the Class A Notes will be payable on each Payment Date in an amount equal to the Class A Noteholders' Principal
                                            Distributable Amount for the related Collection Period. The 'Class A
                                            Noteholders' Principal Distributable Amount' is equal to the sum of
                                            (x) the Class A Noteholders' Percentage (as of each Payment Date) of the Principal Distributable Amount and (y) any unpaid portion of the amount described in clause (x) with respect to a prior Payment Date.
                                            In addition, until the Target Payment Date (as defined herein) the holders of the Class A Notes will be entitled to receive the portion of the Total Distribution Amount remaining after payment of amounts having a higher priority of payment have been made, as a further payment in respect of principal. See 'Priority of Payments' below.
                                            The 'Class A Noteholders' Percentage' will (a) on any Payment Date on or prior to the Target Payment Date, be 95%, (b) on any Payment Date
                                            after the Target Payment Date but prior to the Payment Date on which the principal amount of the Class A-2 Notes is reduced to zero, be
                                            91%, (c) on the Payment Date on which the principal amount of the
                                            Class A-2 Notes is reduced to zero by applying clause (b) above, be the percentage equivalent of a fraction, the numerator of which is the principal amount of the Class A-2 Notes immediately prior to such
                                            Payment Date, and the denominator of which is the sum of the then outstanding principal amount of the Notes and the Certificates and
                                            (d) on any other Payment Date, be 0%.
                                            The 'Class A Target Amount' means, with respect to any Payment Date, an amount equal to 90% of the aggregate Principal Balance of the
                                            Receivables as of such Payment Date after giving effect to all payments of principal on the Receivables received during the related
                                            Collection Period.
                                            The 'Target Payment Date' means the first Payment Date on which the then outstanding principal amount of the Class A Notes equals or is less than the Class A Target Amount after giving effect to payments made on such Payment Date.
                                            On each Payment Date, unless an Event of Default shall have occurred and be continuing, amounts paid on account of the

                                      S-7




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

                                            Class A Noteholders' Principal Distributable Amount will be applied sequentially, to pay principal of the Class A-1 Notes until the principal balance of the Class A-1 Notes has been reduced to zero, and then to the holders of the Class A-2 Notes until the principal balance of the Class A-2 Notes has been reduced to zero. On each
                                            Payment Date on which an Event of Default is continuing, amounts distributed on account of the Class A Noteholders' Principal
                                            Distributable Amount will be applied, pro rata (based on the outstanding principal amount of each class of Class A Notes), to the payment of principal of each class of Class A Notes.
                                            The 'Principal Distributable Amount' for a Payment Date will equal the sum of (a); collections on Receivables (other than Liquidated
                                            Receivables) allocable to principal including full and partial prepayments (b) the portion of the Purchase Amount allocable to principal of each Receivable that was repurchased by CPS or purchased by the Servicer as of the last day of the related Collection Period and, at the option of the Insurer, the Principal Balance of each
                                            Receivable that was required to be but was not so purchased or repurchased (without duplication of the amounts referred to in (a)
                                            above); (c) the Principal Balance of each Receivable that first became a Liquidated Receivable during the preceding Collection Period
                                            (without duplication of the amounts included in (a) through (c)
                                            above); (d) the aggregate amount of Cram Down Losses with respect to the Receivables that shall have occurred during the preceding
                                            Collection Period (without duplication of amounts included in (a)
                                            through (c) above) and (e) any proceeds from the liquidation of the
                                            Trust Assets pursuant to an acceleration of the Notes upon an Event of Default. In addition, the outstanding principal amount of the
                                            Notes of any class, to the extent not previously paid, will be payable on the respective Final Scheduled Payment Date for such class.
                                            A 'Collection Period' with respect to a Payment Date will be the calendar month preceding the month in which such Payment Date occurs;
                                            provided, however, that with respect to the first Payment Date, the
                                            'Collection Period' will be the period from and excluding the Cutoff
                                            Date to and including December 31, 1997.
  F. Optional Redemption..................  The Notes and the Certificates, to the extent still outstanding, may be redeemed in whole, but not in part, on any Payment Date on which the Servicer exercises its option to purchase all the Receivables on or after the last day of any Collection Period on or after which the aggregate Principal Balance of the Receivables is equal to 10% or less of the Original Pool Balance, at a redemption price equal to at least the unpaid principal amount of the Notes and the Certificates, plus accrued and unpaid interest thereon; provided that the
                                            Servicer's right to exercise such option will be subject to the prior approval of the Insurer, but only if, after giving effect to such sale and redemption, a claim on the Policy would occur

                                      S-8




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
                                            or any amount owing to the Insurer or the holders of the Notes would remain unpaid. See 'Description of the Securities -- Optional
                                            Redemption' in this Prospectus Supplement.
  G. Mandatory Redemption.................  The Notes may be accelerated and subject to immediate payment at par with accrued interest thereon upon the occurrence of an Event of
                                            Default under the Indenture. So long as no Insurer Default shall have occurred and be continuing, an Event of Default under the Indenture will occur only upon delivery by the Insurer to the Indenture Trustee of notice of the occurrence of certain events of default under the
                                            Insurance Agreement, dated as of December 1, 1997. In the case of such an Event of Default, the Notes will automatically be accelerated and subject to immediate payment at par with accrued interest thereon. The Policy does not guarantee payments of any amounts that become due on an accelerated basis, unless the Insurer elects, in its sole discretion to pay such amounts in whole or in part. See
                                            'Description of the Trust Documents -- Events of Default' in this
                                            Prospectus Supplement.
Terms of the Certificates.................  The principal terms of the Certificates will be as described below:
  A. Payment Dates........................  Payments of interest and principal on the Certificates will be made on each Payment Date commencing December 15, 1997. Payments will be made to holders of record of the Certificates (the
                                            'Certificateholders' and, together with the Noteholders, the
                                            'Securityholders') as of the close of business on the Record Date.
  B. Final Scheduled Payment
       Date...............................  The Final Scheduled Payment Date for the Certificates will be the
                                            June 2003 Payment Date.
  C. Subordination of the Certificates....  The Certificates will not receive any payment of principal or interest on a Payment Date until the full amount of the Class A
                                            Noteholders' Interest Distributable Amount due to the Class A
                                            Noteholders with respect to such Payment Date has been deposited in the Distribution Account. The Certificates will not receive any payment of principal on a Payment Date until the full amount of the
                                            Class A Noteholders' Interest Distributable Amount and the Class A
                                            Noteholders' Principal Distributable Amount due to the Class A
                                            Noteholders with respect to such Payment Date has been deposited in the Distribution Account. Upon the occurrence and during the continuance of an Event of Default, the Certificates will not receive any payment of principal or interest on a Payment Date until the full amount of the Noteholders' Distributable Amount due to the Class A
                                            Noteholders with respect to such Payment Date has been deposited in the Distribution Account.
  D. Pass-Through Rate....................  The Certificates will bear interest at a rate not to exceed 10.75%
                                            per annum (the 'Pass-Through Rate'). Interest on the
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                                            Certificates will be calculated on the basis of a 360 day year consisting of twelve 30 day months.
  E. Interest.............................  On each Payment Date, the Certificateholders will be entitled to receive, pro rata, thirty (30) days of interest at the Pass-Through
                                            Rate on the outstanding principal amount of the Certificates at the close of business on the last day of the related Collection Period.
                                            Notwithstanding the foregoing, on the first Payment Date, the interest payable to the Certificateholders of record will be an amount equal to the product of (a) the Pass-Through Rate, (b) the initial principal amount of Certificates and (c) a fraction (i) the numerator of which is the number of days from and including the
                                            Closing Date to and including December 14, 1997 and (ii) the denominator of which is 360. Interest on the Certificates which is due but not paid on any Payment Date will be payable on the next
                                            Payment Date together with, to the extent permitted by law, interest on such unpaid amount at the Pass-Through Rate. See 'Description of the Securities -- Payment of Interest' in this Prospectus Supplement.
  F. Principal............................  Principal of the Certificates will be payable on each Payment Date in an amount equal to the Certificateholders' Principal Distributable
                                            Amount for the related Collection Period. The 'Certificateholders'
                                            Principal Distributable Amount' is equal to the sum of (x) the
                                            Certificateholders' Percentage (as of each Payment Date) of the
                                            Principal Distributable Amount and (y) any unpaid portion of the amount described in clause (x) with respect to a prior Payment Date.
                                            On each Payment Date an amount equal to the lesser of (x) the portion of the Total Distribution Amount remaining after application thereof to pay all senior distributions as described in 'Priority of
                                            Payments' below and (y) the Certificateholders' Principal
                                            Distributable Amount will be applied to pay principal of the
                                            Certificates until the principal balance of the Certificates has been reduced to zero.
                                            The 'Certificateholders' Percentage' will (a) on any Payment Date prior to the Payment Date on which the principal amount of the Class
                                            A-2 Notes is reduced to zero, be 5.0%, (b) on the Payment Date on which the principal amount of the Class A-2 Notes is reduced to zero and each Payment Date thereafter until the principal amount of the
                                            Certificates is reduced to zero, be 100%.
  G. Optional Redemption..................  The Certificates and the Notes, to the extent still outstanding, may be redeemed in whole, but not in part, on any Payment Date on which the Servicer exercises its option to purchase all the Receivables as of the last day of any Collection Period on or after which the aggregate Principal Balance of the Receivables is equal to 10% or less of the Original Pool Balance, at a redemption price equal to at least the unpaid principal amount of the Certificates and the Notes, plus accrued and unpaid interest thereon. See 'Description of the
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                                            Securities -- Optional Redemption' in this Prospectus Supplement.
  H. Mandatory Redemption.................  If upon the occurrence of an Event of Default, the Notes are accelerated, the Certificates will be subject to prepayment, to the extent of amounts remaining after payment in full of the Notes in connection with any liquidation of the Trust Assets. See 'Description of the Trust Documents -- Events of Default' and 'Description of the
                                            Securities -- Mandatory Redemption' in this Prospectus Supplement.
Priority of Payments......................  On each Payment Date, the Indenture Trustee shall make the following distributions in the following order of priority:
                                            (i) to the Servicer, the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods; provided, however, that as long as
                                                CPS is the Servicer and Norwest Bank Minnesota, National
                                                Association is the Standby Servicer, the Indenture Trustee will first pay to the Standby Servicer out of the Servicing Fee otherwise payable to CPS an amount equal to the Standby Fee;
                                            (ii) in the event the Standby Servicer becomes the successor
                                                 Servicer, to the Standby Servicer, reasonable transition
                                                 expenses (up to a maximum of $50,000) incurred in acting as successor Servicer;
                                            (iii) to the Indenture Trustee and the Owner Trustee, pro rata, the
                                                  Trustee Fees (as defined herein) and reasonable out-of-pocket expenses and all unpaid Trustee Fees and unpaid reasonable out-of-pocket expenses from prior Collection Periods;
                                            (iv) to the Collateral Agent, all fees and expenses payable to the
                                                 Collateral Agent with respect to such Payment Date;
                                            (v) to the Class A Noteholders, the Class A Noteholders' Interest
                                                Distributable Amount, to be distributed as described under
                                                'Description of the Trust Documents -- Distributions';
                                            (vi) unless an Event of Default has occurred and is continuing, to the Certificateholders, the Certificateholders' Interest
                                                 Distributable Amount to be distributed as described under
                                                 'Description of the Trust Documents -- Distributions';
                                            (vii) to the Class A Noteholders, the Class A Noteholders' Principal
                                                  Distributable Amount, to be distributed as described under
                                                  'Description of the Trust Documents -- Distributions';
                                            (viii) to the Insurer, any amounts due to the Insurer under the terms of the Insurance Agreement (as defined herein);
                                            (ix) in the event any Person other than the Standby Servicer becomes the successor Servicer, to such successor Servicer, from the
                                                 Total Distribution Amount (as such Total Distribution Amount has been reduced by payments pursuant to clauses (i) through (viii)
                                                 above) to
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                                                 the extent not previously paid by the predecessor Servicer, reasonable transition expenses (up to a maximum of $50,000 for all such expenses) incurred in acting as successor Servicer;
                                            (x) unless an Event of Default has occurred and is continuing, to the
                                                Certificateholders, the Certificateholders' Principal
                                                Distributable Amount to be distributed as described under
                                                'Description of the Trust Documents -- Distributions';
                                            (xi) until the Target Payment Date, the remaining Total Distribution
                                                 Amount, if any, to the holders of the then paying class of Class
                                                 A Notes as a payment of principal;
                                            (xii) if an Event of Default shall have occurred and be continuing, to the Certificateholders, the Certificateholders' Interest
                                                  Distributable Amount, to be distributed as described under
                                                  'Description of the Trust Documents Distributions';
                                            (xiii) if an Event of Default shall have occurred and be continuing, to the Certificateholders, the Certificateholders' Principal
                                                   Distributable Amount, to be distributed as described under
                                                   'Description of the Trust Documents Distributions'; and
                                            (xiv) after the Target Payment Date, to the Collateral Agent, for deposit into the Spread Account, the remaining Total
                                                  Distribution Amount, if any.
                                            The Certificates will not receive any payment of principal or interest on any Payment Date prior to the Target Payment Date if an
                                            Event of Default is continuing on such Payment Date, and the
                                            Certificates will not receive any payments of interest or principal on any Payment Date after the Target Payment Date if an Event of
                                            Default is continuing on such Payment Date until the full amount of the Noteholders' Distributable Amount due to the Class A Noteholders
                                            with respect to such Payment Date has been deposited in the
                                            Distribution Account. See 'Description of the Trust
                                            Documents -- Distributions -- Priority of Distribution Amounts' in
                                            this Prospectus Supplement.
Record Dates..............................  The record date applicable to each Payment Date (each, a 'Record
                                            Date') will be the 10th day of the calendar month in which such
                                            Payment Date occurs.
The Policy................................  On the Closing Date, the Insurer will issue the Policy to the
                                            Indenture Trustee for the benefit of the Class A Noteholders (the
                                            'Policy'). Pursuant to the Policy, the Insurer will unconditionally and irrevocably guarantee to the Class A Noteholders payment of the
                                            Class A Noteholders' Interest Distributable Amount and the Class A
                                            Noteholders' Principal Distributable Amount (collectively, the
                                            'Scheduled Payments') on each Payment Date. The Certificates do not have the benefit of the Policy.
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Spread Account............................  As part of the consideration for the issuance of the Policy, the
                                            Seller has agreed to cause the Spread Account to be established with the Collateral Agent for the benefit of the Insurer and the Indenture
                                            Trustee on behalf of the Class A Noteholders. After the Target
                                            Payment Date any portion of the Total Distribution Amount remaining on any Payment Date after payment of all fees and expenses due on such date to the Servicer, the Standby Servicer, the Indenture
                                            Trustee, the Owner Trustee, the Collateral Agent, the Insurer, any
                                            successor Servicer and all principal and interest payments due to the
                                            Noteholders and Certificateholders on such Payment Date, will be deposited in the Spread Account and held by the Collateral Agent for the benefit of the Indenture Trustee, on behalf of the Class A
                                            Noteholders, and the Insurer. Amounts on deposit in the Spread
                                            Account on any Payment Date which (after all payments required to be made on such date have been made) are in excess of the requisite amount determined from time to time in accordance with certain portfolio performance tests agreed upon by the Insurer and the Seller as a condition to the issuance of the Policy (such requisite amount, the 'Requisite Amount') will be released to or at the direction of the Seller. Because the Requisite Amount or the existence of the
                                            Spread Account may be modified or terminated by the Insurer prior to the occurrence and continuation of an Insurer Default with the written consent of CPS, the Seller and the Collateral Agent (but without the consent of the Noteholders), Class A Noteholders should not rely on amounts in the Spread Account for payments of principal of or interest on the Class A Notes; provided, however, that the
                                            Insurer will agree that it will not modify the terms of or terminate the existence of the Spread Account such that the Class A Notes, without the benefit of the Policy, would be rated less than 'BBB' by
                                            Standard & Poor's or 'Baa2' by Moody's. See 'Description of the Trust
                                            Documents -- Distributions -- The Spread Account' in this Prospectus
                                            Supplement.
Repurchases and Purchases of
     Certain Receivables..................  CPS has made certain representations and warranties relating to the
                                            Receivables (including the Samco Receivables and the Linc
                                            Receivables) to the Seller in the CPS Purchase Agreement, and the
                                            Seller has made such representations and warranties for the benefit of the Trust and the Insurer in the Sale and Servicing Agreement. The
                                            Indenture Trustee, as acknowledged assignee of the repurchase obligations of CPS under the CPS Purchase Agreement, will be entitled to require CPS to repurchase any Receivable (including any Samco
                                            Receivable or Linc Receivable) if such Receivable is materially and adversely affected by a breach of any representation or warranty made by CPS with respect to the Receivable and such breach has not been cured as of the last day of the second (or, if CPS elects, the first)
                                            month following discovery thereof by the Seller or CPS or notice to the Seller
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                                            or CPS. See 'Description of the Trust Documents -- Sale and
                                            Assignment of Receivables' in the Prospectus.
                                            The Servicer will be obligated to repurchase any Receivable if, among other things, it extends the date for final payment by the Obligor of such Receivable beyond the last day of the penultimate Collection
                                            Period preceding the Final Scheduled Payment Date or fails to maintain a perfected security interest in the Financed Vehicle. See
                                            'Description of the Trust Documents -- Servicing Procedures' in this
                                            Prospectus Supplement and in the Prospectus.
Servicing.................................  The Servicer will be responsible for servicing, managing and making collections on the Receivables. On or prior to the next billing period after the Cutoff Date, the Servicer will notify each Obligor to make payments with respect to the Receivables after the Cutoff
                                            Date directly to a post office box in the name of the Indenture
                                            Trustee for the benefit of the Noteholders and the Insurer (the 'Post
                                            Office Box'). On each Business Day, Bank of America National Trust and Savings Association, as the lock-box processor (the 'Lock-Box
                                            Processor'), will transfer any such payments received in the Post
                                            Office Box to a segregated lock-box account at Bank of America
                                            National Trust and Savings Association (the 'Lock-Box Bank') in the
                                            name of the Indenture Trustee for the benefit of the Noteholders and the Insurer (the 'Lock-Box Account'). Within two Business Days of
                                            receipt of funds into the Lock-Box Account, the Servicer is required to direct the Lock-Box Bank to effect a transfer of funds from the
                                            Lock-Box Account to one or more accounts established with the
                                            Indenture Trustee. See 'Description of the Trust Documents --
                                            Accounts' in this Prospectus Supplement and 'Description of the Trust
                                            Documents -- Payments on Receivables' in the Prospectus.
Standby Servicer..........................  Norwest Bank Minnesota, National Association, a national banking association, located at Sixth Street and Marquette Avenue,
                                            Minneapolis, Minnesota.
                                            If a Servicer Termination Event occurs and remains unremedied, (1)
                                            provided no Insurer Default has occurred and is continuing, then the
                                            Insurer in its sole and absolute discretion, or (2) if an Insurer
                                            Default shall have occurred and be continuing, then the Indenture
                                            Trustee may, with the consent of the Class A Note Majority (as defined herein) or with the consent of the Certificate Majority (as defined herein), if the Class A Notes have been paid in full terminate the rights and obligations of the Servicer under the Sale and Servicing Agreement. If such event occurs when CPS is the
                                            Servicer, or if CPS resigns as Servicer or is terminated as Servicer by the Insurer, Norwest Bank Minnesota, National Association (in such capacity, the 'Standby Servicer') has agreed to serve as successor
                                            Servicer under the Sale and Servicing Agreement pursuant to a
                                            Servicing Assumption Agreement dated as of December 1, 1997 among
                                            CPS, the
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                                            Standby Servicer and the Indenture Trustee (the 'Servicing Assumption
                                            Agreement'). The Standby Servicer will receive a portion of the
                                            Servicing Fee (the 'Standby Fee') for agreeing to stand by as successor Servicer and for performing other functions. If the Standby
                                            Servicer or any other entity serving at the time as Standby Servicer becomes the successor Servicer, it will receive compensation at a
                                            Servicing Fee Rate not to exceed 3.00% per annum. See 'The Standby
                                            Servicer' in this Prospectus Supplement.
Servicing Fee.............................  The Servicer will be entitled to receive a Servicing Fee on each
                                            Payment Date equal to the sum of (i) the product of one-twelfth times
                                            2.00% (the 'Servicing Fee Rate') of the Pool Balance as of the close of business on the last day of the second preceding Collection Period plus (ii) the product of one-twelfth times 0.08% of the aggregate principal balance of the Securities as of the close of business on the last day of the second preceding Collection Period; provided, however, that with respect to the first Payment Date the Servicer will be entitled to receive a Servicing Fee equal to the sum of (i)
                                            the product of (x) the number of days from the Closing Date to and including December 14, 1997, (y) 1/360 and (z) 2.00% of the Original
                                            Pool Balance plus (ii) the product of (x) the number of days from the
                                            Closing Date to and including December 14, 1997, (y) 1/360 and (z)
                                            0.08% of the aggregate principal balance of the Securities as of the
                                            Closing Date. As additional servicing compensation, the Servicer will also be entitled to receive certain late fees, prepayment charges and other administrative fees or similar charges. For so long as CPS is
                                            Servicer, a portion of the Servicing Fee, equal to the Standby Fee, will be payable to the Standby Servicer.
Certain Legal Aspects of
     the Receivables......................  In connection with the sale of the Receivables, security interests in the Financed Vehicles securing the Receivables will be assigned by
                                            CPS, Samco or Linc, as applicable, to the Seller pursuant to the applicable Purchase Agreement and by the Seller to the Trustee
                                            pursuant to the Sale and Servicing Agreement. The Receivables which are Samco Receivables, representing approximately 4.07% of the aggregate principal balance of the Receivables as of the Cutoff Date, have been originated by CPS's 80% owned subsidiary, Samco, and will be purchased by the Seller from Samco prior to consummation of the transfer of Receivables contemplated in the Sale and Servicing
                                            Agreement. The Receivables which are Linc Receivables, representing approximately 6.80% of the aggregate principal balance of the
                                            Receivables as of the Cutoff Date, have been originated by CPS's 80%
                                            owned subsidiary, Linc and will be purchased by the Seller from Samco prior to consummation of the transfer of Receivables contemplated in the Sale and Servicing Agreement. The certificates of title to the
                                            Financed Vehicles securing the CPS Receivables show CPS as the lienholder, the certificates of title to Financed Vehicles securing the Samco Receivables show Samco as the lienholder
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                                            and the certificates of title to Financed Vehicles securing the Linc
                                            Receivables show Linc as the lienholder. Due to the administrative burden and expense, the certificates of title to the Financed
                                            Vehicles securing the Receivables will not be amended or reissued to reflect the assignment thereof to the Seller, nor will the certificates of title to any Financed Vehicles be amended or reissued to reflect the assignment thereof to the Trust. In the absence of such an amendment, the Trust may not have a perfected security interest in the Financed Vehicles securing the Receivables in some states.
                                            By virtue of the assignment of the Purchase Agreements to the Trust,
                                            CPS and, pursuant to the Sale and Servicing Agreement, the Seller, will be obligated to repurchase any Receivable (including any Samco
                                            Receivable and any Linc Receivable) sold to the Trust by the Seller, as to which there did not exist on the Closing Date a perfected security interest in the name of CPS, Samco or Linc in the Financed
                                            Vehicle securing such Receivable, and the Servicer will be obligated to purchase any Receivable sold to the Trust as to which it failed to maintain a perfected security interest in the name of CPS, Samco or
                                            Linc in the Financed Vehicle securing such Receivable (which perfected security interest has been assigned to, and is for the benefit of, the Trust) if, in either case, such breach materially and adversely affects the interests of the Trust, the Indenture Trustee or the Insurer in such Receivable and if such failure or breach is not cured by the last day of the second (or, if CPS or the Servicer, as the case may be, elects, the first) month following the discovery by or notice to CPS or the Servicer, as the case may be, of such breach. To the extent the security interest of CPS, Samco or Linc is perfected, the Trust will have a prior claim over subsequent purchasers of such Financed Vehicle and holders of subsequently perfected security interests. However, as against liens for repairs of a Financed Vehicle or for unpaid storage charges or for taxes unpaid by an Obligor under a Receivable, or through fraud, forgery or negligence or error, CPS, Samco or Linc, and therefore the Trust, could lose its prior perfected security interest in a Financed
                                            Vehicle. None of CPS, the Seller or the Servicer will have any obligation to purchase a Receivable as to which a lien for repairs of a Financed Vehicle or for taxes unpaid by an Obligor under a
                                            Receivable result in losing the priority of the security interest in such Financed Vehicle after the Closing Date. See 'Risk
                                            Factors -- Certain Legal Aspects -- Lack of Perfected Security
                                            Interest in Financed Vehicles' in this Prospectus Supplement and in the Prospectus.
Certain Legal Aspects Consumer
     Protection Laws......................  Federal and state consumer protection laws impose requirements on creditors in connection with extensions of credit and collections of retail installment loans. Because of the consumer-oriented nature of the non-prime automobile industry, uncertainty regarding the application of certain of such laws to particular circumstances, as well as the willingness
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                                            of some courts and regulatory agencies to adopt novel interpretations of such laws, participants in the non-prime automobile financing business are frequently named as defendants in litigation involving such laws. Any violation of such laws, or litigation alleging such a violation, with respect to a Receivable could give rise to claims and defenses by an Obligor against CPS, the Seller, the Depositor, the
                                            Owner Trustee, the Trust or the Indenture Trustee, or subject them to claims for damages or legal sanction. In some cases, substantial jury verdicts have been upheld. In addition, an Obligor may be entitled to assert against CPS, the Seller, the Depositor, the Owner Trustee, the
                                            Trust and the Indenture Trustee claims or defenses which it had against the seller of the Financed Vehicle. To the extent specified herein, CPS will be obligated to purchase any Receivable sold to the
                                            Trust that failed to comply with such legal requirements. See
                                            'Certain Legal Aspects of the Receivables -- Consumer Protection
                                            Laws' in the Prospectus.
Book-Entry Notes..........................  The Class A Notes initially will be represented by one or more notes registered in the name of Cede & Co. ('Cede') as the nominee of The
                                            Depository Trust Company ('DTC'), and will only be available in the form of book-entries on the records of DTC and participating members thereof. Persons acquiring beneficial ownership interests in the
                                            Class A Notes may elect to hold their Class A Notes through DTC, in the United States, or Centrale de Livraison de Valeurs Mobilieres
                                            S.A. ('CEDEL') or the Euroclear System ('Euroclear'), in Europe.
                                            Transfers within DTC, CEDEL or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. So long as the Class A Notes are book-entry Notes, such Notes will be evidenced by one or more Class A Notes registered in the name of Cede, as the nominee of DTC or one of the relevant depositories (collectively, the 'European Depositaries'). Crossmarket transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through CEDEL or Euroclear, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its European Depositary, and each participating member of DTC. Class A Notes will be issued in definitive form only under the limited circumstances described herein. All references herein to 'holders' of the Class A Notes or
                                            'Class A Noteholders' shall reflect the rights of beneficial owners of the Class A Notes (the 'Note Owners') as they may indirectly exercise such rights through DTC and participating members thereof, except as otherwise specified herein. See 'Registration of Notes' in this Prospectus Supplement and 'Description of the
                                            Securities -- Book-Entry Registration' and ' -- Definitive Notes' in
                                            the Prospectus.
Tax Status................................  In the opinion of Mayer, Brown & Platt ('Federal Tax Counsel'), for
                                            Federal income tax purposes the Class A Notes
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                                            will be characterized as debt and the Trust will not be characterized as an association (or publicly traded partnership) taxable as a corporation. Each Noteholder, by the acceptance of a Note, will agree to treat the Notes as indebtedness for Federal income tax purposes.
                                            See 'Federal Income Tax Consequences' in the Prospectus and 'Federal
                                            Income Tax Consequences' in this Prospectus Supplement for additional information concerning the application of Federal tax laws to the
                                            Trust and the Notes.
ERISA Considerations......................  Subject to the conditions and considerations discussed under 'ERISA
                                            Considerations' in this Prospectus Supplement, the Class A Notes are eligible for purchase by pension, profit-sharing or other employee benefit plans, as well as individual retirement accounts and certain types of Keogh Plans (each, a 'Benefit Plan'). By its acquisition of a Class A Note, each Benefit Plan shall be deemed to represent that its purchase and holding of the Class A Note will not give rise to a non-exempt prohibited transaction. See 'ERISA Considerations' in this
                                            Prospectus Supplement.
Rating of the Notes.......................  It is a condition of issuance that the Class A Notes be rated 'Aaa'
                                            by Moody's Investors Service, Inc. ('Moody's') and 'AAA' by Standard
                                            & Poor's Rating Services ('Standard & Poor's' and together with
                                            Moody's, the 'Rating Agencies'), on the basis of the issuance of the
                                            Policy by the Insurer. A security rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time by the assigning Rating Agency. See 'Risk Factors Ratings of the
                                            Notes' in this Prospectus Supplement.
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                                  RISK FACTORS

     In addition to the other information in this Prospectus Supplement and the Prospectus, prospective Noteholders should consider the following factors, as well as those matters discussed in 'Risk Factors' in the Prospectus, in evaluating an investment in the Notes:

SUB-PRIME OBLIGORS; SERVICING

     CPS purchases loans originated for assignment to CPS or a subsidiary through automobile dealers or IFCs. CPS services its dealers through a network of employee and independent marketing representatives, through its 80% owned subsidiary, Samco Acceptance Corp. and through its 80% owned subsidiary, Linc
Acceptance Company LLC. CPS's customers are generally considered to have marginal credit and fall into one of two categories: customers with moderate income, limited assets and other income characteristics which cause difficulty in borrowing from banks, captive finance companies of automakers or other traditional sources of auto loan financing; and customers with a derogatory credit record including a history of irregular employment, previous bankruptcy filings, repossessions of property, charged-off loans and garnishment of wages.
The payment experience on Receivables of Obligors with marginal credit is likely to be different than that on receivables of traditional auto financing sources and is likely to be more sensitive to changes in the economic climate in the areas in which such Obligors reside.

     The servicing of receivables of customers with marginal credit requires special skill and diligence. The Servicer believes that its credit loss and delinquency experience reflects in part its trained staff and collection procedures. If a Servicer Termination Event occurs and CPS is removed as Servicer or, if CPS resigns or is terminated as Servicer by the Insurer, the Standby Servicer has agreed to assume the obligations of successor Servicer under the Sale and Servicing Agreement. See 'Description of the Trust
Documents -- Rights Upon Servicer Termination Event' in this Prospectus
Supplement. There can be no assurance, however, that collections with respect to the Receivables will not be adversely affected by any change in Servicer. See
'The Standby Servicer' in this Prospectus Supplement.

     The Sale and Servicing Agreement provides that the rights and obligations of the Servicer terminate after 90 days unless renewed by the Insurer for successive 90-day periods. The Insurer will agree to grant continuous renewals so long as (i) no Servicer Termination Event under the Sale and Servicing
Agreement has occurred and (ii) no event of default under the insurance and indemnity agreement among CPS, the Seller and the Insurer (the 'Insurance
Agreement') has occurred.

TRUST RELATIONSHIP TO THE SELLER AND CPS

     In connection with each sale of Receivables by CPS, Samco or Linc to the Seller and by the Seller to the Trust, each of CPS and the Seller will make representations and warranties with respect to the characteristics of such Receivables. In certain circumstances as set forth herein, CPS and the Seller are required to repurchase Receivables with respect to which such representations or warranties are not true as of the date made. Neither CPS nor the Seller is otherwise obligated with respect to the Notes. See 'Description of the Trust Documents -- Sale and Assignment of the Receivables' in this Prospectus Supplement.

CERTAIN LEGAL ASPECTS -- LACK OF PERFECTED SECURITY INTERESTS IN FINANCED
VEHICLES

     Due to the administrative burden and expense, the certificates of title to the Financed Vehicles securing the Receivables will not be amended or reissued to reflect the assignment of the Receivables to the Seller by CPS, Samco or Linc, as applicable, nor will the certificates of title to any of the Financed
Vehicles (including those securing the Samco Receivables and the Linc
Receivables) be amended or reissued to reflect the assignment to the Trust. In the absence of such an amendment or reissuance, the Trust may not have a perfected security interest in the Financed Vehicles securing the Receivables in some states. By virtue of the assignment of the Purchase Agreements to the Trust, CPS, and pursuant to the Sale and Servicing Agreement, the Seller will be obligated to repurchase any Receivable sold to the Trust by the Seller
(including any Samco Receivable or Linc Receivable) as to which there did not exist on the Closing Date a perfected security interest in the name of CPS, Samco or Linc in the Financed

                                      S-19





Vehicle securing such Receivable, and the Servicer will be obligated to purchase any Receivable sold to the Trust as to which it failed to maintain a perfected security interest in the name of CPS, Samco or Linc in the Financed Vehicle securing such Receivable if, in either case, such breach materially and adversely affects the interests of the Trust, the Indenture Trustee or the Insurer in such Receivable and if such failure or breach is not cured prior to the expiration of the applicable cure period. To the extent the security interest of CPS, Samco or Linc is perfected, the Trust will have a prior claim over subsequent purchasers of such Financed Vehicle and holders of subsequently perfected security interests. However, as against liens for repairs of a Financed Vehicle or for taxes unpaid by an Obligor under a Receivable, or through fraud, forgery, negligence or error, CPS, Samco or Linc, and therefore the Trust, could lose the priority of its security interest or its security interest in a Financed Vehicle. None of CPS, the Seller nor the Servicer will have any obligation to purchase a Receivable as to which a lien for repairs of a Financed Vehicle or for taxes unpaid by an Obligor under a Receivable result in losing the priority of the security interest in such Financed Vehicle after the Closing Date. See 'Certain Legal Aspects of the Receivables -- Security Interest in Vehicles' in the Prospectus.

GEOGRAPHIC CONCENTRATION

     As of the Cutoff Date, 19.24% of the Receivables by Principal Balance had Obligors residing in the State of California. Economic conditions in the State of California may affect the delinquency, loan loss and repossession experience of the Trust with respect to the Receivables. See 'The Receivables Pool' in this Prospectus Supplement.

LIMITED ASSETS

     The Trust does not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Receivables and amounts on deposit in certain accounts held by the Indenture Trustee on behalf of the Noteholders. The Notes represent obligations solely of the Trust and are not obligations of, and will not be insured or guaranteed by, the Seller, the Servicer, the Indenture Trustee or any other person or entity except for the guaranty provided with respect to the Class A Notes by the Insurer pursuant to the Policy, as described herein. The Seller will take such steps as are necessary for the Insurer to issue the Policy to the Indenture Trustee for the benefit of the Class A Noteholders. Under the Policy, the Insurer will unconditionally and irrevocably guarantee to the Class A Noteholders full and complete payment of the Scheduled Payments on each Payment Date. Although the Policy will be available on each Payment Date to cover shortfalls in distributions of the Class A Noteholders' Distributable Amount on such Payment Date, in the event of an Insurer Default, the Class A Noteholders must rely on the collections on the Receivables, and the proceeds from the repossession and sale of Financed Vehicles which secure defaulted Receivables. In such event, certain factors, such as the Trust not having perfected security interests in the Financed Vehicles, may affect the Trust's ability to realize on the collateral securing the Receivables and thus may reduce the proceeds to be distributed to Noteholders on a current basis. See 'Credit Enhancement', 'Description of the Securities -- Payment of Principal', ' -- Payment of Interest' and 'The Insurer' herein.

RISK OF CHANGES IN DELINQUENCY AND LOAN LOSS EXPERIENCE

     CPS began purchasing Contracts from Dealers in October 1991. Although CPS has calculated and presented herein its net loss experience with respect to its servicing portfolio, there can be no assurance that the information presented will reflect actual experience with respect to the Receivables. In addition, there can be no assurance that the future delinquency or loan loss experience of the Trust with respect to the Receivables will be better or worse than that set forth herein with respect to CPS's servicing portfolio. See 'CPS's Automobile Contract Portfolio -- Delinquency and Loss Experience' in this Prospectus Supplement. Although credit history on Samco's and Linc's originations is limited, CPS expects that the delinquency and net credit loss and repossession experience with respect to the Receivables originated by Samco and Linc will be similar to that of CPS's existing portfolio.

RATINGS OF THE NOTES

     It is a condition to the issuance of the Class A Notes that the Class A Notes be rated 'Aaa' by Moody's and 'AAA' by Standard & Poor's, on the basis of the issuance of the Policy by the Insurer. A rating is not a recommendation to purchase, hold or sell the Notes, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The Rating Agencies do not evaluate, and the ratings do not address, the possibility that Noteholders may receive a lower than anticipated yield. There is no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant. The ratings of the Class A Notes are based primarily on the rating of the Insurer. Upon an Insurer Default the rating on the Class A Notes may be lowered or withdrawn entirely. In the event that any rating initially assigned to the Class A Notes were subsequently lowered or withdrawn for any reason, including by reason of a downgrading of the Insurer's claims-paying ability, no person or entity will be obligated to provide any additional credit enhancement with respect to the Class A Notes. Any reduction or withdrawal of a rating may have an adverse effect on the liquidity and market price of the Class A Notes.

FINAL SCHEDULED PAYMENT DATES OF THE NOTES

     The Final Scheduled Payment Date for each class of Notes which is specified at page S-6 herein, is the date by which the principal thereof is required to be fully paid. The Final Scheduled Payment Date for each class of Notes has been determined so that distributions on the underlying Receivables will be sufficient to retire each such class on or before its respective Final Scheduled Payment Date without the necessity of a claim on the Policy. However, because
(i) some prepayments of the Receivables are likely and (ii) certain of the Receivables have terms to maturity that are shorter than the term to maturity assumed in calculating each class's Final Scheduled Payment Date, the actual payment of any class of Notes likely will occur earlier, and could occur significantly earlier, than such class's Final Scheduled Payment Date. Nevertheless, there can be no assurance that the final distribution of principal of any or all classes of Notes will be earlier than such class's Final Scheduled Payment Date.

                             FORMATION OF THE TRUST

     The Issuer, CPS Auto Receivables Trust 1997-5, is a business trust formed under the laws of the State of Delaware pursuant to the Trust Agreement. Prior to the sale and assignment of the Trust Assets to the Trust, the Trust will have no assets or obligations or any operating history. The Trust will not engage in any business other than (i) acquiring, holding and managing the Receivables, the other assets of the Trust and any proceeds thereof, (ii) issuing the Notes and the Certificates, (iii) making payments in respect of the Notes and the Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto.

     The Servicer will initially service the Receivables pursuant to the Sale and Servicing Agreement and will be compensated for acting as the Servicer. See 'Description of the Trust Documents -- Servicing Compensation' in this Prospectus Supplement. The Indenture Trustee will be appointed custodian for the Receivables and the certificates of title relating to the Financed Vehicles, and the Receivables and such certificates of title will be delivered to and held in physical custody by the Indenture Trustee. However, the Receivables will not be marked or stamped to indicate that they have been sold to the Trust, and the certificates of title to the Financed Vehicles will not be endorsed or otherwise amended to identify the Trust or the Indenture Trustee as the new secured party. In the absence of amendments to the certificates of title, the Indenture Trustee may not have perfected security interests in the Financed Vehicles securing the Receivables originated in some states. See 'Certain Legal Aspects of the Receivables' in the Prospectus.

     The Trust will initially be capitalized by the Seller with equity equal to $10 and certificates with an aggregate original principal balance of $4,781,307 will be sold to third party investors. The equity of the Trust, together with the proceeds of the initial sale of the Notes and the Certificates, will be used by the Trust to purchase the Receivables from the Seller and to fund the deposits into the Spread Account (described under 'Description of the Trust Documents -- Accounts' in this Prospectus Supplement).

The Trust will not acquire any assets other than the Trust Assets, and it is not anticipated that the Trust will have any need for additional capital resources. Because the Trust will have no operating history upon its establishment and will not engage in any business other than acquiring and holding the Trust Assets, issuing the Securities and distributing payments on the Securities, no historical or pro forma financial statements or ratios of earnings to fixed charges with respect to the Trust have been included herein.

THE OWNER TRUSTEE

     Bankers Trust (Delaware), the Owner Trustee under the Trust Agreement, is a Delaware banking corporation and its principal offices are located at 1011 Centre Road, Suite 200, Wilmington, Delaware 19805-1266. The Owner Trustee will perform limited administrative functions under the Trust Agreement. The Owner Trustee's duties in connection with the issuance and sale of the Securities is limited solely to the express obligations of the Owner Trustee set forth in the Trust Agreement and the Sale and Servicing Agreement.

THE INDENTURE TRUSTEE

     Norwest Bank Minnesota, National Association, a national banking association, is the Indenture Trustee under the Indenture. The principal offices of the Indenture Trustee are located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota. The Indenture Trustee's duties in connection with the Notes are limited solely to its express obligations under the Indenture and the Sale and Servicing Agreement.

                                THE TRUST ASSETS

     The Trust Assets include retail installment sale contracts on used and new automobiles, light trucks, vans and minivans between dealers (the 'Dealers'), IFCs or Deposit Institutions and retail purchasers (the 'Obligors') and, with respect to Receivables that are Rule of 78's Receivables, certain monies due thereunder after the Cutoff Date and with respect to Receivables that are Simple Interest Receivables, certain monies received thereunder after the Cutoff Date. The Receivables were originated by the Dealers, IFCs or Deposit Institutions for assignment to CPS, Samco or Linc. Pursuant to agreements between the Dealers and CPS ('Dealer Agreements'), between the IFCs and Samco or between Deposit Institutions and Linc, the Receivables were purchased by CPS, Samco or Linc and, prior to the Closing Date, evidenced financing made available by CPS, Samco or Linc to the Obligors. The Trust Assets also include (i) such amounts as from time to time may be held in one or more trust accounts established and maintained by the Indenture Trustee pursuant to the Sale and Servicing Agreement, as described below; see 'Description of the Trust
Documents -- Accounts' in this Prospectus Supplement; (ii) the rights of the Seller under the Purchase Agreements; (iii) security interests in the Financed Vehicles; (v) the rights of the Seller to receive any proceeds with respect to the Receivables from claims on physical damage, credit life and credit accident and health insurance policies covering the Financed Vehicles or the Obligors, as the case may be; (vi) the rights of the Seller to refunds for the costs of extended service contracts and to refunds of unearned premiums with respect to credit life and credit accident and health insurance policies covering the Financed Vehicles or Obligors, as the case may be; and (vii) any and all proceeds of the foregoing. The Trust Assets also will include the Policy for the benefit of the Class A Noteholders.

                      CPS'S AUTOMOBILE CONTRACT PORTFOLIO

GENERAL

     CPS was incorporated in the State of California on March 8, 1991. CPS and its subsidiaries engage primarily in the business of purchasing, selling and servicing retail automobile installment sales contracts ('Contracts') originated by Dealers located primarily in California, Florida, Pennsylvania, Texas, Illinois and Nevada. CPS specializes in Contracts with borrowers ('Sub-Prime Borrowers') who generally would not be expected to qualify for traditional financing such as that provided by commercial banks or automobile manufacturers' captive finance companies. Sub-Prime Borrowers generally have limited credit history, lower than average income or past credit problems.

     On May 31, 1991, CPS acquired 100% of the stock of G&A Financial Services, Inc., a consumer loan servicing company, whose assets consisted primarily of servicing contracts with respect to loan portfolios owned by third parties. G&A Financial Services, Inc. has subsequently been dissolved. On September 1, 1991, CPS was engaged to act as a servicer for loan portfolios aggregating $16.5 million by two companies who had purchased such portfolios from the Resolution Trust Corp. As of December 31, 1994, CPS had terminated all such third-party servicing arrangements. On October 1, 1991, CPS began its program of purchasing Contracts from Dealers and selling them to institutional investors. Through September 30, 1997, CPS had purchased $1.2 billion of Contracts from Dealers and sold $1.1 billion of Contracts to institutional investors. CPS continues to service all of the Contracts it has purchased, including those it has re-sold.

     CPS has relationships and is party to Dealer Agreements with over 2,500 dealerships located in 42 states of the United States. CPS purchases Contracts from Dealers for a fee ranging from $0 to $1,195. A Dealer Agreement does not obligate a Dealer to submit Contracts for purchase by CPS, nor does it obligate CPS to purchase Contracts offered by the Dealers.

     CPS purchases Contracts from Dealers with the intent to resell them. CPS also purchases Contracts from third parties that have been originated by others. Contracts have been sold by CPS to institutional investors either as bulk sales or as private placements or public offerings of securities collateralized by the Contracts. Purchasers of the Contracts receive a pass-through rate of interest set at the time of the sale, and CPS receives a base servicing fee for its duties relating to the accounting for and collection of the Contracts. In addition, CPS is entitled to certain late fees, prepayment charges and other administrative fees and similar charges as excess servicing fees. Generally, CPS sells the Contracts to such institutional investors at face value and without recourse except that the representations and warranties made to CPS by the Dealers are similarly made to the investors by CPS.

     Samco employees call on IFCs primarily in the southeastern United States and present them with financing programs that are essentially identical to those which CPS markets directly to Dealers through its marketing representatives. CPS believes that a typical rural IFC has relationships with many local automobile purchasers as well as Dealers but, because of limitations of financial resources or capital structure, such IFCs generally are unable to provide 36, 48 or 60 month financing for an automobile. IFCs may offer Samco's financing programs to borrowers directly or indirectly through local dealers. Samco purchases contracts from the IFCs after its credit personnel have performed all of the same underwriting and verification procedures and have applied all the same credit criteria that CPS performs and applies for Contracts that CPS purchases from Dealers. Samco purchases Contracts at a discount ranging from 0% to 8% of the total amount financed under such Contracts. In addition, Samco generally charges IFCs an acquisition fee to defray the direct administrative costs associated with the processing of Contracts that are ultimately purchased by Samco. Servicing and collection procedures on Contracts owned by Samco are performed by CPS at its headquarters in Irvine, California. As of September 30, 1997, Samco had purchased 6,989 Contracts with original balances of $20.6 million.

     In May 1996, CPS formed Linc Acceptance Company LLC ('Linc'), an 80 percent-owned subsidiary based in Norwalk, Connecticut. Linc's business plan is to provide CPS's sub-prime auto finance products to deposit institutions such as banks, thrifts and credit unions ('Deposit Institutions'). CPS believes that such Deposit Institutions do not generally make loans to sub-prime borrowers even though they may have relationships with automobile dealers who sell vehicles to sub-prime borrowers and may have sub-prime borrowers as deposit customers.

     Linc's employees call on various Deposit Institutions and present them with a financing program that is similar to CPS's Alpha Program (as defined below). The Linc program is intended to result in a slightly more creditworthy borrower than CPS's Standard Program by requiring slightly higher income and lower debt-to-income ratios than CPS requires under its Standard Program. Linc's customers may offer its financing program to borrowers directly or to local Dealers. Linc typically purchases Contracts at par, without a fee to the Deposit Institution. Servicing and collection procedures on Contracts are performed entirely by CPS using its same personnel, procedures and systems as CPS uses for its own programs. As of September 30, 1997, Linc had purchased 360 Contracts with original balances aggregating $4.8 million.

     The principal executive offices of CPS are located at 2 Ada, Irvine, California 92618. CPS's telephone number is (714) 753-6800.

UNDERWRITING

     CPS markets its services to Dealers under four programs: the CPS Standard Program (the 'Standard Program'), the CPS First Time Buyer Program (the 'First Time Buyer Program'), the CPS Alpha Program (the 'Alpha Program') and the CPS Delta Program (the 'Delta Program'). CPS applies underwriting standards in purchasing loans on new and used vehicles from Dealers based upon the particular program under which the loan was submitted for purchase. The Alpha Program guidelines are designed to accommodate applicants who meet all the requirements of the Standard Program and exceed such requirements in respect of job stability, residence stability, income level or the nature of the credit history. The Delta Program guidelines are designed to accommodate applicants who may not meet all of the requirements of the Standard Program but who are deemed by CPS to be generally as creditworthy as Standard Program applicants. The First Time Buyer Program guidelines are designed to accommodate applicants who have not previously financed an automobile; such applicants must meet all the requirements of the Standard Program, as well as slightly higher income and down payment requirements. CPS uses the degree of the applicant's creditworthiness and the collateral value of the financed vehicle as the basic criteria in determining whether to purchase an installment sales contract from a Dealer. Each credit application provides current information regarding the applicant's employment and residence history, bank account information, debts, credit references, and other factors that bear on an applicant's creditworthiness. Upon receiving from the Dealer the completed application of a prospective purchaser and a one-page Dealer summary of the proposed financing, generally by facsimile copy, CPS obtains a credit report compiling credit information on the applicant from three credit bureaus. The credit report summarizes the applicant's credit history and paying habits, including such information as open accounts, delinquent payments, bankruptcy, repossessions, lawsuits and judgments. At this point a CPS loan officer will review the credit application, Dealer summary and credit report and will either conditionally approve or reject the application. Such conditional approval or rejection by the loan officer usually occurs within one business day of receipt of the credit application. The loan officer determines the conditions to his or her approval of a credit application based on many factors such as the applicant's residential situation, down payment, and collateral value with regard to the loan, employment history, monthly income level, household debt ratio and the applicant's credit history. Based on the stipulations of the loan officer, the Dealer and the applicant compile a more complete application package which is forwarded to CPS and reviewed by a processor for deficiencies. As part of this review, references are checked, direct calls are made to the applicant and employment income and residence verification is done. Upon the completion of his or her review, the processor forwards the application package to an underwriter for further review. The underwriter will confirm the satisfaction of any remaining deficiencies in the application package. Finally, before the loan is funded, the application package is checked for deficiencies again by a loan review officer. CPS conditionally approves approximately 50% of the credit applications it receives and ultimately purchases approximately 11% of the received applications.

     CPS has purchased portfolios of Contracts in bulk from other companies that had previously purchased the Contracts from Dealers. From July 1, 1994 to July 31, 1995, CPS made four such bulk purchases aggregating approximately $22.9 million. In considering bulk purchases, CPS carefully evaluates the credit profile and payment history of each portfolio and negotiates the purchase price accordingly. The credit profiles of the Contracts in each of the portfolios purchased are consistent with those in the underwriting standards used by CPS in its normal course of business. Bulk purchases were made at a purchase price approximately equal to a 7.0% discount from the aggregate principal balance of the Contracts. CPS has not purchased any portfolios of Contracts in bulk since July 31, 1995, but may consider doing so in the future.

     Generally, the amount funded by CPS will not exceed, in the case of new cars, 110% of the dealer invoice plus taxes, license fees, insurance and the cost of the service contract, and in the case of used cars, 115% of the value quoted in industry-accepted used car guides (such as the Kelley Wholesale Blue Book) plus the same additions as are allowed for new cars. The maximum amount that will be financed on any vehicle generally will not exceed $25,000. The maximum term of the Contract depends primarily on the age of the vehicle and its mileage. Vehicles having in excess of 80,000 miles will not be financed.

     The minimum downpayment required on the purchase of a vehicle is generally 10% to 15% of the purchase price. The downpayment may be made in cash, and/or with a trade-in car and, if available, a proven manufacturer's rebate. The cash and trade-in value must equal at least 50% of the minimum downpayment required, with the proven manufacturer's rebate constituting the remainder of the downpayment. CPS believes that the relatively high downpayment requirement will result in higher collateral values as a percentage of the amount financed and the selection of buyers with stronger commitment to the vehicle.

     Prior to purchasing any Contract, CPS verifies that the Obligor has arranged for casualty insurance by reviewing documentary evidence of the policy or by contacting the insurance company or agent. The policy must indicate that CPS is the lien holder and loss payee. The insurance company's name and policy expiration date are recorded in CPS's computerized system for ongoing monitoring.

     As loss payee, CPS receives all correspondence relevant to renewals or cancellations on the policy. Information from all such correspondence is updated to the computerized records. In the event that a policy reaches its expiration date without a renewal, or if CPS receives a notice that the policy has been canceled prior to its expiration date, a letter is generated to advise the borrower of its obligation to continue to provide insurance. If no action is taken by the borrower to insure the vehicle, two successive and more forceful letters are generated, after which the collection department will contact the borrower telephonically to further counsel the borrower, including possibly advising them that CPS has the right to repossess the vehicle if the borrower refuses to obtain insurance. Although it has the right, CPS rarely repossesses vehicles in such circumstances. In addition, CPS does not force place a policy and add the premium to the borrower's outstanding obligation, although it also has the right to do so. Rather in such circumstances the account is flagged as not having insurance and continuing efforts are made to get the Obligor to comply with the insurance requirement in the Contract. CPS believes that handling non-compliance with insurance requirements in this manner ultimately results in better portfolio performance because it believes that the increased monthly payment obligation of the borrower which would result from force placing insurance and adding the premium to the borrower's outstanding obligation would increase the likelihood of delinquency or default by such borrower on future monthly payments.

     Samco offers financing programs to IFCs which are essentially identical to those offered by CPS. The IFCs may offer Samco's financing programs to borrowers directly or indirectly through local Dealers. Upon submission of applications to Samco, Samco credit personnel, who have been trained by CPS, use CPS's proprietary systems to evaluate the borrower and the proposed Contract terms. Samco purchases contracts from the IFCs after its credit personnel have performed all of the underwriting and verification procedures and have applied all the same credit criteria that CPS performs and applies for Contracts it purchases from Dealers. Prior to CPS purchasing a Contract from Samco, CPS personnel perform procedures intended to verify that such Contract has been underwritten and originated in conformity with the requirements applied by CPS with respect to Contracts acquired by it directly from Dealers. Unlike Samco, which has employees who evaluate applications and make decisions to purchase Contracts, Linc applications for Contracts to be purchased by Linc are submitted by the Deposit Institution directly to CPS, where the approval, underwriting and purchase procedures will be performed by CPS staff who work with Linc as well as with the Dealers to which CPS markets its programs.

SERVICING AND COLLECTIONS

     CPS's servicing activities, both with respect to portfolios of Contracts sold by it to investors and with respect to portfolios of other receivables owned or originated by third parties, consist of collecting, accounting for and posting of all payments received with respect to such Contracts or other receivables, responding to borrower inquiries, taking steps to maintain the security interest granted in the Financed Vehicle or other collateral, investigating delinquencies, communicating with the borrower, repossessing and liquidating collateral when necessary, and generally monitoring each Contract or other receivable and related collateral. CPS maintains sophisticated data processing and management information systems to support its Contract and other receivable servicing activities.

     Upon the sale of a portfolio of Contracts to an investor, or upon the engagement of CPS by another receivable portfolio owner for CPS's services, CPS mails to borrowers monthly billing statements directing them to mail payments on the Contracts or other receivables to a lock-box account which is unique for each investor or portfolio owner. CPS engages an independent lock-box processing agent to retrieve and process payments received in the lock-box account. This results in a daily deposit to the investor or portfolio owner's account of the day's lock-box account receipts and a simultaneous electronic data transfer to CPS of the borrower payment data for posting to CPS's computerized records. Pursuant to the various servicing agreements with each investor or portfolio owner, CPS is required to deliver monthly reports reflecting all transaction activity with respect to the Contracts or other receivables.

     If an account becomes six days past due, CPS's collection staff typically attempts to contact the borrower with the aid of a high-penetration auto-dialing computer. A collection officer tries to establish contact with the customer and obtain a promise by the customer to make the overdue payment within seven days. If payment is not received by the end of such seven-day period, the customer is called again through the auto dialer system and the collection officer attempts to elicit a second promise to make the overdue payment within seven days. If a second promise to make the overdue payment is not satisfied, the account automatically is referred to a supervisor for further action. In most cases, if payment is not received by the tenth day after the due date, a late fee of approximately 5% of the delinquent payment is imposed. If the customer cannot be reached by a collection officer, a letter is automatically generated and the customer's references are contacted. Field agents (who are independent contractors) often make calls on customers who are unreachable or whose payment is thirty days or more delinquent. A decision to repossess the vehicle is generally made after 30 to 90 days of delinquency or three unfulfilled promises to make the overdue payment. Other than granting such limited extensions as are described under the heading 'Description of the Trust Documents -- Servicing Procedures' in the Prospectus, CPS does not modify or rewrite delinquent Contracts.

     On April 1, 1997 CPS established a satellite collection facility in Chesapeake, Virginia. The 16,000 square foot facility was opened with 35 staff dedicated solely to collections. The Chesapeake facility is on-line with CPS's automated collection system at its headquarters in Irvine, California. Chesapeake staff have been trained by Irvine collection management personnel at both the Chesapeake facility and at CPS's headquarters. Irvine collection management have the ability to allocate the collection workload between the two facilities as well as monitor the effectiveness of the collection effort by office and individual collector. CPS expects to add resources to both collection locations as its servicing portfolio grows.

     Servicing and collection procedures on Contracts owned by Samco and Linc are performed by CPS at its headquarters in Irvine, California and its Chesapeake, Virginia collection facility. However, Samco may solicit aid from the related IFC in collecting past due accounts with respect to which repossession may be considered.

DELINQUENCY AND LOSS EXPERIENCE

     Set forth on the following page is certain information concerning the experience of CPS pertaining to retail new and used automobile, light truck, van and minivan receivables, including those previously sold, which CPS continues to service. Contracts were first originated under the Delta Program in August 1994 and under the Alpha Program in April 1995. CPS has found that the delinquency and net credit loss and repossession experience with respect to the Delta Program is somewhat greater than under its Standard Program. CPS has found that the delinquency and net credit loss and repossession experience with respect to the Alpha Program is somewhat lower than that experienced under the Standard Program. CPS has purchased Contracts representing financing for first-time purchasers of automobiles since the inception of its Contract purchasing activities in 1991. Prior to the establishment of the First Time Buyer Program in July 1996, CPS purchased such Contracts under its Standard Program guidelines. CPS expects that the delinquency and net credit loss and repossession experience with respect to loans originated under the First Time Buyer Program will be similar to that under the Standard Program. CPS began servicing Contracts originated by Samco in March 1996 and by Linc in November 1996. Although credit history on Samco's and Linc's originations is limited, CPS expects that the delinquency and net credit loss and repossession experience with respect to the Receivables originated by Samco and Linc will be similar to that of CPS's existing portfolio. There can be no assurance, however, that the delinquency and net credit loss and repossession experience on the Receivables will continue to be comparable to CPS's experience shown in the following tables.

                       CONSUMER PORTFOLIO SERVICES, INC.
                             DELINQUENCY EXPERIENCE

                                YEAR ENDED              YEAR ENDED              YEAR ENDED
                            DECEMBER 31, 1994       DECEMBER 31, 1995       DECEMBER 31, 1996
                          ----------------------  ----------------------  ----------------------
                           NUMBER                  NUMBER                  NUMBER
                          OF LOANS     AMOUNT     OF LOANS     AMOUNT     OF LOANS     AMOUNT
                          --------  ------------  --------  ------------  --------  ------------

Portfolio(1).............  14,235   $203,879,000   27,113   $355,965,000   47,187   $604,092,000
Period of delinquency(2)
    31-60................     243      3,539,000      909     11,520,000    1,801     22,099,000
    61-90................      68      1,091,000      203      2,654,000      724      9,068,000
    91+..................      56        876,000      272      3,899,000      768      9,906,000
                          --------  ------------  --------  ------------  --------  ------------
        Total
          delinquencies..     367      5,506,000    1,384     18,073,000    3,293     41,073,000
Amount in
  repossession(4)........     271      3,759,000      834     10,151,000    1,168     14,563,000
                          --------  ------------  --------  ------------  --------  ------------
        Total
          delinquencies
          and amount in
       repossession(4)...     638   $  9,265,000    2,218   $ 28,224,000    4,461   $ 55,636,000
                          --------  ------------  --------  ------------  --------  ------------
                          --------  ------------  --------  ------------  --------  ------------
Delinquencies as a
  percent of the
  portfolio..............    2.58%          2.70%    5.10%          5.08%    6.98%          6.80%
Repo Inventory as a
  percent of the
  portfolio..............    1.90           1.84     3.08           2.85     2.48           2.41
                          --------  ------------  --------  ------------  --------  ------------
        Total
          delinquencies
          and amount in
          repossession as
          a percent of
          portfolio......    4.48%          4.54%    8.18%          7.93%    9.45%          9.21%
                          --------  ------------  --------  ------------  --------  ------------
                          --------  ------------  --------  ------------  --------  ------------

                             NINE MONTHS ENDED      NINE MONTHS ENDED
                            SEPTEMBER 30, 1996      SEPTEMBER 30, 1997
                           ---------------------  ----------------------
                            NUMBER                 NUMBER
                           OF LOANS    AMOUNT     OF LOANS     AMOUNT
                           -------- ------------  --------  ------------
Portfolio(1).............   41,758  $535,737,000   73,296   $917,499,000
Period of delinquency(2)
    31-60................    1,526    18,473,000    2,291     27,883,000
    61-90................      674     8,334,000    1,127     13,770,000
    91+..................      380     4,873,000    1,099     14,171,000
                           -------- ------------  --------  ------------
        Total
          delinquencies..    2,580    31,680,000    4,517     55,824,000
Amount in
  repossession(4)........    1,319    14,523,000    1,509     19,126,000
                           -------- ------------  --------  ------------
        Total
          delinquencies
          and amount in
       repossession(4)...    3,899  $ 46,203,000    6,026   $ 74,950,000
                           -------- ------------  --------  ------------
                           -------- ------------  --------  ------------
Delinquencies as a
  percent of the
  portfolio..............     6.18%         5.91%    6.16%         6.08%
Repo Inventory as a
  percent of the
  portfolio..............     3.16          2.71     2.06           2.08
                           -------- ------------  --------  ------------
        Total
          delinquencies
          and amount in
          repossession as
          a percent of
          portfolio......     9.34%        8.62%     8.22%          8.17%
                           -------- ------------  --------  ------------
                           -------- ------------  --------  ------------

------------

(1) All amounts and percentages are based on the full amount remaining to be repaid on each Contract, including, for Rule of 78's Contracts, any unearned finance charges. The information in the table represents all Contracts originated by CPS including sold Contracts CPS continues to service.

(2) CPS considers a Contract delinquent when an obligor fails to make at least 90% of a contractually due payment by the due date. The period of delinquency is based on the number of days payments are contractually past due.

(3) Amount in Repossession represents Financed Vehicles which have been repossessed but not yet liquidated.

(4) Amounts shown do not include Contracts which are less than 31 days delinquent.

                       CONSUMER PORTFOLIO SERVICES, INC.
                    NET CREDIT LOSS/REPOSSESSION EXPERIENCE

                                                           YEAR ENDED
                                                          DECEMBER 31,
                                           -------------------------------------------
                                              1994            1995            1996
                                           -----------    ------------    ------------

Average amount outstanding during the
  period(1).............................   $98,916,991    $221,926,489    $395,404,669
Average number of loans outstanding
  during the period.....................         9,171          20,809          36,998
Number of repossessions.................           669           2,018           3,145
Gross charge-offs(2)....................   $ 3,166,408    $ 11,658,461    $ 23,296,775
Recoveries(3)...........................   $   347,519    $  1,028,378    $  2,969,143
Net losses..............................   $ 2,818,889    $ 10,630,083    $ 20,327,632
Annualized repossessions as a percentage
  of average number of loans
  outstanding...........................          7.29%           9.70%           8.50%
Annualized net losses as a percentage of
  average amount outstanding............          2.85%           4.79%           5.14%

                                               NINE MONTHS ENDED
                                                 SEPTEMBER 30,
                                          ---------------------------
                                              1996           1997
                                          ------------   ------------
Average amount outstanding during the
  period(1).............................  $365,054,527   $650,038,380
Average number of loans outstanding
  during the period.....................        34,200         60,209
Number of repossessions.................         2,147          3,868
Gross charge-offs(2)....................  $ 15,558,601   $ 31,667,629
Recoveries(3)...........................  $  1,942,944   $  3,656,833
Net losses..............................  $ 13,615,657   $ 28,010,796
Annualized repossessions as a percentage
  of average number of loans
  outstanding...........................          8.37%          8.57%
Annualized net losses as a percentage of
  average amount outstanding............          4.97%          5.75%

------------

(1) All amounts and percentages are based on the principal amount scheduled to be paid on each Contract. The information in the table represents all Contracts originated by CPS including sold Contracts which CPS continues to service.

(2) Amount charged off includes the remaining principal balance, after the application of the net proceeds from the liquidation of the vehicle, excluding accrued and unpaid interest.

(3) Recoveries are reflected in the period in which they are realized and may pertain to charge offs from prior periods.

RECENT DEVELOPMENTS

     On June 30, 1997, CPS was served with summons and counterclaim in the bankruptcy court for the Northern District of Illinois in connection with the Chapter 13 bankruptcy of obligors Madeline and Darryl Brownlee, of Chicago, Illinois. The obligors seek class-action treatment of their allegation that the cost of an extended service contract on the automobile they purchased was inadequately disclosed by Joe Cotton Ford of Carol Stream, Illinois, the automobile dealer who sold them their car. The disclosure is alleged to be violative of the Federal Truth in Lending Act and of Illinois consumer protection statutes. The obligors' claim is directed against both the dealer for making the allegedly improper disclosures and against CPS as holder of the purchase contract. The relief sought is damages in an unspecified amount, plus costs of suit and attorney's fees. The court has not yet ruled on the obligors' request for class-action treatment. Although the Receivable relating to the litigation is not in the Receivables Pool, if the request for class action status is granted, Receivables in the Receivables Pool could become subject to the litigation. Furthermore, the existence of such litigation, or an adverse decision in such litigation, could encourage similar actions to be brought involving Receivables in the Receivables Pool. If an Obligor has a claim against the Trust as a result of a violation of law relating to a Receivable and such claim materially and adversely affects the Trust's interest in such Receivable, such a violation would constitute a breach of the representations and warranties of CPS and would create an obligation of CPS to repurchase such Receivable unless the breach is cured. In addition, CPS will be required to indemnify the Trustee, the Insurer, the Trust and the Securityholders against all costs, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel which may be asserted against or incurred by any of them as a result of a third party claim arising out of events or facts giving rise to such breach. See 'Description of the Trust Documents -- Sale and Assignment of Receivables' in this Prospectus Supplement.

     CPS intends to defend the above-described litigation vigorously, and believes that it has meritorious defenses to each claim made by the obligors. Nevertheless, the outcome of any litigation is uncertain, and there is the possibility that damages could be assessed against CPS in amounts that could be material. It is management's opinion that the above-described litigation will not have a material adverse effect on CPS's consolidated financial position, results of operations or liquidity.

                              THE RECEIVABLES POOL

     The pool of Receivables existing as of the Cutoff Date consists of Receivables selected from CPS's Portfolio by several criteria, including the following: each Receivable was originated, based on the billing address of the Obligors, in the United States, has an original term of not more than 60 months, provides for level monthly payments which fully amortize the amount financed over the original term (except for the last payment, which may be different from the level payment for various reasons, including late or early payments during the term of the Contract), has a remaining maturity of 60 months or less as of the Cutoff Date, has an outstanding principal balance of not more than $28,794 as of the Cutoff Date, is not more than 30 days past due as of the Cutoff Date and has an annual percentage rate ('APR') of not less than 15.58%. As of the date of each Obligor's application for the loan from which the related Receivable arises, each Obligor (i) did not have any material past due credit obligations or any repossessions or garnishments of property within one year prior to the date of application, unless such amounts have been repaid or discharged through bankruptcy, (ii) was not the subject of any bankruptcy or insolvency proceeding that is not discharged, and (iii) had not been the subject of more than one bankruptcy proceeding. As of the Cutoff Date, the latest scheduled maturity of any Receivable is not later than December 6, 2002.

     As of the Cutoff Date, approximately 88.21% of the aggregate principal balance of the Receivables, constituting 90.74% of the number of Contracts, represents financing of used vehicles; the remainder of the Receivables represent financing of new vehicles. Approximately 7.30% of the aggregate principal balance of the Receivables were originated under the Delta Program, approximately 47.88% of the aggregate principal balance of the Receivables were originated under the Alpha Program, approximately 14.91% of the aggregate principal balance of the Receivables were originated under the First Time Buyer Program and approximately 23.10% of the aggregate principal balance of the Receivables represent financing under the Standard Program. As of the Cutoff Date, 4.07% of the

Principal Balance of the Receivables were Samco Receivables and 6.80% of the Receivables were Linc Receivables. The composition, geographic distribution, distribution by APR, distribution by remaining term, distribution by date of origination, distribution by original term, distribution by model year and distribution by original principal balance of the Receivables as of the Cutoff Date are set forth in the following tables.

              COMPOSITION OF THE RECEIVABLES AS OF THE CUTOFF DATE

   WEIGHTED         AGGREGATE       NUMBER OF       AVERAGE         WEIGHTED           WEIGHTED
  AVERAGE APR       PRINCIPAL      RECEIVABLES     PRINCIPAL         AVERAGE           AVERAGE
OF RECEIVABLES       BALANCE         IN POOL        BALANCE      REMAINING TERM     ORIGINAL TERM
---------------    ------------    -----------     ---------     ---------------    --------------

    20.28%         $95,706,307        7,556         $12,666          56 mos.           57 mos.

        GEOGRAPHIC DISTRIBUTION OF THE RECEIVABLES AS OF THE CUTOFF DATE

                                                                             PERCENT OF                       PERCENT OF
                                                         AGGREGATE            AGGREGATE         NUMBER OF      NUMBER OF
                     STATE(1)                        PRINCIPAL BALANCE    PRINCIPAL BALANCE    RECEIVABLES    RECEIVABLES
--------------------------------------------------   -----------------    -----------------    -----------    -----------

Alabama...........................................      $ 3,922,453               4.10%             332            4.39%
California........................................       18,412,968              19.24            1,356           17.95
Florida...........................................        6,545,217               6.84              510            6.75
Georgia...........................................        2,377,809               2.48              189            2.50
Hawaii............................................        3,281,002               3.43              247            3.27
Illinois..........................................        5,127,233               5.36              427            5.65
Indiana...........................................        1,466,127               1.53              136            1.80
Iowa..............................................        1,023,484               1.07               87            1.15
Louisiana.........................................        4,709,446               4.92              357            4.72
Maryland..........................................        3,038,967               3.18              239            3.16
Michigan..........................................        4,697,004               4.91              378            5.00
Minnesota.........................................        1,100,539               1.15               89            1.18
Mississippi.......................................        1,460,660               1.53              110            1.46
Nevada............................................        2,133,861               2.23              171            2.26
New Jersey........................................        1,886,621               1.97              151            2.00
New York..........................................        4,510,466               4.71              376            4.98
North Carolina....................................        4,694,121               4.90              361            4.78
Ohio..............................................        1,718,981               1.80              150            1.99
Pennsylvania......................................        5,147,977               5.38              421            5.57
South Carolina....................................        1,841,813               1.92              148            1.96
Tennessee.........................................        4,174,863               4.36              338            4.47
Texas.............................................        5,945,757               6.21              454            6.01
Virginia..........................................          959,616               1.00               80            1.06
All others(2).....................................        5,529,321               5.78              449            5.94
                                                     -----------------         -------         -----------    -----------
          Total...................................      $95,706,307(4)          100.00%(3)        7,556          100.00%(3)
                                                     -----------------         -------         -----------    -----------
                                                     -----------------         -------         -----------    -----------

------------

(1) Based on billing address of Obligor.

(2) No other state represents a percentage of the aggregate Principal Balance as of the Cutoff Date in excess of one percent.

(3) Percentages may not add up to 100% because of rounding.

(4) Dollar amounts may not add up to $95,706,307 because of rounding.

          DISTRIBUTION OF THE RECEIVABLES BY APR AS OF THE CUTOFF DATE

                                                                             PERCENT OF                       PERCENT OF
                                                         AGGREGATE            AGGREGATE         NUMBER OF      NUMBER OF
                    APR RANGE                        PRINCIPAL BALANCE    PRINCIPAL BALANCE    RECEIVABLES    RECEIVABLES
--------------------------------------------------   -----------------    -----------------    -----------    -----------

Below 17.00%......................................      $    84,982               0.09%               6            0.08%
17.00% to 17.99%..................................        2,996,655               3.13              202            2.67
18.00% to 18.99%..................................       22,708,162              23.73            1,675           22.17
19.00% to 19.99%..................................       14,091,358              14.72            1,018           13.47
20.00% to 20.99%..................................       18,290,632              19.11            1,352           17.89
21.00% to 21.99%..................................       20,333,195              21.25            1,694           22.42
22.00% to 22.99%..................................        2,783,524               2.91              239            3.16
23.00% to 23.99%..................................        6,676,246               6.98              611            8.09
24.00% to 24.99%..................................        7,251,470               7.58              705            9.33
25.00% to 25.99%..................................          449,391               0.47               48            0.64
26.00% and over...................................           40,693               0.04                6            0.08
                                                     -----------------         -------         -----------    -----------
          Total...................................      $95,706,307(2)          100.00%(1)        7,556          100.00%(1)
                                                     -----------------         -------         -----------    -----------
                                                     -----------------         -------         -----------    -----------

------------

(1) Percentages may not add up to 100% because of rounding.

(2) Dollar amounts may not add up to $95,706,307 because of rounding.

                DISTRIBUTION OF RECEIVABLES BY REMAINING TERM TO
                    SCHEDULED MATURITY AS OF THE CUTOFF DATE

                                                                             PERCENT OF                       PERCENT OF
                REMAINING TERM TO                        AGGREGATE            AGGREGATE         NUMBER OF      NUMBER OF
                SCHEDULED MATURITY                   PRINCIPAL BALANCE    PRINCIPAL BALANCE    RECEIVABLES    RECEIVABLES
--------------------------------------------------   -----------------    -----------------    -----------    -----------

Fewer than 21 Months..............................      $     4,526               0.00%               1            0.01%
21-25 Months......................................          256,933               0.27               50            0.66
26-30 Months......................................          507,528               0.53               70            0.93
31-35 Months......................................        1,508,500               1.58              186            2.46
36-40 Months......................................        1,517,228               1.59              184            2.44
41-45 Months......................................        2,351,835               2.46              243            3.22
46-50 Months......................................       10,427,992              10.90            1,002           13.26
51-55 Months......................................       11,380,614              11.89              947           12.53
56-60 Months......................................       67,751,152              70.79            4,873           64.49
                                                     -----------------         -------         -----------    -----------
          Total...................................      $95,706,307(2)          100.00%(1)        7,556          100.00%(1)
                                                     -----------------         -------         -----------    -----------
                                                     -----------------         -------         -----------    -----------

------------

(1) Percentages may not add up to 100% because of rounding.

(2) Dollar amounts may not add up to $95,706,307 because of rounding.

                         DISTRIBUTION OF RECEIVABLES BY
                   DATE OF ORIGINATION AS OF THE CUTOFF DATE

                                                                             PERCENT OF                       PERCENT OF
                                                         AGGREGATE            AGGREGATE         NUMBER OF      NUMBER OF
               DATE OF ORIGINATION                   PRINCIPAL BALANCE    PRINCIPAL BALANCE    RECEIVABLES    RECEIVABLES
--------------------------------------------------   -----------------    -----------------    -----------    -----------

Prior to January 1997.............................      $   138,414               0.14%              13            0.17%
January 1997......................................           79,459               0.08                8            0.11
February 1997.....................................          236,609               0.25               20            0.26
March 1997........................................          301,039               0.31               26            0.34
April 1997........................................          303,917               0.32               24            0.32
May 1997..........................................          218,034               0.23               18            0.24
June 1997.........................................          348,791               0.36               26            0.34
July 1997.........................................        1,250,362               1.31               96            1.27
August 1997.......................................        1,910,216               2.00              154            2.04
September 1997....................................       12,310,793              12.86              956           12.65
October 1997......................................       58,494,788              61.12            4,624           61.20
November 1997.....................................       20,113,885              21.02            1,591           21.06
                                                     -----------------         -------         -----------    -----------
          Total...................................      $95,706,307(2)          100.00%(1)        7,556          100.00%(1)
                                                     -----------------         -------         -----------    -----------
                                                     -----------------         -------         -----------    -----------

------------

(1) Percentages may not add up to 100% because of rounding.

(2) Dollar amounts may not add up to $95,706,307 because of rounding.

                DISTRIBUTION OF RECEIVABLES BY ORIGINAL TERM TO
                    SCHEDULED MATURITY AS OF THE CUTOFF DATE

                                                                             PERCENT OF                       PERCENT OF
                 ORIGINAL TERM TO                        AGGREGATE            AGGREGATE         NUMBER OF      NUMBER OF
                SCHEDULED MATURITY                   PRINCIPAL BALANCE    PRINCIPAL BALANCE    RECEIVABLES    RECEIVABLES
--------------------------------------------------   -----------------    -----------------    -----------    -----------

Fewer than 21 Months..............................      $     4,526               0.00%               1            0.01%
21-25 Months......................................          256,933               0.27               50            0.66
26-30 Months......................................          501,849               0.52               69            0.91
36-40 Months......................................        2,754,784               2.88              341            4.51
41-45 Months......................................        1,906,950               1.99              203            2.69
46-50 Months......................................       10,912,950              11.40            1,050           13.90
51-55 Months......................................       10,531,999              11.00              884           11.70
56-60 Months......................................       68,836,316              71.92            4,958           65.62
                                                     -----------------         -------         -----------    -----------
          Total...................................      $95,706,307(2)          100.00%(1)        7,556          100.00%(1)
                                                     -----------------         -------         -----------    -----------
                                                     -----------------         -------         -----------    -----------

------------

(1) Percentages may not add up to 100% because of rounding.

(2) Dollar amounts may not add up to $95,706,307 because of rounding.

         DISTRIBUTION OF RECEIVABLES BY MODEL YEAR OF FINANCED VEHICLE
                             AS OF THE CUTOFF DATE

                                                                             PERCENT OF                       PERCENT OF
                                                         AGGREGATE            AGGREGATE         NUMBER OF      NUMBER OF
                    MODEL YEAR                       PRINCIPAL BALANCE    PRINCIPAL BALANCE    RECEIVABLES    RECEIVABLES
--------------------------------------------------   -----------------    -----------------    -----------    -----------

Prior to 1990.....................................      $   360,407               0.38%              58            0.77%
1990..............................................          930,981               0.97              125            1.65
1991..............................................        1,927,074               2.01              222            2.94
1992..............................................        3,800,262               3.97              376            4.98
1993..............................................        8,263,381               8.63              780           10.32
1994..............................................       15,944,203              16.66            1,348           17.84
1995..............................................       25,676,807              26.83            1,955           25.87
1996..............................................       19,715,080              20.60            1,469           19.44
1997..............................................       16,266,358              17.00            1,063           14.07
1998..............................................        2,821,754               2.95              160            2.12
                                                     -----------------         -------         -----------    -----------
          Total...................................      $95,706,307(2)          100.00%(1)        7,556          100.00%(1)
                                                     -----------------         -------         -----------    -----------
                                                     -----------------         -------         -----------    -----------

------------

(1) Percentages may not add up to 100% because of rounding.

(2) Dollar amounts may not add up to $95,706,307 because of rounding.

           DISTRIBUTION OF RECEIVABLES BY ORIGINAL PRINCIPAL BALANCE
                             AS OF THE CUTOFF DATE

                                                                             PERCENT OF                       PERCENT OF
                RANGE OF ORIGINAL                        AGGREGATE            AGGREGATE         NUMBER OF      NUMBER OF
                PRINCIPAL BALANCES                   PRINCIPAL BALANCE    PRINCIPAL BALANCE    RECEIVABLES    RECEIVABLES
--------------------------------------------------   -----------------    -----------------    -----------    -----------

$0-4,999..........................................      $   254,215               0.27%              61            0.81%
5,000-9,999.......................................       13,464,855              14.07            1,623           21.48
10,000-14,999.....................................       51,648,181              53.97            4,172           55.21
15,000-19,999.....................................       23,304,120              24.35            1,382           18.29
20,000-24,999.....................................        6,395,040               6.68              293            3.88
25,000 and over...................................          639,896               0.67               25            0.33
                                                     -----------------         -------         -----------    -----------
          Total...................................      $95,706,307(2)          100.00%(1)        7,556          100.00%(1)
                                                     -----------------         -------         -----------    -----------
                                                     -----------------         -------         -----------    -----------

------------

(1) Percentages may not add up to 100% because of rounding.

(2) Dollar amounts may not add up to $95,706,307 because of rounding.

     As of the Cutoff Date, approximately 24.86% of the aggregate Principal Balance of the Receivables in the Receivables Pool provide for allocation of payments according to the 'sum of periodic balances' or 'sum of monthly payments' method, similar to the 'Rule of 78's' ('Rule of 78's Receivables') and, approximately 75.14% of the aggregate Principal Balance of the Receivables in the Receivables Pool provide for allocation of payments according to the 'simple interest' method ('Simple Interest Receivables'). A Rule of 78's Receivable provides for payment by the Obligor of a specified total amount of payments, payable in equal monthly installments on each due date, which total represents the principal amount financed and add-on interest in an amount calculated on the basis of the stated APR for the term of the Receivable. The rate at which such amount of add-on interest is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal are calculated in accordance with the 'Rule of 78's'. A Simple Interest Receivable provides for the amortization of the amount financed under the Receivable over a series of fixed level monthly payments. Each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the Receivable multiplied by the stated APR and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an Obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an Obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the Obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance.

     In the event of the prepayment in full (voluntarily or by acceleration) of a Rule of 78's Receivable, under the terms of the contract, a 'refund' or 'rebate' will be made to the Obligor of the portion of the total amount of payments then due and payable under the contract allocable to 'unearned' add-on interest, calculated in accordance with a method equivalent to the Rule of 78's. If a Simple Interest Receivable is prepaid, instead of receiving a rebate, the Obligor is required to pay interest only to the date of prepayment. The amount of a rebate under a Rule of 78's Receivable generally will be less than the remaining Scheduled Receivable Payments of interest that would have been due under a Simple Interest Receivable for which all payments were made on schedule.

     The Trust will account for the Rule of 78's Receivables as if such Receivables provided for amortization of the loan over a series of fixed level payment monthly installments ('Actuarial Receivables'). Amounts received upon prepayment in full of a Rule of 78's Receivable in excess of the then outstanding Principal Balance of such Receivable and accrued interest thereon (calculated pursuant to the actuarial method) will not be passed through to Noteholders but will be paid to the Servicer as additional servicing compensation.

                              YIELD CONSIDERATIONS

     On each Payment Date, the Noteholders of record will be entitled to receive thirty (30) days' interest at the applicable Interest Rate; provided, however, that on the first Payment Date, the interest payable to the Noteholders of record of each class of Notes will be an amount equal to the product of (a) the Interest Rate applicable to such class of Notes, (b) the initial principal amount of such class of Notes and (c) a fraction (i) the numerator of which is the number of days from and including the Closing Date to and including December 14, 1997, and (ii) the denominator of which is 360.

     On each Payment Rate, the Certificateholders of record will be entitled to receive thirty (30) days' interest at the Pass-Through Rate; provided, however, that on the first Payment Date, the interest payable to the Certificateholders of record will be an amount equal to the product of (a) the Pass-Through Rate,
(b) the initial principal amount of the Certificates and (c) a fraction (i) the numerator of which is the number of days from and including the Closing Date to and including December 14, 1997, and (ii) the denominator of which is 360.

     All of the Receivables are prepayable at any time. (For this purpose 'prepayments' include prepayments in full, liquidations due to default, as well as receipts of proceeds from physical damage, credit life and credit accident and health insurance policies and certain other Receivables repurchased for administrative reasons.) The rate of prepayments on the Receivables may be influenced by a variety of economic, social, and other factors, including the fact that an Obligor generally may not sell or transfer the Financed Vehicle securing a Receivable without the consent of CPS. In addition, the rate of prepayments on the Receivables may be affected by the nature of the Obligors and the Financed Vehicles and servicing decisions. See 'Risk Factors -- Nature of Obligors; Servicing' in this Prospectus Supplement. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne entirely by the Noteholders and Certificateholders. See also 'Description of the Securities -- Optional Redemption' and 'Description of the Securities -- Mandatory Redemption' in this Prospectus Supplement regarding the Servicer's option to purchase the Receivables and redeem the Notes and the Certificates when the aggregate Principal Balance of the Receivables is less than or equal to 10% or less of the Original Pool Balance.

                       POOL FACTORS AND OTHER INFORMATION

     The 'Pool Balance' at any time represents the aggregate principal balance of the Receivables at the end of the preceding Collection Period, after giving effect to all payments received from Obligors, all payments and Purchase Amounts (as defined herein) remitted by CPS or the Servicer, as the case may be, all for such Collection Period, all losses realized on Receivables liquidated during such Collection Period and any Cram Down Losses with respect to such Receivables. The Pool Balance is computed by allocating payments to principal and to interest, with respect to Rule of 78's Receivables, using the constant yield or actuarial method, and with respect to Simple Interest Receivables, using the simple interest method. The 'Class A-1 Pool Factor' is a seven digit decimal which the Servicer will compute each month indicating the principal balance of the Class A-1 Notes as a fraction of the initial principal balance of the Class A-1 Notes. The Class A-1 Pool Factor will be 1.0000000 as of the Closing Date; thereafter, the Class A-1 Pool Factor will decline to reflect reductions in the principal balance of the Class A-1 Notes. An individual Class A-1 Noteholder's share of the principal balance of the Class A-1 Notes is the product of (i) the original denomination of the Noteholder's Note and (ii) the Class A-1 Pool Factor. The 'Class A-2 Pool Factor' is a seven-digit decimal which the Servicer will compute each month indicating the principal balance of the Class A-2 Notes as a fraction of the initial principal balance of the Class A-2 Notes. The Class A-2 Pool Factor will be 1.0000000 as of the Closing Date; thereafter, the Class A-2 Pool Factor will decline to reflect reductions in the principal balance of the Class A-2 Notes. An individual Class A-2 Noteholder's share of the principal balance of the Class A-2 Notes is the product of (i) the original denomination of the Noteholder's Note and (ii) the Class A-2 Pool Factor. The 'Certificate Pool Factor' is a seven-digit decimal which the Servicer will compute each month indicating the principal balance of the Certificates as a fraction of the initial principal balance of the Certificates. The Certificate Pool Factor will be 1.0000000 as of the Closing Date; thereafter, the Certificate Pool Factor will decline to reflect reductions in the principal balance of the Certificates. An individual Certificateholder's share of the principal balance of the Certificates is the product of (i) the original denomination of the Certificateholder's Certificate and (ii) the Certificate Pool Factor.

     Pursuant to the Indenture, the Noteholders will receive monthly reports concerning the payments received on the Receivables, the Pool Balance, the Pool Factors and various other items of information. Noteholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See 'Description of the Trust
Documents -- Statements to Noteholders' in this Prospectus Supplement.

                                USE OF PROCEEDS

     The net proceeds to be received by the Seller from the sale of the Notes and the Certificates will be applied to the purchase of the CPS Receivables from CPS, the Samco Receivables from Samco and the Linc Receivables from Linc. CPS, Samco and Linc will apply the net proceeds received from the Seller to purchase new Contracts or to repay debt incurred to purchase the Contracts.

                        THE SELLER, CPS, SAMCO AND LINC

     The Seller is a wholly-owned subsidiary of CPS. The Seller was incorporated in the State of California in June of 1994. The Seller was organized for the limited purpose of purchasing automobile installment sale contracts from CPS and transferring such receivables to third parties and any activities incidental to and necessary or convenient for the accomplishment of such purposes. The principal executive offices of the Seller are located at 2 Ada, Irvine, California 92618; telephone (714) 753-6800. In March 1996, CPS formed Samco, an 80 percent-owned subsidiary based in Dallas, Texas. Samco's business plan is to provide CPS's sub-prime auto finance products to rural areas through IFCs. CPS believes that many rural areas are not adequately served by other industry participants due to their distance from large metropolitan areas where a Dealer marketing representative is most likely to be based. The principal executive offices of Samco are located at 8150 N. Central Expressway, Dallas, Texas 75206; telephone (800) 544-8802. Linc's business plan is to provide sub-prime auto finance products to deposit institutions such as banks, thrifts and credit unions. CPS believes that such institutions do not generally make loans to sub-prime borrowers even though they may have relationships with automobile dealers who sell vehicles to sub-prime borrowers and may have sub-prime borrowers as deposit customers. The principal executive offices of Linc are located at One Selleck Street, Norwalk, Connecticut 06855; telephone (203) 831-8300. For further information regarding the Seller and CPS, see 'The Seller and CPS' in the Prospectus.

                              THE STANDBY SERVICER

     If CPS is terminated or resigns as Servicer, Norwest Bank Minnesota, National Association (in such capacity, the 'Standby Servicer') will serve as successor Servicer. The Standby Servicer will receive a fee on each Payment Date for agreeing to stand by as successor Servicer and for performing certain other functions. Such fee will be payable to the Standby Servicer from the Servicing Fee payable to CPS. If the Standby Servicer, or any other entity serving at the time as Standby Servicer, becomes the successor Servicer, it will receive compensation at a Servicing Fee Rate not to exceed 3.0% per annum.

                         DESCRIPTION OF THE SECURITIES

GENERAL

     The Notes will be issued pursuant to the terms of the Indenture, and the Certificates will be issued pursuant to the terms of the Trust Agreement, forms of each of which have been filed as exhibits to the Registration Statement.

     The Class A Notes initially will be represented by notes registered in the name of Cede as the nominee of The Depository Trust Company ('DTC'), and will only be available in the form of book-entries on the records of DTC and participating members thereof in denominations of $1,000. All references to 'holders' or 'Noteholders' and to authorized denominations, when used with respect to the Notes, shall reflect the rights of beneficial owners of the Notes ('Note Owners'), and limitations thereof, as they may be indirectly exercised through DTC and its participating members, except as otherwise specified herein. See 'Registration of Notes' in this Prospectus Supplement.

PAYMENT OF INTEREST

     On each Payment Date, the holders of record of the Class A-1 Notes (the 'Class A-1 Noteholders') as of the related Record Date will be entitled to receive, pro rata, 30 days of interest at the Class A-1 Interest Rate, on the outstanding principal balance of the Class A-1 Notes as of the last day of the related Collection Period. On each Payment Date, the holders of record of the Class A-2 Notes (the 'Class A-2 Noteholders') as of the related Record Date will be entitled to receive, pro rata, thirty (30) days of interest at the Class A-2 Interest Rate on the outstanding principal amount of the Class A-2 Notes at the close of business on the last day of the related Collection Period. On each Payment Date, the holders of record of the Certificates (the 'Certificateholders' and, together with the Noteholders, the 'Securityholders') as of the related Record Date will be entitled to receive, pro rata, thirty (30) days of interest at the Pass-Through Rate on the outstanding principal amount of the Certificates at the close of business on the last day of the related Collection Period. Notwithstanding the foregoing, on the first Payment Date, the interest payable to the Noteholders of record of each class of Notes will be an amount equal to the product of (a) the Interest Rate applicable to such class of Notes, (b) the initial principal amount of such class of Notes and (c) a fraction (i) the numerator of which is the number of days from and including the Closing Date to and including December 14, 1997, and (ii) the denominator of which is 360, and interest payable to the Certificateholders will be an amount equal to the product of (a) the Pass-Through Rate, (b) the initial principal amount of Certificates and (c) a fraction (i) the numerator of which is the number of days from and including the Closing Date to and including December 14, 1997, and (ii) the denominator of which is 360. Interest on the Notes which is due but not paid on any Payment Date will be payable on the next Payment Date together with, to the extent permitted by law, interest on such unpaid amount at the applicable Interest Rate, and interest on the Certificates which is due but not paid on any Payment Date will be payable on the next Payment Date together with, to the extent permitted by law, interest on such unpaid amount at the Pass-Through Rate. See 'Description of the Trust Documents -- Distributions' in this Prospectus Supplement.

PAYMENT OF PRINCIPAL

     Principal of the Class A Notes will be payable on each Payment Date in an amount equal to the Class A Noteholders' Principal Distributable Amount for the related Collection Period. The 'Class A Noteholders' Principal Distributable Amount' is equal to the sum of (a) the Class A Noteholders' Percentage (as of each Payment Date) multiplied by the Principal Distributable Amount and (b) any unpaid portion of the amount described in clause (a) with respect to a prior Payment Date. In addition, until the Target Payment Date the Class A Notes will be entitled to receive the remaining Total Distribution Amount after payments of amounts having a higher priority of payment have been made, as a further payment in respect of principal. See 'Description of the Trust
Documents -- Distributions -- Priority of Distribution Amounts.'

     On each Payment Date, unless an Event of Default shall have occurred and be continuing, the amounts distributed on account of the Class A Noteholders' Principal Distributable Amount will be applied, sequentially, to pay principal of the Class A-1 Notes until the principal balance of the Class A-1

Notes has been reduced to zero and then to the holders of the Class A-2 Notes until the principal balance of the Class A-2 Notes has been reduced to zero. On each Payment Date on which an Event of Default is continuing, amounts distributed on account of the Class A Noteholders' Principal Distributable Amount will be applied, pro rata (based on the outstanding principal amount of each class of Class A Notes), to the payment of principal of each class of Class A Notes.

     Principal of the Certificates will be payable on each Payment Date in an amount equal to the Certificateholders' Principal Distributable Amount for the related Collection Period. The 'Certificateholders' Principal Distributable Amount' is equal to the sum of (x) the Certificateholders' Percentage (as of each Payment Date) of the Principal Distributable Amount and (y) any unpaid portion of the amount described in clause (x) with respect to a prior Payment Date.

     On each Payment Date, an amount equal to the lesser of (A) the portion of the Total Distribution Amount remaining after the application thereof to pay the distributions described in clause (i) through (ix) under 'Description of the Trust Documents Distributions' and (B) the Certificateholders' Principal Distributable Amount will be applied to pay principal of the Certificates until the principal balance of the Certificates has been reduced to zero.

MANDATORY REDEMPTION

     Upon the occurrence of an Event of Default, and so long as an Insurer Default shall not have occurred and be continuing, the Notes shall become due and payable at par with accrued interest thereon, the Insurer will have the right, but not the obligation, to cause the Indenture Trustee to liquidate the Trust Assets, in whole or in part, on any date or dates following the acceleration of the Notes due to such Event of Default, and to distribute the proceeds of such liquidation in accordance with the terms of the Indenture. The Insurer may not, however, cause the Indenture Trustee to liquidate the Trust Assets, in whole or in part, if the proceeds of such liquidation would not be sufficient to pay all outstanding principal and accrued interest on the Notes and the Certificates, unless it shall have received instruction to do so by holders of at least 66 2/3% of the outstanding principal balance of each of the Class A Notes and the Certificates, respectively. Following the occurrence of any Event of Default, the Indenture Trustee will continue to submit claims as necessary under the Policy for any shortfalls in the Scheduled Payments on the Class A Notes, except that the Insurer, in its sole discretion, may elect to pay all or any portion of the outstanding amount of the Class A Notes in excess thereof, plus accrued interest thereon. See 'Description of the Trust
Documents -- Events of Default' and 'The Policy' herein.

OPTIONAL REDEMPTION

     In order to avoid excessive administrative expense, the Servicer, or its successor, is permitted at its option to purchase all remaining Receivables from the Trust (with the consent of the Insurer if such purchase and redemption would result in a claim under the Policy or any amount owing to the Insurer or on the Notes would remain unpaid), on or after the last day of any month on or after which the then outstanding Pool Balance is equal to 10% or less of the Original Pool Balance, at a price equal to at least the aggregate of the unpaid principal amount of the Notes and the Certificates, plus accrued and unpaid interest thereon as of such last day. Exercise of such right will effect early retirement of the Notes and the Certificates. Upon declaration of an optional redemption, the Indenture Trustee will give written notice of termination to each Noteholder and Certificateholder of record. The final distribution to any Noteholder will be made only upon surrender and cancellation of such holder's Note at the office or agency of the Indenture Trustee specified in the notice of termination. Any funds remaining with the Indenture Trustee, after the Indenture Trustee has taken certain measures to locate a Noteholder or Certificateholder, and such measures have failed, will be distributed to The American Red Cross.

                             REGISTRATION OF NOTES

     The Class A Notes will initially be registered in the name of Cede & Co. ('Cede'), the nominee of DTC. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a 'clearing corporation' within the meaning of the New York Uniform Commercial Code, and a 'clearing agency' registered pursuant to the provisions of Section

17A of the Securities Exchange Act of 1934, as amended. DTC accepts securities for deposit from its participating organizations ('Participants') and facilitates the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. See 'Description of the Securities -- Book - Entry Registration' in the Prospectus.

     Persons acquiring beneficial ownership interests in the Class A Notes may elect to hold their Class A Notes through DTC in the United States, or CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems. The book-entry notes will be issued in one or more notes which equal the aggregate principal balance of the Class A Notes and will initially be registered in the name of Cede, the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositories which in turn will hold such positions in customers' securities accounts in the depositories' names on the books of DTC.

     The beneficial owner's ownership of a book-entry note will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a 'Financial Intermediary') that maintains the beneficial owner's account for such purpose. In turn the Financial Intermediary's ownership of such book-entry note will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant and on the records of CEDEL or Euroclear, as appropriate).

     Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Class A Notes among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

                       DESCRIPTION OF THE TRUST DOCUMENTS

     The following summary describes certain terms of the Samco Purchase Agreement, the Linc Purchase Agreement, the CPS Purchase Agreement, the Sale and Servicing Agreement, the Indenture and the Trust Agreement (together, the 'Trust Documents'). Forms of the Trust Documents have been filed as exhibits to the Registration Statement. A copy of the Trust Documents will be filed with the Commission following the issuance of the Securities. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Trust Documents. The following summary supplements, the description of the general terms and provisions of the Trust Documents (as such terms are used in the accompanying Prospectus) set forth in the accompanying Prospectus, to which description reference is hereby made.

SALE AND ASSIGNMENT OF RECEIVABLES

     On or prior to the Closing Date, the Seller will purchase from Samco pursuant to a purchase agreement (the 'Samco Purchase Agreement'), without recourse, except as provided in the Samco Purchase Agreement, Samco's entire interest in the Samco Receivables, together with Samco's security interests in the related Financed Vehicles. On or prior to the Closing Date, the Seller will purchase from Linc pursuant to a purchase agreement (the 'Linc Purchase Agreement'), without recourse, except as provided in the Linc Purchase Agreement, Linc's entire interest in the Linc Receivables, together with Linc's security interests in the related Financed Vehicles. On or prior to the Closing Date, CPS will, pursuant to a purchase agreement (the 'CPS Purchase Agreement' and, together with the Samco

Purchase Agreement and the Linc Purchase Agreement, the 'Purchase Agreements'), sell and assign to the Seller, without recourse, except as provided in the Purchase Agreement, its entire interest in the CPS Receivables, together with its security interests in the related Financed Vehicles. At the time of issuance of the Notes, the Seller will sell and assign to the Trust, without recourse except as provided in the Sale and Servicing Agreement, its entire interest in the Receivables, together with its security interests in the Financed Vehicles. Each Receivable will be identified in a schedule appearing as an exhibit to the related Purchase Agreement. The Indenture Trustee will, concurrently with such sale and assignment, execute, authenticate, and deliver the Securities to the Seller in exchange for the Receivables. The Seller will sell the Notes to the Underwriters. See 'Underwriting' in this Prospectus Supplement.

     In the CPS Purchase Agreement, CPS will represent and warrant to the Seller, among other things, that (i) the information provided in the Purchase Agreements with respect to the Receivables (including, without limitation, the Samco Receivables and the Linc Receivables) is correct in all material respects;
(ii) at the dates of origination of the Receivables, physical damage insurance covering each Financed Vehicle was in effect in accordance with the normal requirements of CPS, Samco or Linc, as applicable; (iii) at the date of issuance of the Securities, the Receivables are free and clear of all security interests, liens, charges, and encumbrances and no offsets, defenses, or counterclaims against Dealers, IFCs or Deposit Institutions have been asserted or threatened;
(iv) at the date of issuance of the Securities, each of the Receivables is or will be secured by a first-priority perfected security interest in the related Financed Vehicle in favor of CPS, Samco or Linc; and (v) each Receivable, at the time it was originated, complied and, at the date of issuance of the Securities, complies in all material respects with applicable federal and state laws, including, without limitation, consumer credit, truth in lending, equal credit opportunity and disclosure laws. As of the last day of the second (or, if CPS elects, the first) month following the discovery by or notice to the Seller and CPS of a breach of any representation or warranty that materially and adversely affects the interest of the Trust, the Indenture Trustee or the Insurer, unless the breach is cured, CPS will purchase such Receivable from the Trust for the Purchase Amount. The repurchase obligation will constitute the sole remedy available to the Securityholders, the Insurer, the Owner Trustee or the Indenture Trustee for any such uncured breach; provided, however, that CPS will be required to indemnify the Owner Trustee, the Indenture Trustee, the Insurer, the Trust and the Securityholders against all costs, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them, as a result of third party claims arising out of events or facts giving rise to such breach.

     On or prior to the Closing Date, the related Contracts will be delivered to the Indenture Trustee as custodian, and the Indenture Trustee thereafter will maintain physical possession of the Receivables except as may be necessary for the servicing thereof by the Servicer. The Receivables will not be stamped to show the ownership thereof by the Trust. However, CPS's, Samco's and Linc's accounting records and computer systems will reflect the sale and assignment of the Receivables to the Seller, and Uniform Commercial Code ('UCC') financing statements reflecting such sales and assignments will be filed. See 'Formation of the Trust' in this Prospectus Supplement and 'Certain Legal Aspects of the Receivables' in the Prospectus.

ACCOUNTS

     A segregated lock-box account will be established and maintained with Bank of America Trust and Savings Association in the name of the Indenture Trustee for the benefit of the Noteholders and the Insurer, into which all payments made by Obligors on or with respect to the Receivables must be deposited by the Lock-Box Processor (the 'Lock-Box Account'). See 'Description of the Trust Documents Payments on Receivables' in the Prospectus. The Indenture Trustee will also establish and maintain initially with itself one or more accounts, in the name of the Indenture Trustee on behalf of the Noteholders and the Insurer, into which all amounts previously deposited in the Lock-Box Account will be transferred within two Business Days of the receipt of funds therein (the 'Collection Account'). On the first Business Day after receipt, the Servicer will deposit all amounts received by it in respect of the Receivables in the Lock-Box Account or the Collection Account. The Indenture Trustee will also establish and maintain initially with itself one or more accounts, in the name of the Indenture Trustee on behalf of the Noteholders and the Insurer, from which all distributions with respect to the Securities and payments to the Insurer will be made (the 'Distribution Account').

     The Collateral Agent will establish the Spread Account as a segregated trust account at its office or at another depository institution or trust company.

SERVICING COMPENSATION

     The Servicer will be entitled to receive the Servicing Fee on each Payment Date, equal to the sum of (i) the product of one-twelfth of the Servicing Fee Rate and the Pool Balance as of the close of business on the last day of the second preceding Collection Period plus (ii) the product of one-twelfth times 0.08% of the aggregate principal balance of the Securities as of the close of business on the last day of the second preceding Collection Period; provided, however, that with respect to the first Payment Date, the Servicing Fee will equal the sum of (i) the product of (x) the number of days from the Closing Date to and including December 14, 1997, (y) 1/360 and (z) the product of the Servicing Fee Rate and the Original Pool Balance plus (ii) the product of (x) the number of days from the Closing Date to and including December 14, 1997, (y) 1/360 and (z) 0.08% of the aggregate principal balance of the Securities as of the Closing Date (the 'Servicing Fee'). So long as CPS is Servicer, a portion of the Servicing Fee, equal to the Standby Fee, will be payable to the Standby Servicer for agreeing to stand by as successor Servicer and for performing certain other functions. If the Standby Servicer, or any other entity serving at the time as Standby Servicer, becomes the successor Servicer, it will receive compensation at a Servicing Fee Rate not to exceed 3.00% per annum. See 'The Standby Servicer' in this Prospectus Supplement. The Servicer will also collect and retain, as additional servicing compensation, any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to the Receivables, and amounts received upon payment in full of Rule of 78's Receivables in excess of the then outstanding principal balance of such Receivables and accrued interest thereon (calculated pursuant to the actuarial method) and will be entitled to reimbursement from the Trust for certain liabilities. Payments by or on behalf of Obligors will be allocated to Scheduled Receivable Payments, late fees and other charges and principal and interest in accordance with the Servicer's normal practices and procedures. The Servicing Fee will be paid out of collections from the Receivables, prior to distributions to Noteholders.

     The Servicing Fee and additional servicing compensation will compensate the Servicer for performing the functions of a third party servicer of automotive receivables as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending payment coupons to Obligors, reporting tax information to Obligors, paying costs of disposition of defaults and policing the collateral. The Servicing Fee also will compensate the Servicer for administering the Receivables, including accounting for collections and furnishing monthly and annual statements to the Indenture Trustee and the Insurer with respect to distributions and generating federal income tax information. The Servicing Fee also will reimburse the Servicer for certain taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the Receivables.

DISTRIBUTIONS

     No later than 10:00 a.m., Minneapolis time, on each Determination Date, the Servicer will inform the Indenture Trustee of the amount of aggregate collections on the Receivables, and the aggregate Purchase Amount of Receivables to be repurchased by CPS or to be purchased by the Servicer, in each case, with respect to the related Collection Period.

     The Servicer will determine prior to such Determination Date the Total Distribution Amount, the Class A Noteholders' Interest Distributable Amount, the Class A Noteholders' Principal Distributable Amount, the Certificateholders' Interest Distributable Amount and the Certificateholders' Principal Distributable Amount.

     The 'Determination Date' applicable to any Payment Date will be the earlier of (i) the seventh Business Day of the month of such Payment Date and (ii) the fifth Business Day preceding such Payment Date.

     Determination of Total Distribution Amount. The 'Total Distribution Amount' for a Payment Date will be the sum of the following amounts with respect to the preceding Collection Period: (i) all collections on Receivables; (ii) all proceeds received during the Collection Period with respect to Receivables that became Liquidated Receivables during the Collection Period in accordance with the Servicer's customary servicing procedures, net of the reasonable expenses incurred by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the Obligor on such Liquidated Receivable ('Liquidation Proceeds') in accordance with the Servicer's customary servicing procedures; (iii) proceeds from Recoveries with respect to Liquidated Receivables; (iv) earnings on investments of funds in the Collection Account during the related Collection Period; and (v) the Purchase Amount of each Receivable that was repurchased by CPS or purchased by the Servicer as of the last day of the related Collection Period.

     'Cram Down Loss' means, with respect to a Receivable, if a court of appropriate jurisdiction in an insolvency proceeding shall have issued an order reducing the amount owed on a Receivable or otherwise modifying or restructuring Scheduled Payments to be made on a Receivable, an amount equal to such reduction in Principal Balance of such Receivable or the reduction in the net present value (using as the discount rate the lower of the contract rate or the rate of interest specified by the court in such order) of the Scheduled Payments as so modified or restructured. A Cram Down Loss shall be deemed to have occurred on the date such order is entered.

     'Liquidated Receivable' means a Receivable (i) which has been liquidated by the Servicer through the sale of the Financed Vehicle, or (ii) for which the related Financed Vehicle has been repossessed and 90 days have elapsed since the date of such repossession, or (iii) as to which an Obligor has failed to make more than 90% of a Scheduled Receivable Payment of more than ten dollars for 120 or more days as of the end of a Collection Period, or (iv) with respect to which proceeds have been received which, in the Servicer's judgment, constitute the final amounts recoverable in respect of such Receivable.

     'Purchase Amount' means, with respect to a Receivable, the amount, as of the close of business on the last day of a Collection Period, required to prepay in full such Receivable under the terms thereof including interest to the end of the month of purchase.

     'Principal Balance' of a Receivable, as of the close of business on the last day of a Collection Period, means the amount financed minus the sum of the following amounts without duplication: (i) in the case of a Rule of 78's Receivable, that portion of all Scheduled Receivable Payments received on or prior to such day allocable to principal using the actuarial or constant yield method; (ii) in the case of a Simple Interest Receivable, that portion of all Scheduled Receivable Payments received on or prior to such day allocable to principal using the Simple Interest Method; (iii) any payment of the Purchase Amount with respect to the Receivable allocable to principal; (iv) any Cram Down Loss in respect of such Receivable; and (v) any prepayment in full or any partial prepayment applied to reduce the Principal Balance of the Receivable.

     'Recoveries' means, with respect to a Liquidated Receivable, the monies collected from whatever source, during any Collection Period following the Collection Period in which such Receivable became a Liquidated Receivable, net of the reasonable costs of liquidation plus any amounts required by law to be remitted to the Obligor.

     'Scheduled Receivable Payment' means, for any Collection Period for any Receivable, the amount indicated in such Receivable as required to be paid by the Obligor in such Collection Period (without giving effect to deferments of payments granted to Obligors by the Servicer pursuant to the Sale and Servicing Agreement or any rescheduling of payments in any insolvency or similar proceedings).

     Calculation of Distribution Amounts. The Noteholders will be entitled to receive the Noteholders' Distributable Amount with respect to each Payment Date. The 'Noteholders' Distributable Amount' with respect to a Payment Date will be an amount equal to the sum of: (i) the 'Class A Noteholders' Principal Distributable Amount,' consisting of the Class A Noteholders' Percentage of the following: (a) collections on Receivables (other than Liquidated Receivables) allocable to principal including full and partial prepayments; (b) the portion of the Purchase Amount allocable to principal of each Receivable that was repurchased by CPS or purchased by the Servicer as of the last day of the related

Collection Period and, at the option of the Insurer the Principal Balance of each Receivable that was required to be but was not so purchased or repurchased (without duplication of the amounts referred to in (a) above); (c) the Principal Balance of each Receivable that first became a Liquidated Receivable during the preceding Collection Period (without duplication of the amounts included in (a) above); (d) the aggregate amount of Cram Down Losses with respect to the Receivables that shall have occurred during the preceding Collection Period (without duplication of amounts included in (a) through (c) above); and (e) any proceeds from the liquidation of the Trust Assets pursuant to an acceleration of the Notes upon an Event of Default (the amounts set forth in (a) through (e), the 'Principal Distributable Amount') (ii) the Class A Noteholders' Principal Carryover Shortfall and (iii) the Class A Noteholders' Interest Distributable Amount (as defined herein).

     The Certificateholders will be entitled to receive the Certificateholders' Distributable Amount with respect to each Payment Date. The 'Certificateholders' Distributable Amount' with respect to a Payment Date will be an amount equal to the sum of; (i) the 'Certificateholders' Principal Distributable Amount', consisting of the Certificateholders' Percentage of the Principal Distributable Amount plus the Certificateholders' Principal Carryover Shortfall; and (ii) the 'Certificateholders' Interest Distributable Amount', consisting of thirty (30) days' interest at the Pass-Through Rate on the principal balance of the Certificates as of the close of business on the last day of the related Collection Period plus the Certificateholders' Interest Carryover Shortfall, provided, however, that on the first Payment Date, the Certificateholders' Interest Distributable Amount will include interest from and including the Closing Date to and including December 14, 1997.

     On the Final Scheduled Payment Date, the Class A Noteholders' Principal Distributable Amount will equal the then outstanding principal balance of the Class A Notes and the Certificateholders' Principal Distributable Amount will equal the then outstanding principal balance of the Certificates.

     For the purposes hereof, the following terms shall have the following meanings:

          The 'Certificateholders' Percentage' will (a) on any Payment Date prior to the Payment Date on which the principal amount of the Class A-2 Notes is reduced to zero, be 5.0%, (b) on the Payment Date on which the principal amount of the Class A-2 Notes is reduced to zero and each Payment Date thereafter until the principal amount of the Certificates is reduced to zero, be 100%.

          'Certificateholders' Interest Carryover Shortfall' means, with respect to any Payment Date, the excess of the Certificateholders' Interest Distributable Amount for the preceding Payment Date over the amount that was actually deposited in the Distribution Account on such preceding Payment Date on account of the Certificateholders' Interest Distributable Amount, plus interest on the amount of interest due but not paid to the Certificateholders on such preceding Payment Date, to the extent permitted by law, at the Pass-Through Rate from such preceding Payment Date to but excluding the current Payment Date.

          'Certificateholders' Principal Carryover Shortfall' means, with respect to any Payment Date, the excess of the Certificateholders' Principal Distributable Amount for the preceding Payment Date over the amount that was actually deposited in the Distribution Account on such preceding Payment Date on account of the Certificateholders' Principal Distributable Amount.

          'Class A Noteholders' Interest Distributable Amount' means, with respect to any Payment Date, the sum of (i) the Class A-1 Noteholders' Interest Distributable Amount and (ii) the Class A-2 Noteholders' Interest Distributable Amount.

          The 'Class A Noteholders' Percentage' will (a) on any Payment Date on or prior to the Target Payment Date, be 95%, (b) on any Payment Date after the Target Payment Date but prior to the Payment Date on which the principal amount of the Class A-2 Notes is reduced to zero, be 91%, (c) on the Payment Date on which the principal amount of the Class A-2 Notes would be reduced to zero by applying clause (b) above, be the percentage equivalent of a fraction, the numerator of which is the principal amount of the Class A-2 Notes immediately prior to such Payment Date, and the denominator of which is the sum of the then outstanding principal amount of the Notes and the Certificates and (d) on any other Payment Date, be 0%.

          'Class A Noteholders' Principal Carryover Shortfall' means, with respect to any Payment Date, the excess of the Class A Noteholders' Principal Distributable Amount for the preceding

     Payment Date over the amount that was actually deposited in the Distribution Account on such preceding Payment Date on account of the Class A Noteholders' Principal Distributable Amount.

          'Class A Target Amount' means, with respect to any Payment Date, an amount equal to 90% of the aggregate Principal Balance of the Receivables as of such Payment Date after giving effect to all payments of principal on the Receivables received during the related Collection Period.

          'Class A-1 Noteholders' Interest Carryover Shortfall' means, with respect to any Payment Date, the excess of the Class A-1 Noteholders' Interest Distributable Amount for the preceding Payment Date over the amount that was actually deposited in the Distribution Account on such preceding Payment Date on account of the Class A-1 Noteholders' Interest Distributable Amount, plus interest on the amount of interest due but not paid to Class A-1 Noteholders on the preceding Payment Date, to the extent permitted by law, at the Class A-1 Interest Rate from such preceding Payment Date to but excluding the current Payment Date.

          'Class A-1 Noteholders' Interest Distributable Amount' means, with respect to any Payment Date, the sum of the Class A-1 Noteholders' Monthly Interest Distributable Amount for such Payment Date and the Class A-1 Noteholders' Interest Carryover Shortfall for such Payment Date.

          'Class A-1 Noteholders' Monthly Interest Distributable Amount' means,
     (a) for the first Payment Date, an amount equal to the product of (i) the Class A-1 Interest Rate, (ii) the initial principal balance of the Class A-1 Notes and (iii) a fraction, the numerator of which is the actual number of days elapsed from and including the Closing Date to and including December 14, 1997, and the denominator of which is 360 and (b) for any Payment Date after the first Payment Date, an amount equal to the product of (i) one-twelfth of the Class A-1 Interest Rate and (ii) the outstanding principal balance of the Class A-1 Notes as of the close of the preceding Payment Date (after giving effect to all distributions on account of principal on such preceding Payment Date).

          'Class A-2 Noteholders' Interest Carryover Shortfall' means, with respect to any Payment Date, the excess of the Class A-2 Noteholders' Interest Distributable Amount for the preceding Payment Date over the amount that was actually deposited in the Distribution Account on such preceding Payment Date on account of the Class A-2 Noteholders' Interest Distributable Amount, plus interest on the amount of interest due but not paid to Class A-2 Noteholders on the preceding Payment Date, to the extent permitted by law, at the Class A-2 Interest Rate from such preceding Payment Date to but excluding the current Payment Date.

          'Class A-2 Noteholders' Interest Distributable Amount' means, with respect to any Payment Date, the sum of the Class A-2 Noteholders' Monthly Interest Distributable Amount for such Payment Date and the Class A-2 Noteholders' Interest Carryover Shortfall for such Payment Date.

          'Class A-2 Noteholders' Monthly Interest Distributable Amount' means,
     (a) for the first Payment Date, an amount equal to the product of (i) the Class A-2 Interest Rate, (ii) the initial principal balance of the Class A-2 Notes and (iii) a fraction, the numerator of which is the actual number of days elapsed from and including the Closing Date to and including December 14, 1997, and the denominator of which is 360 and (b) for any Payment Date after the first Payment Date, an amount equal to the product of (i) one-twelfth of the Class A-2 Interest Rate and (ii) the outstanding principal balance of the Class A-2 Notes as of the close of the preceding Payment Date (after giving effect to all distributions on account of principal on such preceding Payment Date).

          'Target Payment Date' means the first Payment Date on which the then outstanding principal amount of the Class A Notes equals or is less than the Class A Target Amount after giving effect to payments made on such Payment Date.

          Priority of Distribution Amounts. On each Determination Date, the Servicer will calculate the amount to be distributed to the Noteholders.

     On each Payment Date, the Indenture Trustee (based on the Servicer's determination made on the related Determination Date) shall make the following distributions in the following order of priority:

          (i) to the Servicer, from the Total Distribution Amount, the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods; provided, however, that as long as CPS is the Servicer and Norwest Bank Minnesota, National Association, is the Standby Servicer, the Indenture Trustee will first pay to the Standby Servicer out of the Servicing Fee otherwise payable to CPS an amount equal to the Standby Fee;

          (ii) in the event the Standby Servicer becomes the successor Servicer, to the Standby Servicer, from the Total Distribution Amount (as such Total Distribution Amount has been reduced by payments pursuant to clause (i) above), to the extent not previously paid by the predecessor Servicer pursuant to the Sale and Servicing Agreement, reasonable transition expenses (up to a maximum of $50,000) incurred in becoming successor Servicer;

          (iii) to the Indenture Trustee and the Owner Trustee, from the Total Distribution Amount (as such Total Distribution Amount has been reduced by payments pursuant to clauses (i) and (ii) above), the fees payable thereto for services pursuant to the Indenture and the Trust Agreement (the 'Trustee Fees') and reasonable out-of-pocket expenses thereof, (including counsel fees and expenses) and all unpaid Trustee Fees and all unpaid reasonable out-of-pocket expenses (including counsel fees and expenses) from prior Collection Periods; provided, however, that unless an Event of Default shall have occurred and be continuing, expenses payable to the Indenture Trustee and Owner Trustee pursuant to this clause (iii) and expenses payable to the Collateral Agent pursuant to clause (iv) below shall be limited to a total of $50,000 per annum;

          (iv) to the Collateral Agent, from the Total Distribution Amount (as such Total Distribution Amount has been reduced by payments pursuant to clauses (i) through (iii) above), all fees and expenses payable to the Collateral Agent with respect to such Payment Date;

          (v) to the Class A Noteholders, from the Total Distribution Amount (as such Total Distribution Amount has been reduced by payments pursuant to clauses (i) through (iv) above) the Class A Noteholders' Interest Distributable Amount for such Payment Date;

          (vi) unless an Event of Default has occurred and is continuing, to the Certificateholders, from the Total Distribution Amount (as such Total Distribution Amount has been reduced by payments pursuant to clauses (i) through (v) above) the Certificateholders' Interest Distributable Amount for such Payment Date;

          (vii) to the Class A Noteholders, from the Total Distribution Amount (as such Total Distribution Amount has been reduced by payments pursuant to clauses (i) through (vi) above), the Class A Noteholders' Principal Distributable Amount for such Payment Date to be distributed in accordance with 'Description of the Securities -- Payment of Principal';

          (viii) to the Insurer, from the Total Distribution Amount (as such Total Distribution Amount has been reduced by payments made pursuant to clauses (i) through (vii) above), any amounts due to the Insurer under the terms of the Trust Agreement and under the Insurance Agreement;

          (ix) in the event any Person other than the Standby Servicer becomes the successor Servicer, to such successor Servicer, from the Total Distribution Amount (as such Total Distribution Amount has been reduced by payments pursuant to clauses (i) through (viii) above) to the extent not previously paid by the predecessor Servicer, reasonable transition expenses (up to a maximum of $50,000 for all such expenses) incurred in acting as successor Servicer;

          (x) unless an Event of Default has occurred and is continuing, to the Certificateholders, from the Total Distribution Amount (as such Total Distribution Amount has been reduced by payments pursuant to clauses (i) through (ix) above), the Certificateholders' Principal Distributable Amount for such Payment Date;

          (xi) until the Target Payment Date, the remaining Total Distribution Amount, if any, to the holders of the then paying class of Class A Notes as a payment of principal;

          (xii) if an Event of Default shall have occurred and be continuing, to the Certificateholders, from the Total Distribution Amount (as such Total Distribution Amount has been reduced by payments pursuant to clauses (i) through (xi) above), the Certificateholders' Interest Distributable Amount for such Payment Date;

          (xiii) if an Event of Default shall have occurred and be continuing, to the Certificateholders, from the Total Distribution Amount (as such Total Distribution Amount has been reduced by payments pursuant to clauses (i) through (xii) above) the Certificateholders' Principal Distributable Amount for such Payment Date; and

          (xiv) after the Target Payment Date, to the Collateral Agent, for deposit into the Spread Account, the remaining Total Distribution Amount, if any.

     The Certificates will not receive any payment of principal or interest on any Payment Date prior to the Target Payment Date if an Event of Default is continuing on such Payment Date and the Certificates will not receive any payment of interest or principal on any Payment Date after the Target Payment Date if an Event of Default is continuing on such Payment Date until the full amount of the Noteholders' Distributable Amount due to the Class A Noteholders with respect to such Payment Date has been deposited in the Distribution Account.

     On the third business day prior to a Payment Date, the Indenture Trustee will determine, based on a certificate from the Servicer, whether there are amounts sufficient, after payment of amounts as set forth in the priorities of distribution in the Indenture, to distribute the Class A Noteholders' Distributable Amount.

     The Spread Account. As part of the consideration for the issuance of the Policy, the Seller has agreed to cause to be established with Norwest Bank Minnesota, National Association (in such capacity, the 'Collateral Agent') an account (the 'Spread Account') for the benefit of the Insurer and the Indenture Trustee on behalf of the Class A Noteholders. The Collateral Agent will not hold the Requisite Amount for the Certificateholders. After the Target Payment Date any portion of the Total Distribution Amount remaining on any Payment Date after payment of all fees and expenses due on such date to the Servicer, the Standby Servicer, the Indenture Trustee, the Owner Trustee, any successor Servicer and the Collateral Agent and all amounts owing to the Insurer on such date and all principal and interest payments due to the Noteholders and Certificateholders on such Payment Date, will be deposited in the Spread Account and held by the Collateral Agent for the benefit of the Insurer and the Indenture Trustee on behalf of the Class A Noteholders. If on any Payment Date, the Total Distribution Amount is insufficient to pay all distributions required to be made on such day pursuant to priorities (i) through (v) and (vii) through (ix) under ' Priority of Distribution Amounts', then amounts on deposit in the Spread Account will be applied to pay the amounts due on such Payment Date pursuant to such priorities (i) through (v) and (vii) through (ix).

     Amounts on deposit in the Spread Account on any Payment Date which (after all payments required to be made on such Payment Date have been made) are in excess of the Requisite Amount will be released to or at the direction of the Seller on such Payment Date.

     So long as an Insurer Default shall not have occurred and be continuing, the Insurer will be entitled to exercise in its sole discretion all rights under the master spread account agreement among the Seller, the Insurer, the Indenture Trustee and the Collateral Agent (the 'Master Spread Account Agreement') with respect to the Spread Account and any amounts on deposit therein and will have no liability to the Indenture Trustee or the Noteholders for the exercise of such rights. The Insurer (so long as an Insurer Default shall not have occurred and be continuing) may, with the written consent of CPS, the Seller and the Collateral Agent but without the consent of the Indenture Trustee or any Noteholder, reduce the Requisite Amount or modify any term of the Master Spread Account Agreement (including terminating the Master Spread Account Agreement and releasing all funds on deposit in the Spread Account); provided, however, that the Insurer will agree that it will not modify the terms of or terminate the existence of the Spread Account such that the Class A Notes, without the benefit of the Policy, would be rated less than 'BBB' by Standard & Poor's or 'Baa2' by Moody's. Because the Requisite Amount or the existence of the Spread Account may be modified or terminated by the Insurer as described above, Class A Noteholders should not rely on amounts in the Spread Account for payments of principal or interest on the Class A Notes.

EVENTS OF DEFAULT

     Unless an Insurer Default shall have occurred and be continuing, 'Events of Default' under the Indenture will consist of those events defined in the Insurance Agreement as Insurance Agreement Indenture Cross Defaults, and will constitute an Event of Default under the Indenture only if the

Insurer shall have delivered to the Indenture Trustee a written notice specifying that any such Insurance Agreement Indenture Cross Default constitutes an Event of Default under the Indenture. An 'Insurance Agreement Indenture Cross Default' may result from: (i) a demand for payment under the Policy; (ii) an Insolvency Event (as defined herein); (iii) the Trust becoming taxable as an association (or publicly traded partnership) taxable as a corporation for federal or state income tax purposes; (iv) the sum of the Total Distribution Amount with respect to any Payment Date plus the amount (if any) available from certain collateral accounts maintained for the benefit of the Insurer is less than the sum of the amounts described in clauses (i) through (viii) under 'Description of the Trust Documents -- Distributions' herein; and (v) any failure to observe or perform in any material respect any other covenants, representation, warranty or agreements of the Trust in the Indenture, any certificate or other writing delivered in connection therewith, and such failure continues for 30 days after written notice of such failure or incorrect representation or warranty has been given to the Trust and the Indenture Trustee by the Insurer.

     Upon the occurrence of an Event of Default, and so long as an Insurer Default shall not have occurred and be continuing, the Notes shall become due and payable at par with accrued interest thereon, the Insurer will have the right, but not the obligation, to cause the Indenture Trustee to liquidate the Trust Assets, in whole or in part, on any date or dates following the acceleration of the Notes due to such Event of Default, and to distribute the proceeds of such liquidation in accordance with the terms of the Indenture. The Insurer may not, however, cause the Indenture Trustee to liquidate the Trust Assets, in whole or in part, if the proceeds of such liquidation would not be sufficient to pay all outstanding principal and accrued interest on the Notes and the Certificates, unless it shall have received instruction to do so by holders of at least 66 2/3% of the outstanding principal balance of each of the Class A Notes and the Certificates, respectively. Following the occurrence of any Event of Default, the Indenture Trustee will continue to submit claims as necessary under the Policy for any shortfalls in the Scheduled Payments on the Class A Notes, except that the Insurer, in its sole discretion, may elect to pay all or any portion of the outstanding amount of the Class A Notes in excess thereof, plus accrued interest thereon. See 'The Policy' and 'Description of the Securities -- Mandatory Prepayment' herein.

     If an Insurer Default has occurred and is continuing, 'Events of Default' will consist of the following events set forth in the Indenture: (i) a default for five days or more in the payment of any interest on the Notes; (ii) a default for five days or more in the payment of the principal of or any installment of the principal of the Notes when the same becomes due and payable on the Final Scheduled Payment Date; (iii) a default in the observance or performance in any material respect of any covenant or agreement of the Trust made in the Indenture, or any representation or warranty made by the Trust in the Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect as of the time made, and the continuation of any such default or the failure to cure such breach of a representation or warranty for a period of 30 days (or such longer period not in excess of 90 days as is reasonably necessary to cure such default) after notice thereof is given to the Trust by the Trustee or to the Trust and the Trustee by the holders of at least 25% in principal amount of the Notes then outstanding; or (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Trust.

     Upon the occurrence of an Event of Default, and so long as an Insurer Default has occurred and is continuing the Trustee or the holders of Notes representing at least a majority of the principal amount of the Notes then outstanding may declare the principal of the Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the holders of Notes representing at least a majority of the principal amount of the Notes then outstanding. The Trustee may also institute proceedings to collect amounts due or foreclose on the Trust Property, exercise remedies as a secured party, sell the related Receivables or elect to have the Trust maintain possession of such Receivables and continue to apply collections on such Receivables as if there had been no declaration of acceleration. The Trustee, however, will be prohibited from selling the related Receivables following an Event of Default unless (i) the holders of all the outstanding Notes consent to such sale; (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes at the date of such sale; or (iii) the Trustee determines that the proceeds of the Receivables would not be sufficient on an ongoing basis to make all payments of the Notes as such payments would have become due if such obligations had not been declared due and payable, and the

Trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding amount of the Notes. Following a declaration upon an Event of Default that the Notes are immediately due and payable, Noteholders will be entitled to (i) ratable repayment of principal on the basis of their respective unpaid principal balances and (ii) ratable payment of unpaid interest, due and payable on the Notes.

STATEMENTS TO NOTEHOLDERS

     On each Payment Date, the Indenture Trustee will include with each distribution to each Noteholder of record as of the close of business on the applicable Record Date and each Rating Agency that is currently rating the Notes a statement (prepared by the Servicer) setting forth the following information with respect to the preceding Collection Period, to the extent applicable: (i) the amount of the distribution allocable to principal of each class of Notes and the Certificates; (ii) the amount of the distribution allocable to interest on each class of Notes and the Certificates; (iii) the Pool Balance and the Pool Factor for each class of Notes as of the close of business on the last day of the preceding Collection Period; (iv) the aggregate principal balance of each class of Notes and the Certificates as of the close of business on the last day of the preceding Collection Period, after giving effect to payments allocated to principal reported under (i) above; (v) the amount of the Servicing Fee paid to the Servicer with respect to the related Collection Period (inclusive of the Standby Fee), the amount of any unpaid Servicing Fees and the change in such amount from that of the prior Payment Date; (vi) the amount of the Class A-1 Noteholders' Interest Carryover Shortfall, Class A-2 Noteholders' Interest Carryover Shortfall, and Certificateholders' Interest Carryover Shortfall, if applicable, and Class A Noteholders' Principal Carryover Shortfall, and Certificateholders' Principal Carryover Shortfall, if applicable, on such Payment Date and the change in such amounts from those on the prior Payment Date; (vii) the amount paid to the Class A Noteholders under the Policy for such Payment Date; (viii) the amount distributable to the Insurer on such Payment Date; (ix) the aggregate amount in the Spread Account and the change in such amount from the previous Payment Date; (x) the number of Receivables and the aggregate gross amount scheduled to be paid thereon, including unearned finance and other charges, for which the related Obligors are delinquent in making Scheduled Receivable Payments between 31 and 59 days and 60 days or more; (xi) the number and the aggregate Purchase Amount of Receivables repurchased by CPS or purchased by the Servicer; and (xii) the cumulative Principal Balance of all Receivables that have become Liquidated Receivables, net of Recoveries, during the period from the Cutoff Date to the last day of the related Collection Period.

     Each amount set forth pursuant to subclauses (i), (ii), (v) and (vi) above shall be expressed in the aggregate and as a dollar amount per $1,000 of original principal balance of a Note.

     Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the Sale and Servicing Agreement, the Indenture Trustee will mail to each person who at any time during such calendar year shall have been a Noteholder and received any payment on such holder's Notes, a statement (prepared by the Servicer) containing the sum of the amounts described in (i), (ii) and (v) above for the purposes of such Noteholder's preparation of federal income tax returns. See 'Description of the Trust Documents Statements to Noteholders' and 'Federal Income Tax Consequences' in this Prospectus Supplement.

EVIDENCE AS TO COMPLIANCE

     The Sale and Servicing Agreement will provide that a firm of independent certified public accountants will furnish to the Indenture Trustee and the Insurer on or before July 31 of each year, beginning July 31, 1998, a report as to compliance by the Servicer during the preceding twelve months ended March 31 with certain standards relating to the servicing of the Receivables (or in the case of the first such certificate, the period from the Cutoff Date to March 31,
1998).

     The Sale and Servicing Agreement will also provide for delivery to the Indenture Trustee and the Insurer, on or before July 31 of each year, commencing July 31, 1998 of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under the Sale and Servicing Agreement throughout the preceding twelve months ended March 31 or, if there has been a default in the fulfillment of any such obligation, describing each such default (or in the case of the first such certificate, the period from the Cutoff Date to March 31, 1998). The Servicer has agreed to give the Indenture Trustee and the Insurer notice of any Events of Default under the Sale and Servicing Agreement.

     Copies of such statements and certificates may be obtained by Noteholders by a request in writing addressed to the Indenture Trustee.

CERTAIN MATTERS REGARDING THE SERVICER

     The Sale and Servicing Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder except upon determination that its performance of such duties is no longer permissible under applicable law and with the consent of the Insurer. No such resignation will become effective until a successor servicer has assumed the servicing obligations and duties under the Sale and Servicing Agreement. In the event CPS resigns as Servicer or is terminated as Servicer, the Standby Servicer has agreed pursuant to the Servicing Assumption Agreement to assume the servicing obligations and duties under the Sale and Servicing Agreement; however, so long as an Insurer Default shall not have occurred and be continuing, the Insurer in its sole and absolute discretion may appoint a successor Servicer other than the Standby Servicer.

     The Sale and Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees, and agents will be under any liability to the Trust or the Noteholders for taking any action or for refraining from taking any action pursuant to the Sale and Servicing Agreement, or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. In addition, the Sale and Servicing Agreement will provide that the Servicer is under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under the Sale and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability.

     Under the circumstances specified in the Sale and Servicing Agreement any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of the Servicer which corporation or other entity in each of the foregoing cases assumes the obligations of the Servicer, will be the successor of the Servicer under the Sale and Servicing Agreement.

     The Sale and Servicing Agreement provides that the rights and obligations of the Servicer terminate after 90 days unless renewed by the Insurer for successive 90-day periods. The Insurer will agree to grant continuous renewals so long as (i) no Servicer Termination Event under the Sale and Servicing Agreement has occurred and (ii) no event of default under the Insurance Agreement has occurred. See 'Description of the Securities -- Certain Matters Regarding the Servicer' in the Prospectus.

SERVICER TERMINATION EVENTS

     Any of the following events will constitute a 'Servicer Termination Event' under the Sale and Servicing Agreement: (i) any failure by the Servicer to deliver to the Indenture Trustee for distribution to the Securityholders any required payment, which failure continues unremedied for two Business Days (or, in the case of a payment or deposit to be made no later than a Payment Date, the failure to make such payment or deposit by such Payment Date), or any failure to deliver to the Indenture Trustee the annual accountants' report, the annual statement as to compliance or the statement to the Noteholders, in each case, within five days of the date it is due; (ii) any failure by the Servicer duly to observe or perform in any material respect any other covenant or agreement in the Sale and Servicing Agreement and continues unremedied for 30 days after the giving of written notice of such failure (1) to the Servicer or the Seller, as the case may be, by the Insurer or by the Indenture Trustee, or (2) to the Servicer or the Seller, as the case may be, and to the Indenture Trustee and the Insurer by the holders of Notes evidencing not less than 25% of the outstanding principal balance of the Notes; (iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings with respect to the Servicer or, so long as CPS is Servicer, of any of its affiliates, and certain actions by the Servicer, the Seller or, so long as CPS is Servicer, of any of its affiliates, indicating its insolvency, reorganization pursuant to bankruptcy proceedings, or inability to pay its obligations; (iv) a claim is made under the Policy; or (v) the occurrence of an event of default under the Insurance Agreement.

RIGHTS UPON SERVICER TERMINATION EVENT

     Following the occurrence of a Servicer Termination Event that remains unremedied, (x) provided no Insurer Default shall have occurred and be continuing, the Insurer in its sole and absolute discretion or (y) if an Insurer Default shall have occurred and be continuing, then the Indenture Trustee or the holders of Notes evidencing not less than 25% of the outstanding principal balance of the Notes may terminate all the rights and obligations of the Servicer under the Sale and Servicing Agreement, whereupon the Standby Servicer, or such other successor Servicer as shall be or have been appointed by the Insurer (or, if an Insurer Default shall have occurred and be continuing, by the Indenture Trustee or the Noteholders, as described above) will succeed to all the responsibilities, duties and liabilities of the Servicer under the Sale and Servicing Agreement; provided, however, that such successor Servicer shall have no liability with respect to any obligation which was required to be performed by the predecessor Servicer prior to the date such successor Servicer becomes the Servicer or the claim of a third party (including a Noteholder) based on any alleged action or inaction of the predecessor Servicer as Servicer.

     'Insurer Default' shall mean any one of the following events shall have occurred and be continuing: (i) the Insurer fails to make a payment required under the Policy in accordance with its terms; (ii) the Insurer (A) files any petition or commences any case or proceeding under any provision or chapter of the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (B) makes a general assignment for the benefit of its creditors, or (C) has an order for relief entered against it under the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or (iii) a court of competent jurisdiction, the New York Department of Insurance or other competent regulatory authority enters a final and nonappealable order, judgment or decree (A) appointing a custodian, trustee, agent or receiver for the Insurer or for all or any material portion of its property or (B) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Insurer (or the taking of possession of all or any material portion of the property of the Insurer).

WAIVER OF PAST DEFAULTS

     With respect to the Trust, subject to the approval of the Insurer, the holders of Class A Notes evidencing more than 50% of the outstanding principal balance of the Class A Notes (the 'Class A Note Majority') or, after the Class A Notes have been paid in full, the holders of Certificates evidencing more than 50% of the outstanding principal balance of the Certificates (the 'Certificate Majority') may, on behalf of all Securityholders waive any default by the Servicer in the performance of its obligations under the Sale and Servicing Agreement and its consequences, except a default in making any required deposits to or payments from any of the Trust Accounts in accordance with the Sale and Servicing Agreement. No such waiver shall impair the Noteholders' rights with respect to subsequent defaults.

                               CREDIT ENHANCEMENT

THE POLICY

     Concurrently with the issuance of the Securities, the Insurer will issue the Policy to the Indenture Trustee for the benefit of the Class A Noteholders. Under the Policy, the Insurer will unconditionally and irrevocably guarantee the full, complete and timely payment of (i) the Class A Noteholders' Interest Distributable Amount and (ii) the Class A Noteholders' Principal Distributable Amount. See 'The Policy' in this Prospectus Supplement.

SUBORDINATION OF THE CERTIFICATES

     No distribution of interest will be made to the Certificateholders on any Payment Date until the Class A Notes have been paid the full amount of the Class A Noteholders' Interest Distributable Amount and no distributions of principal will be made to the Certificateholders on any Payment Date until the Class A Notes have been paid the full amount of the Class A Noteholders' Interest Distributable Amount and the Class A Noteholders' Principal Distributable Amount for such Payment Date.

     Upon the occurrence and during the continuance of an Event of Default, distributions of interest on and principal of the Certificates will be subordinated in priority of payment of the prior payment in full of all amounts due on the Notes. This subordination of the Certificates is intended to enhance the likelihood of timely receipt by the Class A Noteholders of the full amount of interest and principal distributable to them on each Payment Date and to afford the Class A Noteholders limited protection against losses in respect of the Receivables.

                                   THE POLICY

     The following summary of the terms of the Policy does not purport to be complete and is qualified in its entirety by reference to the Policy.

     Simultaneously with the issuance of the Notes, the Insurer will deliver the Policy to the Indenture Trustee for the benefit of each Class A Noteholder. Under the Policy, the Insurer unconditionally and irrevocably guarantees to the Indenture Trustee for the benefit of each Class A Noteholder the full and complete payment of (i) Scheduled Payments (as defined below) on the Class A Notes and (ii) any Scheduled Payment which subsequently is avoided in whole or in part as a preference payment under applicable law.

     'Scheduled Payments' means payments that are scheduled to be made on the Class A Notes during the term of the Policy in an amount equal to the sum of (i) the Class A Noteholders' Interest Distributable Amount and (ii) the Class A Noteholders' Principal Distributable Amount on a Payment Date, in each case, in accordance with the original terms of the Class A Notes when issued and without regard to any amendment or modification of the Class A Notes or the Indenture which has not been consented to by the Insurer. Scheduled Payments do not include payments which become due on an accelerated basis as a result of (a) a default by the Issuer, (b) an election by the Issuer to pay principal on an accelerated basis, (c) the occurrence of an Event of Default under the Indenture or (d) any other cause, unless the Insurer elects, in its sole discretion, to pay in whole or in part such principal due upon acceleration, together with any accrued interest to the date of acceleration. In the event the Insurer does not so elect, the Policy will continue to guarantee Scheduled Payments due on the Class A Notes in accordance with their original terms. Scheduled Payments shall not include, nor shall coverage be provided under the Policy in respect of, (i) any portion of a Class A Noteholders' Interest Distributable Amount due to Class A Noteholders because a notice and certificate in proper form was not timely Received by the Insurer, or (ii) any portion of the Class A Noteholders' Interest Distributable Amount due to Class A Noteholders representing interest on any Noteholders' Interest Carryover Shortfall accrued from and including the date of payment of the amount of such Noteholders' Interest Carryover Shortfall pursuant to the Policy. Scheduled Payments shall not include any amounts due in respect of the Class A Notes attributable to any increase in interest rates, penalties or other sums payable by the Trust by reason of a default or Event of Default in respect of the Class A Notes, or by reason of a deterioration of the creditworthiness of the Trust, nor shall Scheduled Payments include, nor shall coverage be provided under the Policy in respect of, any taxes, withholding or other charges with respect to any Class A Noteholder imposed by any governmental authority due in connection with the payment of any Scheduled Payments to a Class A Noteholder.

     Payment of claims on the Policy made in respect of Scheduled Payments will be made by the Insurer following Receipt by the Insurer of the appropriate notice for payment on the later to occur of (a) 12:00 noon, New York City time, on the third Business Day following Receipt of such notice for payment, and (b) 12:00 noon, New York City time, on the Payment Date on which such payment was due on the Class A Notes.

     If payment of any amount avoided as a preference under applicable bankruptcy, insolvency, receivership or similar law is required to be made under the Policy, the Insurer shall cause such payment to be made on the later of the date when due to be paid pursuant to the Order referred to below or the first to occur of (a) the fourth Business Day following Receipt by the Insurer from the Indenture Trustee of (i) a certified copy of the order (the 'Order') of the court or other governmental body which exercised jurisdiction to the effect that the Class A Noteholder is required to return the amount of any Scheduled Payment distributed with respect to the Class A Notes during the term of the Policy because such distributions were avoidable as preference payments under applicable bankruptcy law, (ii) a certificate of the Noteholder that the Order has been entered and is not subject to any stay, and (iii) an assignment duly executed and delivered by the Class A Noteholder, in such form as is reasonably required by the Insurer and provided to the Class A Noteholder by the Insurer, irrevocably assigning to the Insurer all rights and claims of the Class A Noteholder relating to or arising under the Class A Notes against the debtor which made such preference payment or otherwise with respect to such preference payment, or (b) the date of Receipt by the Insurer from the Indenture Trustee of the items referred to in clauses (i), (ii) and (iii) above if, at least four Business Days prior to such date of Receipt, the Insurer shall have received written notice from the Indenture Trustee that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Indenture Trustee or any Class A Noteholder directly (unless a Class A Noteholder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which event, such payment shall be disbursed to the Indenture Trustee for distribution to such Class A Noteholder upon proof of such payment reasonably satisfactory to the Insurer). In connection with the foregoing, the Insurer shall have the rights provided pursuant to the Indenture.

     The terms 'Receipt' and 'Received' with respect to the Policy, shall mean actual delivery to the Insurer and to its fiscal agent, if any, prior to 12:00 noon, New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 noon, New York City time, shall be deemed to be Receipt on the next succeeding Business Day. If any notice or certificate given under the Policy by the Indenture Trustee is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received, and the Insurer or its fiscal agent shall promptly so advise the Indenture Trustee and the Indenture Trustee may submit an amended notice.

     Under the Policy, 'Business Day' means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the City of New York, New York, Minneapolis, Minnesota, the State in which the principal corporate trust office of the Indenture Trustee is located, or any other location of any successor Trustee or successor Collateral Agent are authorized or obligated by law or executive order to be closed.

     The Insurer's obligations under the Policy in respect of the Scheduled Payments shall be discharged to the extent funds are transferred to the Indenture Trustee as provided in the Policy whether or not such funds are properly applied by the Indenture Trustee.

     The Insurer shall be subrogated to the rights of each Class A Noteholder to receive payments of principal and interest to the extent of any payment by the Insurer under the Policy.

     Claims under the Policy constitute direct, unsecured and unsubordinated obligations of the Insurer ranking not less than pari passu with other unsecured and unsubordinated indebtedness of the Insurer for borrowed money. Claims against the Insurer under the Policy and claims against the Insurer under each other financial guaranty insurance policy issued thereby constitute pari passu claims against the general assets of the Insurer. The terms of the Policy cannot be modified or altered by any other agreement or instrument, or by the merger, consolidation or dissolution of the Trust. The Policy may not be canceled or revoked prior to distribution in full of all Scheduled Payments with respect to the Class A Notes. The Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law. The Policy is governed by the laws of the State of New York.

                                  THE INSURER

GENERAL

     Financial Security Assurance Inc. (the 'Insurer' and, for purposes of this Section, 'Financial Security') is a monoline insurance company incorporated in 1984 under the laws of the State of New York. Financial Security is licensed, to engage in financial guaranty insurance business in all 50 states, the District of Columbia and Puerto Rico.

     Financial Security and its subsidiaries are engaged in the business of writing financial guaranty insurance, principally in respect of securities offered in domestic and foreign markets. In general, financial guaranty insurance consists of the issuance of a guaranty of scheduled payments of an issuer's securities thereby enhancing the credit rating of those securities in consideration for the payment of a premium to the insurer. Financial Security and its subsidiaries principally insure asset-backed, collateralized and municipal securities. Asset-backed securities are generally supported by residential mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value. Collateralized securities include public utility first mortgage bonds and sale/leaseback obligation bonds. Municipal securities consist largely of general obligation bonds, special revenue bonds and other special obligations of state and local governments. Financial Security insures both newly issued securities sold in the primary market and outstanding securities sold in the secondary market that satisfy Financial Security's underwriting criteria.

     Financial Security is a wholly-owned subsidiary of Financial Security Assurance Holdings Ltd. ('Holdings'), a New York Stock Exchange listed company. Major shareholders of Holdings include Fund American Enterprise Holdings, Inc., U S WEST Capital Corporation and The Tokio Marine and Fire Insurance Co., Ltd. No shareholder of Holdings is obligated to pay any debt of Financial Security or any claim under any insurance policy issued by Financial Security or to make any additional contribution to the capital of Financial Security.

     The principal executive offices of Financial Security are located at 350 Park Avenue, New York, New York 10022, and its telephone number at that location is (212) 826-0100.

REINSURANCE

     Pursuant to an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by Financial Security or any of its domestic operating insurance company subsidiaries are reinsured among such companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations. In addition, Financial Security reinsures a portion of its liabilities under certain of its financial guaranty insurance policies with other reinsurers under various quota share treaties and on a transaction-by-transaction basis. Such reinsurance is utilized by Financial Security as a risk management device and to comply with certain statutory and rating agency requirements; it does not alter or limit Financial Security's obligations under any financial guaranty insurance policy.

RATING OF CLAIMS-PAYING ABILITY

     Financial Security's claims-paying ability is rated 'Aaa' by Moody's Investors Service, Inc. and 'AAA' by Standard & Poor's Ratings Services, Fitch Investors Service, L.P., Nippon Investors Service Inc. and Standard & Poor's (Australia) Pty. Ltd. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies. See 'Risk Factors -- Ratings of the Notes' in this Prospectus Supplement.

CAPITALIZATION

     The following table sets forth the capitalization of Financial Security and its wholly owned subsidiaries on the basis of generally accepted accounting principles as of September 30, 1997 (in thousands):

                                                                                       SEPTEMBER 30, 1997
                                                                                       ------------------
                                                                                          (UNAUDITED)

Deferred premium revenue (net of prepaid reinsurance premiums)......................       $  402,891
Shareholder's equity:
     Common stock...................................................................           15,000
     Additional paid-in capital.....................................................          646,620
     Unrealized gain on investments (net of deferred income taxes)..................           20,808
     Accumulated earnings...........................................................          212,033
                                                                                       ------------------
          Total shareholder's equity................................................          894,461
                                                                                       ------------------
          Total deferred premium revenue and shareholder's equity...................       $1,297,352
                                                                                       ------------------
                                                                                       ------------------

     For further information concerning Financial Security, see the Consolidated Financial Statements of Financial Security Assurance Inc., and Subsidiaries, and the notes thereto, incorporated by reference herein. Copies of the statutory quarterly and annual statements filed with the State of New York Insurance Department by Financial Security are available upon request to the State of New York Insurance Department.

INSURANCE REGULATION

     Financial Security is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of New York, its state of domicile. In addition, Financial Security and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance corporation licensed to do business in the State of New York, Financial Security is subject to Article 69 of the New York Insurance Law which, among other things, limits the business of each insurer to financial guaranty insurance and related lines, requires that each such insurer maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each such insurer, and limits the size of individual transactions ('single risks') and the volume of transactions ('aggregate risks') that may be underwritten by each such insurer. Other provisions of the New York Insurance Law, applicable to non-life insurance companies such as Financial Security, regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liability for borrowings.

                        FEDERAL INCOME TAX CONSEQUENCES

     In the opinion of Federal Tax Counsel, for Federal income tax purposes the Class A Notes will be characterized as debt, and the Trust will not be characterized as an association (or publicly traded partnership) taxable as a corporation. Each Noteholder, by the acceptance of a Note, will agree to treat the Notes as indebtedness for Federal income tax purposes. See 'Federal Income Tax Consequences' in the Prospectus for additional information concerning the application of Federal income tax laws to the Trust and the Notes.

                              ERISA CONSIDERATIONS

     Section 406 of the Employee Retirement Income Security Act of 1974, as amended ('ERISA'), and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as an individual retirement account and a Keogh plan (each a 'Benefit Plan'), from engaging in certain transactions with persons that are 'parties in interest' under ERISA or 'disqualified persons' under the Code with respect to such Benefit Plan. A violation of these 'prohibited transaction' rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of the Benefit Plan. In addition, Title I of ERISA also requires fiduciaries of a Benefit

Plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.

     Certain transactions involving the Trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased Class A Notes if assets of the Trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the 'Regulation'), the assets of the Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an 'equity interest' in the Trust and none of the exceptions contained in the Regulation was applicable. An equity interest is defined under the Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, the Seller believes that, at the time of their issuance, the Class A Notes should be treated as indebtedness of the Trust without substantial equity features for purposes of the Regulation. This determination is based in part upon the traditional debt features of the Class A Notes, including the reasonable expectation of purchasers of Class A Notes that the Class A Notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the Notes for ERISA purposes could change if the Trust incurred losses.

     However, without regard to whether the Class A Notes are treated as an equity interest for purposes of the Regulation, the acquisition or holding of Class A Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Trust, the Seller, the Servicer, the Owner Trustee or the Indenture Trustee is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of Class A Notes by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such Class A Notes. Included among these exemptions are: Prohibited Transaction Class Exemption ('PTCE') 96-23, regarding transactions effected by 'in-house asset managers'; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; and PTCE 84-14, regarding transactions effected by 'qualified professional asset managers.' By acquiring a Class A Note, each purchaser will be deemed to represent that either
(i) it is not acquiring the Class A Notes with the assets of a Benefit Plan; or
(ii) the acquisition and holding of the Class A Notes will not give rise to a nonexempt prohibited transaction under Section 406(a) of ERISA or Section 4975 of the Code.

     Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements, however governmental plans may be subject to comparable state law restrictions.

     A plan fiduciary considering the purchase of Class A Notes should consult its legal advisors regarding whether the assets of the Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                                  UNDERWRITING

     Under the terms and subject to the conditions contained in an underwriting agreement dated December 8, 1997 (the 'Underwriting Agreement') among CPS, the Seller, Samco, Linc and PaineWebber Incorporated and Black Diamond Securities, LLC (the 'Underwriters'), the Seller has agreed to sell to the Underwriters, and the Underwriters have agreed to purchase, Class A Notes in the following amounts:

                                                                PRINCIPAL AMOUNT OF    PRINCIPAL AMOUNT OF
UNDERWRITERS                                                      CLASS A-1 NOTES        CLASS A-2 NOTES
-------------------------------------------------------------   -------------------    -------------------
PaineWebber Incorporated.....................................       $27,875,000            $17,587,500
Black Diamond Securities, LLC................................       $27,875,000            $17,587,500
                                                                -------------------    -------------------
     Total...................................................       $55,750,000            $35,175,000

     The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters will purchase all the Class A Notes offered hereby if any of such Class A Notes are purchased.

     CPS and the Seller have been advised by the Underwriters that the Underwriters propose to offer the Class A Notes from time to time for sale in negotiated transactions or otherwise, at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling the Class A Notes to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters and any purchasers of Class A Notes for whom they may act as agent. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Class A Notes may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of Class A Notes by them may be deemed to be underwriting discounts or commissions, under the Securities Act.

     The Class A Notes are a new issue of securities with no established trading market. The Underwriters have advised CPS and the Seller that they intend to act as market makers for the Class A Notes. However, the Underwriters are not obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of any trading market for the Class A Notes.

     Black Diamond Securities, LLC was registered as a broker-dealer as of September 11, 1996 and is primarily engaged in the business of structuring, underwriting and placing asset-backed securities, including those of the Issuer and similar trusts sponsored by CPS.

     CPS and the Seller have agreed to indemnify the Underwriters against certain liabilities, including civil liabilities under the Securities Act, or contribute to payments which the Underwriters may be required to make in respect thereof.

                                 LEGAL OPINIONS

     Certain legal matters relating to the Securities will be passed upon for the Seller and the Servicer by Mayer, Brown & Platt, New York, New York. Certain legal matters related to the Policy will be passed upon for the Insurer by Bruce
E. Stern, Esq., General Counsel of the Insurer or an Associate General Counsel of the Insurer.

                                    EXPERTS

     The consolidated balance sheets of Financial Security Assurance Inc. and Subsidiaries as of December 31, 1996 and 1995 and the related consolidated statements of income, changes in shareholder's equity and cash flows for each of the three years in the period ended December 31, 1996, incorporated by reference in this Prospectus Supplement, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                 INDEX OF TERMS

     Set forth below is a list of the defined terms used in this Prospectus Supplement and the pages on which the definitions of such terms may be found herein.

Actuarial Receivables.........................................................................                S-36
aggregate risks...............................................................................                S-56
Alpha Program.................................................................................                S-24
APR...........................................................................................                S-30
Benefit Plan..................................................................................          S-18, S-56
Business Day..................................................................................           S-6, S-54
CEDEL.........................................................................................                S-17
Cede..........................................................................................          S-17, S-40
Certificate Majority..........................................................................                S-52
Certificate Pool Factor.......................................................................                S-37
Certificateholders............................................................................           S-9, S-39
Certificateholders' Distributable Amount......................................................                S-45
Certificateholders' Interest Carryover Shortfall..............................................                S-45
Certificateholders' Interest Distributable Amount.............................................                S-45
Certificateholders' Percentage................................................................          S-10, S-45
Certificateholders' Principal Carryover Shortfall.............................................                S-45
Certificateholders' Principal Distributable Amount............................................    S-10, S-40, S-45
Certificates..................................................................................            S-1, S-4
Class A Note Majority.........................................................................                S-52
Class A Noteholders...........................................................................                S-17
Class A Noteholders' Interest Distributable Amount............................................                S-45
Class A Noteholders' Percentage...............................................................           S-7, S-45
Class A Noteholders' Principal Carryover Shortfall............................................                S-45
Class A Noteholders' Principal Distributable Amount...........................................     S-7, S-39, S-44
Class A Notes.................................................................................            S-1, S-4
Class A Target Amount.........................................................................           S-7, S-46
Class A-1 Interest Rate.......................................................................                 S-6
Class A-1 Noteholders.........................................................................           S-6, S-39
Class A-1 Noteholders' Interest Carryover Shortfall...........................................                S-46
Class A-1 Noteholders' Interest Distributable Amount..........................................                S-46
Class A-1 Noteholders' Monthly Interest Distributable Amount..................................                S-46
Class A-1 Notes...............................................................................            S-1, S-4
Class A-1 Pool Factor.........................................................................                S-37
Class A-2 Interest Rate.......................................................................                 S-6
Class A-2 Noteholders.........................................................................           S-6, S-39
Class A-2 Noteholders' Interest Carryover Shortfall...........................................                S-46
Class A-2 Noteholders' Interest Distributable Amount..........................................                S-46
Class A-2 Noteholders' Monthly Interest Distributable Amount..................................                S-46
Class A-2 Notes...............................................................................            S-1, S-4
Class A-2 Pool Factor.........................................................................                S-37
Closing Date..................................................................................                 S-4
Collateral Agent..............................................................................                S-48
Collection Account............................................................................                S-42
Collection Period.............................................................................                 S-8
Commission....................................................................................                 S-2
Contracts.....................................................................................                S-22
CPS Purchase Agreement........................................................................           S-5, S-41
CPS Receivables...............................................................................                 S-5
CPS...........................................................................................            S-1, S-4
Cram Down Loss................................................................................                S-43
Cutoff Date...................................................................................                 S-5

Dealer Agreements.............................................................................                S-22
Dealers.......................................................................................                S-22
Delta Program.................................................................................                S-24
Deposit Institutions..........................................................................                S-23
Determination Date............................................................................                S-43
Distribution Account..........................................................................                S-43
DTC...........................................................................................     S-3, S-17, S-39
ERISA.........................................................................................                S-56
Euroclear.....................................................................................                S-17
European Depositaries.........................................................................          S-17, S-41
Events of Default.............................................................................          S-48, S-49
Exchange Act..................................................................................                 S-2
Federal Tax Counsel...........................................................................                S-17
Financed Vehicles.............................................................................                 S-5
Financial Intermediary........................................................................                S-41
Financial Security............................................................................           S-2, S-55
First Time Buyer Program......................................................................                S-24
holders.......................................................................................          S-17, S-39
Holdings......................................................................................           S-2, S-55
IFCs..........................................................................................                 S-5
Indenture Trustee.............................................................................                 S-1
Indenture.....................................................................................            S-1, S-4
Insurance Agreement Indenture Cross Default...................................................                S-49
Insurance Agreement...........................................................................                S-19
Insurer Default...............................................................................                S-52
Insurer.......................................................................................           S-4, S-55
Interest Rate.................................................................................                 S-6
Issuer........................................................................................                 S-4
Linc Purchase Agreement.......................................................................           S-5, S-41
Linc Receivables..............................................................................                 S-5
Linc..........................................................................................      S-1, S-5, S-23
Liquidated Receivable.........................................................................                S-44
Liquidation Proceeds..........................................................................                S-44
Lock-Box Account..............................................................................          S-14, S-42
Lock-Box Bank.................................................................................                S-14
Lock-Box Processor............................................................................                S-14
Master Spread Account Agreement...............................................................                S-48
Moody's.......................................................................................                S-18
Note Owners...................................................................................          S-17, S-39
Noteholders...................................................................................           S-6, S-39
Noteholders' Distributable Amount.............................................................                S-44
Notes.........................................................................................            S-1, S-4
Obligors......................................................................................                S-22
Order.........................................................................................                S-54
Original Pool Balance.........................................................................                 S-5
Owner Trustee.................................................................................                 S-1
Participants..................................................................................                S-41
Pass-Through Rate.............................................................................                 S-9
Payment Date..................................................................................                 S-6
Policy........................................................................................           S-1, S-12
Pool Balance..................................................................................                S-37
Post Office Box...............................................................................                S-14
prepayments...................................................................................                S-37
Principal Balance.............................................................................                S-44
Principal Distributable Amount................................................................           S-8, S-45

PTCE..........................................................................................                S-57
Purchase Agreements...........................................................................           S-5, S-42
Purchase Amount...............................................................................                S-44
Rating Agencies...............................................................................                S-18
Receipt.......................................................................................                S-54
Receivable....................................................................................                 S-4
Receivables Pool..............................................................................                 S-4
Receivables...................................................................................                 S-5
Received......................................................................................                S-54
Record Date...................................................................................                S-12
Recoveries....................................................................................                S-44
Registration Statement........................................................................                 S-2
Regulation....................................................................................                S-57
Relevant Depositary...........................................................................                S-41
Requisite Amount..............................................................................                S-13
Rule of 78's Receivables......................................................................                S-36
Sale and Servicing Agreement..................................................................                 S-5
Samco Purchase Agreement......................................................................           S-5, S-41
Samco Receivables.............................................................................                 S-5
Samco.........................................................................................            S-1, S-5
Scheduled Payments............................................................................          S-12, S-53
Scheduled Receivable Payment..................................................................                S-44
Securities Act................................................................................                 S-2
Securities....................................................................................            S-1, S-4
Securityholders...............................................................................           S-9, S-39
Seller........................................................................................            S-1, S-4
Servicer Termination Event....................................................................                S-51
Servicer......................................................................................                 S-4
Servicing Assumption Agreement................................................................                S-14
Servicing Fee Rate............................................................................                S-15
Servicing Fee.................................................................................                S-43
Simple Interest Receivables...................................................................                S-36
Single Risks..................................................................................                S-56
Spread Account................................................................................                S-48
Standard & Poor's.............................................................................                S-18
Standard Program..............................................................................                S-24
Standby Fee...................................................................................                S-14
Standby Servicer..............................................................................          S-14, S-38
Sub-Prime Borrowers...........................................................................                S-22
Target Payment Date...........................................................................           S-7, S-46
Total Distribution Amount.....................................................................                S-44
Trust Agreement...............................................................................                 S-4
Trust Assets..................................................................................                 S-4
Trust Documents...............................................................................                S-41
Trustee Fees..................................................................................                S-47
Trust.........................................................................................            S-1, S-4
UCC...........................................................................................                S-42
Underwriters..................................................................................                S-57
Underwriting Agreement........................................................................                S-57

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

PROSPECTUS

                          CPS AUTO RECEIVABLES TRUSTS
       AUTO RECEIVABLES BACKED NOTES AND CERTIFICATES ISSUABLE IN SERIES

                             CPS RECEIVABLES CORP.
                                     Seller

                          CONSUMER PORTFOLIO SERVICES
                              Sponsor and Servicer

     This Prospectus describes certain Auto Receivables Backed Notes (the 'Notes') and Auto Receivables Backed Certificates (the 'Certificates' and, together with the Notes, the 'Securities') that may be sold from time to time in one or more series (each a 'Series'), in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (each, a 'Prospectus Supplement'). Each Series of Securities may include one or more classes of Notes and one or more classes of Certificates, which will be issued by a trust to be formed by the Seller for the purpose of issuing one or more Series of such Securities (each, a 'Trust'). A Trust issuing Securities as described in this Prospectus and the related Prospectus Supplement shall be referred to herein as the 'Issuer.'

     Each class of Securities of any Series will evidence beneficial ownership in a segregated pool of assets (the 'Trust Assets') (such Securities, Certificates) or will represent indebtedness of the Issuer secured by the Trust Assets (such Securities, Notes), as described herein and in the related Prospectus Supplement. The Trust Assets may consist of any combination of retail installment sales contracts between manufacturers, dealers or certain other originators and retail purchasers including purchasers who are Sub-Prime Borrowers (as defined herein). See 'CPS Automobile Contract Portfolio.' The Trust Assets will be secured by new and used automobiles, light trucks, vans and minivans financed thereby, and originated by CPS or an Affiliated Originator, together with all moneys received relating thereto (the 'Contracts'). The Trust Assets will also include a security interest in the underlying new and used automobiles light trucks, vans and minivans and property relating thereto, together with the proceeds thereof (the 'Financed Vehicles' together with the Contracts, the 'Receivables'). If and to the extent specified in the related Prospectus Supplement, credit enhancement with respect to the Trust Assets or any class of Securities may include any one or more of the following: a financial guaranty insurance policy (a 'Policy') issued by an insurer specified in the related Prospectus Supplement, a reserve account, letters of credit, credit or liquidity facilities, third party payments or other support, cash deposits or other arrangements. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination, cross-support among the Receivables or over-collateralization. See 'Description of the Trust Documents -- Credit and Cash Flow Enhancement.' Except to the extent that a Prospectus Supplement for a series provides for a pre-funding period, the Receivables included in the Trust Assets for a Series will have been originated or acquired by CPS or an Affiliated Originator on or prior to the date of issuance of the related Securities, as described herein and in the related Prospectus Supplement. The Receivables included in a Trust will be serviced by a servicer (the 'Servicer') as described in the related Prospectus Supplement.

     Each Series of Securities may include one or more classes (each, a 'Class'). A Series may include one or more Classes of Securities entitled to principal distributions, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal distributions. The rights of one or more Classes of Securities of any Series may be senior or subordinate to the rights of one or more of the other Classes of Securities. A Series may include two or more Classes of Securities which may differ as to the timing, order or priority of payment, interest rate or amount of distributions of principal or interest or both. Information regarding each Class of Securities of a Series, together with certain characteristics of the related Receivables, will be set forth in the related Prospectus Supplement. The rate of payment in respect of principal of the Securities of any Class will depend on the priority of payment of such Class and the rate and timing of payments (including prepayments, defaults, liquidations or repurchases of Receivables) on the related Receivables. A rate of payment lower or higher than that anticipated may affect the weighted average life of each Class of Securities in the manner described herein and in the related Prospectus Supplement. See 'Description of the Securities.'

     PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH UNDER 'RISK FACTORS' BEGINNING ON PAGE 13 HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT. THE NOTES OF A GIVEN SERIES REPRESENT OBLIGATIONS OF THE ISSUER ONLY AND DO NOT REPRESENT OBLIGATIONS OF CPS, ANY SELLER, ANY SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES. THE CERTIFICATES OF A GIVEN SERIES REPRESENT BENEFICIAL INTERESTS IN THE RELATED TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF CPS, ANY SELLER, ANY SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE SECURITIES NOR THE UNDERLYING RECEIVABLES WILL BE GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY CPS, ANY SELLER, ANY SERVICER, ANY TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES, EXCEPT AS SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT. THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     Offers of the Securities may be made through one or more different methods, including offerings through underwriters as more fully described under 'Plan of Distribution' herein and in the related Prospectus Supplement. Prior to issuance, there will have been no market for the Securities of any Series, and there can be no assurance that a secondary market for the Securities will develop, or if it does develop, it will continue.

     Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of Securities unless accompanied by a Prospectus Supplement.

                THE DATE OF THIS PROSPECTUS IS OCTOBER 16, 1997.

                             PROSPECTUS SUPPLEMENT

     The Prospectus Supplement relating to a Series of Securities to be offered hereunder, among other things, will set forth with respect to such Series of
Securities: (i) a description of the Class or Classes of such Securities, (ii) the rate of interest, the 'Interest Rate' or other applicable rate (or the manner of determining such rate) and authorized denominations of each Class of such Securities; (iii) certain information concerning the Receivables and insurance polices, cash accounts, letters of credit, financial guaranty insurance policies, third party guarantees or other forms of credit enhancement, if any, relating to one or more pools of Receivables or all or part of the related Securities; (iv) the specified interest, if any, of each Class of Securities in, and manner and priority of, the distributions from the Trust Assets; (v) information as to the nature and extent of subordination with respect to such Series of Securities, if any; (vi) the payment date to Securityholders; (vii) information regarding the Servicer(s) for the related Receivables; (viii) the circumstances, if any, under which the Trust Assets may be subject to early termination; (ix) information regarding tax considerations; and (x) additional information with respect to the method of distribution of such Securities.

                             AVAILABLE INFORMATION

     This Prospectus, together with the Prospectus Supplement for each Series of Securities, contains a summary of the material terms of the applicable exhibits to the Registration Statement and the documents referred to herein and therein. Copies of such exhibits are on file at the offices of the Securities and Exchange Commission (the 'Commission') in Washington, D.C., and may be obtained at rates prescribed by the Commission upon request to the Commission and may be inspected, without charge, at the Commission's offices.

     The Sponsor has also filed with the Commission a Registration Statement (together with all amendments and exhibits thereto, referred to herein as the 'Registration Statement') under the Securities Act of 1933, as amended (the 'Securities Act'), with respect to the Securities offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's regional offices at 500 West Madison, 14th Floor, Chicago, Illinois 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of the Registration Statement may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a web site at http://www.sec.gov containing reports, proxy statements, information statements and other information regarding registrants, including CPS, that file electronically with Commission.

     No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Securities offered hereby and thereby, nor an offer of the Securities to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents subsequently filed by the Sponsor with respect to the Registration Statement, either on its own behalf or on behalf of a Trust, relating to any Series of Securities referred to in the accompanying Prospectus Supplement, with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), after the date of this Prospectus and prior to the termination of any offering of the Securities issued by the Issuer, shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                           REPORTS TO SECURITYHOLDERS

     So long as the Securities of a Series are in book-entry form, monthly and annual reports concerning the Securities and the Trust will be sent by the applicable Trustee to Cede & Co., as the nominee of DTC and as registered holder of the Securities pursuant to the related Indenture. DTC will supply such reports to Securityholders in accordance with its procedures. To the extent required by the Securities Exchange Act of 1934, as amended, each Trust will provide financial information to the Securityholders which has been examined and reported upon, with an opinion expressed by, an independent public accountant; to the extent not so required, such financial information will be unaudited. Each Trust will be formed to own the Receivables, hold and administer the Pre-Funding Account, if any, to issue the Securities and to acquire the Subsequent Receivables, if available. No Trust will have any assets or obligations prior to issuance of the Securities and no Trust will engage in any activities other than those described herein. Accordingly, no financial statements with respect to the related Trust will be included in any Prospectus Supplement.

                                SUMMARY OF TERMS

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to the Securities of any Series contained in the related Prospectus Supplement to be prepared and delivered in connection with the offering of such Securities. Certain capitalized terms used in the summary are defined elsewhere in the Prospectus on the pages indicated in the 'Index of Terms.'

Issuer....................................  With respect to any Series of Securities, a trust (each, a 'Trust')
                                            to be formed pursuant to a trust agreement (the 'Trust Agreement' )
                                            between the Seller and the trustee for such trust. A Trust issuing
                                            Securities pursuant to this Prospectus and the related Prospectus
                                            Supplement shall be referred to herein as the 'Issuer' with respect to the related Securities.
Seller....................................  CPS Receivables Corp. or another special-purpose subsidiary of CPS
                                            (each, a 'Seller'). See 'The Seller and CPS.'
Sponsor...................................  Consumer Portfolio Services, Inc. ('CPS' or the 'Sponsor'). See
                                            'CPS's Automobile Contract Portfolio' and 'The Seller and CPS.'
Servicer..................................  The entity named as Servicer in the related Prospectus Supplement
                                            (the 'Servicer'). Each Prospectus Supplement will specify whether the
                                            Servicer will service the Receivables in the related Receivables Pool directly or indirectly through one or more subservicers (each, a
                                            'Subservicer').
Trustee...................................  The Trustee for each Series of Securities will be specified in the related Prospectus Supplement. In addition, a Trust may separately enter into an Indenture and may issue Notes pursuant to such
                                            Indenture; in any such case, the Trust and the Indenture will be administered by separate, independent trustees as required by the rules and regulations under the Trust Indenture Act of 1939 and the
                                            Investment Company Act of 1940.
The Securities............................  Each Class of Securities of any Series will either evidence beneficial interests in a segregated pool of assets (the 'Trust
                                            Assets') (such Securities, 'Certificates') or will represent indebtedness of the Trust secured by the Trust Assets (such
                                            Securities, 'Notes'), as described herein and in the related
                                            Prospectus Supplement.
                                            With respect to Securities that represent debt issued by the Trust, the Trust will enter into an indenture (each, an 'Indenture') by and between the Trust and the trustee named in such Indenture (the
                                            'Indenture Trustee' or 'Trustee'). Each Indenture will describe the related pool of Receivables comprising the Trust Assets and securing the debt issued by the related Issuer. The Receivables comprising the
                                            Trust Assets will be serviced by the Servicer pursuant to a servicing agreement (each, a 'Servicing Agreement') by and between the Servicer and the related Issuer. In the case of the Trust Assets of any class of Securities, the contractual arrangements relating to the establishment of a Trust, if any, the servicing of the related
                                            Receivables and the issuance of the related

                                            Securities may be contained in a single agreement, or in several agreements which combine certain aspects of the Trust Agreement, the
                                            Servicing Agreement and the Indenture described above (for example, a servicing and collateral management agreement). For purposes of this
                                            Prospectus, the term 'Trust Documents' as used with respect to Trust
                                            Assets means, collectively, and except as otherwise described in the related Prospectus Supplement, any and all agreements relating to the establishment of a Trust, if any, the servicing of the related
                                            Receivables and the issuance of the related Securities. The term
                                            'Trustee' means any and all persons acting as a trustee pursuant to a
                                            Trust Agreement.
                                            Securities Will Be Non-Recourse. The Securities will not be obligations, either recourse or non-recourse, of CPS, any Seller, the related Servicer or any person other than the related Issuer. The
                                            Notes of a given Series represent obligations of the Issuer, and the
                                            Certificates of a given Series represent beneficial interests in the related Issuer only and do not represent interests in or obligations of CPS, any Seller, the related Servicer or any of their respective affiliates other than the related Issuer. In the case of Securities that represent beneficial ownership interest in the related Issuer, such Securities will represent the beneficial ownership interests in such Issuer and the sole source of payment will be the assets of such
                                            Issuer. In the case of Securities that represent debt issued by the related Issuer, such Securities will be secured by assets in the related Trust Assets. Notwithstanding the foregoing, and as to be described in the related Prospectus Supplement, certain types of credit enhancement, such as a letter of credit, financial guaranty insurance policy or reserve fund may constitute a full recourse obligation of the issuer of such credit enhancement.
                                            General Payment Terms of Securities. As provided in the related Trust
                                            Documents and as described in the related Prospectus Supplement, the holders of the Securities ('Securityholders') will be entitled to receive payments on their Securities on specified dates (each, a
                                            'Payment Date'). Payment Dates with respect to Securities will occur monthly, quarterly or semi-annually, as described in the related
                                            Prospectus Supplement. The related Prospectus Supplement will describe a date (the 'Record Date') preceding such Payment Date, as of which the Trustee or its paying agent will fix the identity of the
                                            Securityholders for the purpose of receiving payments on the next succeeding Payment Date. As described in the related Prospectus
                                            Supplement, the Payment Date will be a specified day of each month,
                                            (or, in the case of quarterly-pay Securities, a specified day of every third month; and in the case of semi-annual pay Securities, a specified day of every sixth month) and the Record Date will be the close of business as of a specified day preceding such Payment Date.
                                            Each Indenture and Trust Agreement will describe a period (each, a
                                            'Collection Period') preceding each Payment Date
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

                                            (for example, in the case of monthly-pay Securities, the calendar month preceding the month in which a Payment Date occurs). As more fully described in the related Prospectus Supplement, collections received on or with respect to the related Receivables constituting
                                            Trust Assets during a Collection Period will be required to be remitted by the Servicer to the related Trustee prior to the related
                                            Payment Date and will be used to fund payments to Securityholders on such Payment Date. As may be described in the related Prospectus
                                            Supplement, the related Trust Documents may provide that all or a portion of the payments collected on or with respect to the related
                                            Receivables may be applied by the related Trustee to the acquisition of additional Receivables during a specified period (rather than be used to fund payments of principal to Securityholders during such period), with the result that the related Securities will possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any such interest only or revolving period may, upon the occurrence of certain events to be described in the related Prospectus Supplement, terminate prior to the end of the specified period and result in the earlier than expected amortization of the related Securities. In addition, and as may be described in the related Prospectus
                                            Supplement, the related Trust Documents may provide that all or a portion of such collected payments may be retained by the Trustee
                                            (and held in certain Eligible Investments, including Receivables) for a specified period prior to being used to fund payments of principal to Securityholders. Such retention and temporary investment by the
                                            Trustee of such collected payments may be required by the related
                                            Trust Documents for the purpose of (a) slowing the amortization rate of the related Securities relative to the installment payment schedule of the related Receivables, or (b) attempting to match the amortization rate of the related Securities to an amortization schedule established at the time such Securities are issued. Any such feature applicable to any Securities may terminate upon the occurrence of events to be described in the related Prospectus
                                            Supplement, resulting in distributions to the specified
                                            Securityholders and an acceleration of the amortization of such
                                            Securities. As more fully specified in the related Prospectus
                                            Supplement, neither the Securities nor the underlying Receivables will be guaranteed or insured by any governmental agency or instrumentality or CPS, any Seller, the related Servicer, any
                                            Trustee, or any of their respective affiliates.
                                            Each Series of Securities will be issued pursuant to the related
                                            Indenture, in the case of the Notes, and pursuant to the related
                                            Trust Agreement, in the case of the Certificates. The related
                                            Prospectus Supplement will specify which Class or Classes of
                                            Securities of the related Series are being offered thereby.
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
                                            Each Class of Securities will have a stated security balance (the
                                            'Security Balance') and will accrue interest on such Security Balance at a specified rate (with respect to each Class of Securities the
                                            'Interest Rate') as set forth in the related Prospectus Supplement.
                                            Each Class of Securities may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate, or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate, or the method for determining the applicable Interest Rate, for each Class of Securities.
                                            A Series of Securities may include two or more Classes of Securities that differ as to timing and priority of distributions, seniority, allocations of losses, Interest Rate or amount of distributions in respect of principal or interest. Additionally, distributions in respect of principal or interest in respect of any such Class or
                                            Classes may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the related Receivables Pool. If specified in the related Prospectus
                                            Supplement, one or more Classes of Securities ('Strip Securities')
                                            may be entitled to (i) principal distributions with disproportionate, nominal or no interest distributions or (ii) interest distributions with disproportionate, nominal or no principal distributions. If specified in the related Prospectus Supplement a Series may include one or more Classes of Securities ('Accrual Securities'), as to which certain accrued interest will not be distributed but rather will be added to the principal balance (or nominal balance, in the case of
                                            Accrual Securities which are also Strip Securities) thereof on each
                                            Payment Date or in the manner described in the related Prospectus
                                            Supplement. If so provided in the related Prospectus Supplement, a
                                            Series may include one or more other Classes of Securities
                                            (collectively, the 'Senior Securities') that are senior to one or more other Classes of Securities (collectively, the 'Subordinate
                                            Securities') in respect of certain distributions of principal and interest and allocations of losses on Receivables. In addition, certain Classes of Senior (or Subordinate) Securities may be senior to other Classes of Senior (or Subordinate) Securities in respect of such distributions or losses. See 'Description of the
                                            Securities -- General Payment Terms of the Securities.'
                                            Securities will be available for purchase in the minimum denomination specified in the related Prospectus Supplement and will be available in book-entry form unless the related Prospectus Supplement provides only for Definitive Securities. Securityholders will only be able to receive Definitive Securities in the limited circumstances described herein or in the related Prospectus Supplement. See 'Description of the Securities -- Definitive Notes'.
                                            If the Servicer or any Subservicer exercises its option to purchase the Receivables of a Trust (or if not and, if and to the extent provided in the related Prospectus Supplement, satisfactory bids for the purchase of such Receivables are
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
                                            received), in the manner and on the respective terms and conditions described under 'Description of the Trust Documents -- Termination,'
                                            the Securities will be prepaid as set forth in the related Prospectus
                                            Supplement. In addition, if the related Prospectus Supplement provides that the property of a Trust will include a Pre-Funding
                                            Account that will be used to purchase additional Receivables after the applicable Closing Date, one or more Classes of Securities may be subject to a partial prepayment of principal at or immediately following the end of the period specified in such Prospectus
                                            Supplement for the purchase of such additional Receivables, in the manner and to the extent specified in the related Prospectus
                                            Supplement.
The Residual Interest.....................  With respect to each Trust, the 'Residual Interest' at any time represents the rights to the related Trust Assets in excess of the
                                            Securityholders' interest of all Series then outstanding that were issued by such Trust. The Residual Interest in any Trust Assets will fluctuate as the aggregate Pool Balance (as hereinafter defined) of such Trust changes from time to time. A portion of the Residual
                                            Interest in any Trust may be sold separately in one or more public or private transactions.
Cross-Collateralization...................  As described in the related Trust Documents and the related
                                            Prospectus Supplement, the source of payment for Securities of each
                                            Series will be the assets of the related Trust only. However, as may be described in the related Prospectus Supplement, a Series or Class of Securities may include the right to receive moneys from a common pool of credit enhancement which may be available for more than one
                                            Series of Securities, such as a master reserve account, master insurance policy or a master collateral pool consisting of similar
                                            Receivables. Notwithstanding the foregoing, and as described in the related Prospectus Supplement, no payment received on any Receivable held by any Trust may be applied to the payment of Securities issued by any other Trust (except to the limited extent that certain collections in excess of the amounts needed to pay the related
                                            Securities may be deposited in a common master reserve account or an overcollateralization account that provides credit enhancement for more than one Series of Securities issued pursuant to the related
                                            Trust Documents).
Trust Assets..............................  The property of each Trust will include a pool of simple interest or
                                            Rule of 78's motor vehicle installment sale contracts or motor vehicle installment loans secured by new and used automobiles, light trucks, vans and minivans (the 'Receivables'), including the right to receive payments received or due on or with respect to such
                                            Receivables on or after the date or dates specified in the related
                                            Prospectus Supplement (each, a 'Cutoff Date'), security interests in the vehicles financed thereby (the 'Financed Vehicles'), and any proceeds from claims under certain related insurance policies. See
                                            'The Receivables -- The Receivables.' On the date of issuance of a
                                            Series of Securities specified in the related
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                                       8




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
                                            Prospectus Supplement (the 'Closing Date' for such Series), the applicable Seller will convey Receivables having the aggregate principal balance specified in such Prospectus Supplement as of the
                                            Cutoff Date specified therein to such Trust pursuant to a sale and servicing agreement (the 'Sale and Servicing Agreement') among the
                                            Seller, the Servicer and the Trustee of such Trust. The property of each Trust also will include amounts on deposit in, or certain rights with respect to, certain trust accounts, including the related
                                            Collection Account, any Pre-Funding Account and any other account identified in the applicable Prospectus Supplement. See 'Description of the Trust Documents -- Accounts.'
                                            If the related Prospectus Supplement provides that the property of a
                                            Trust will include moneys, in any case not to exceed 34% of the
                                            Trust's Assets or 25% of the Certificate Balance, if any, initially deposited into an account (a 'Pre-Funding Account'), such moneys will be used to purchase additional Receivables after the Closing Date, the Seller will be obligated pursuant to the Sale and Servicing
                                            Agreement to sell additional Receivables (the 'Subsequent
                                            Receivables') to the related Trust, subject only to the availability thereof, having an aggregate principal balance approximately equal to the amount deposited to the Pre-Funding Account on the Closing Date
                                            (the 'Pre-Funded Amount'), and the Trust will be obligated to purchase such Subsequent Receivables (subject to the satisfaction of certain conditions set forth in the related Trust Documents) from time to time during the period (the 'Funding Period'), not to exceed
                                            6 months, specified in such Prospectus Supplement for the purchase of such Subsequent Receivables. Any Subsequent Receivables conveyed to a
                                            Trust will have been acquired by the Seller, directly or indirectly, from CPS or a subsidiary of CPS (such subsidiary, an 'Affiliated
                                            Originator') and will meet all of the credit, underwriting and other criteria set forth herein and in the related Prospectus Supplement.
                                            Any funds on deposit in the Pre-Funding Account and not yet invested in Subsequent Receivables will be invested in Permitted Investments.
                                            See 'Risk Factors -- Varying Characteristics of Subsequent
                                            Receivables,' 'The Receivables,' and 'Description of the Trust
                                            Documents -- Sale and Assignment of Receivables' herein and 'The
                                            Receivables Pool' in the related Prospectus Supplement.
                                            As used in this Prospectus, the term Receivables will include the
                                            Receivables transferred to a Trust on the related Closing Date (such
                                            Receivables, the 'Initial Receivables') as well as any Subsequent
                                            Receivables transferred to such Trust during the related Funding
                                            Period, if any.
                                            Amounts on deposit in any Pre-Funding Account during the related
                                            Funding Period will be invested by the Trustee (as directed by the
                                            Servicer) in Eligible Investments, and any resultant investment income, less any related investment expenses ('Investment Income'), will be added, on the
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                                       9




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
                                            Payment Date immediately following the date on which such Investment
                                            Income is paid to the Trust, to interest collections on the
                                            Receivables for the related Collection Period and distributed in the manner specified in the related Prospectus Supplement. Any funds remaining in a Pre-Funding Account at the end of the related Funding
                                            Period will be distributed as a prepayment or early distribution of principal to holders of one or more classes of the Securities of the related Series of Securities, in the amounts and in accordance with the payment priorities specified in the related Prospectus
                                            Supplement. Such distribution may affect the yield realized by
                                            Securityholders and Securityholders may not be able to reinvest those funds in investments realizing comparable returns. See 'Risk
                                            Factors -- Distribution of Pre-Funded Amount -- Effect on Yield and
                                            Maturity.'
Registration of Securities................  Securities may be represented by global securities registered in the name of Cede & Co. ('Cede'), as nominee of The Depository Trust
                                            Company ('DTC'), or another nominee of DTC. In such case,
                                            Securityholders will not be entitled to receive definitive securities representing such Securityholders' interests. See 'Description of the
                                            Securities -- Book-Entry Registration' herein.
Credit and Cash Flow
  Enhancement.............................  If and to the extent specified in the related Prospectus Supplement, credit enhancement with respect to the Trust Assets or any Class of
                                            Securities may include any one or more of the following:
                                            subordination of one or more other classes of Securities of the same
                                            Series, reserve funds, spread accounts, surety bonds, insurance policies, letters of credit, credit or liquidity facilities, cash collateral accounts, over-collateralization, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, other agreements with respect to third party payments or other support, cash deposits, or other arrangements. To the extent specified in the related Prospectus Supplement, a form of credit enhancement with respect to a Trust or a Class or Classes of
                                            Securities may be subject to certain limitations and exclusions from coverage thereunder.
Repurchase Obligations and the Receivables
  Acquisition Agreement...................  As more fully described in the related Prospectus Supplement, CPS will be obligated to acquire from the related Trust Assets any
                                            Receivable which was transferred pursuant to a Sale and Servicing
                                            Agreement or Purchase Agreement or pledged pursuant to an Indenture if the interest of the Securityholders therein is materially adversely affected by a breach of any representation or warranty made by CPS with respect to such Receivable, which breach has not been cured. In addition, if so specified in the related Prospectus
                                            Supplement, CPS may from time to time reacquire certain Receivables of the Trust Assets, subject to specified conditions set forth in the related Trust Documents.
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Servicer's Compensation...................  The Servicer shall be entitled to receive a fee for servicing the
                                            Trust Assets equal to a specified percentage of the value of such
                                            Trust Assets, as set forth in the related Prospectus Supplement. See
                                            'Description of the Trust Documents -- Servicing Compensation' herein and in the related Prospectus Supplement.
Optional Termination......................  The Servicer, CPS, or, if specified in the related Prospectus
                                            Supplement, certain other entities may, at their respective options, effect early retirement of a Series of Securities under the circumstances and in the manner set forth herein under 'Description of The Trust Documents -- Termination' and in the related Prospectus
                                            Supplement.
Mandatory Termination.....................  The Trustee, the Servicer or certain other entities specified in the related Prospectus Supplement may be required to effect early retirement of all or any portion of a Series of Securities by soliciting competitive bids for the purchase of the Trust Assets or otherwise, under the circumstances and in the manner specified in
                                            'Description of The Trust Documents -- Termination' and in the
                                            related Prospectus Supplement.
Tax Considerations........................  Upon the issuance of each series of Securities, unless the related
                                            Prospectus Supplement does not so provide, Federal Tax Counsel to the applicable Trust will deliver an opinion to the effect that, for
                                            Federal income tax purposes: (i) either (x) the Notes of such series will be characterized as debt or (y) the Notes of such series should be characterized as debt (but if not characterized as debt, the Notes of such series will be characterized as interests in a partnership)
                                            and (ii) such Trust will not be characterized as an association (or publicly traded partnership) taxable as a corporation. Each
                                            Noteholder, by the acceptance of a Note of a given series, will agree to treat such Note as indebtedness, and each Certificateholder, by the acceptance of a Certificate of a given series, will agree to treat the related Trust as a partnership in which such
                                            Certificateholder is a partner, for Federal income tax purposes.
                                            Alternative characterizations of such Trust and such Certificates are possible, but would not result in materially adverse tax consequences to Certificateholders. See 'Certain Federal Income Tax Consequences'
                                            for additional information concerning the application of Federal income tax laws to the Notes and Certificates of a series and to the applicable Trust.
ERISA Considerations......................  The Prospectus Supplement for each Series of Securities will summarize, subject to the limitations discussed therein, consid-
                                            erations under the Employee Retirement Income Security Act of 1974, as amended ('ERISA'), relevant to the purchase of such Securities by employee benefit plans and individual retirement accounts. See 'ERISA
                                            Considerations' in the related Prospectus Supplement.
Ratings...................................  Each Class of Securities offered pursuant to this Prospectus and the related Prospectus Supplement will be rated in one of the four highest rating categories by one or more 'national statistical rating organizations', as defined in the Securities
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
                                            Exchange Act of 1934, as amended (the 'Exchange Act'), and commonly referred to as 'Rating Agencies.' Such ratings will address, in the opinion of such Rating Agencies, the likelihood that the Issuer will be able to make timely payment of all amounts due on the related
                                            Securities in accordance with the terms thereof. Such ratings will neither address any prepayment or yield considerations applicable to any Securities nor constitute a recommendation to buy, sell or hold any Securities. The ratings expected to be received with respect to any Securities will be set forth in the related Prospectus Supple-
                                            ment.
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                                  RISK FACTORS

     Prospective Securityholders should consider, among other things, the following factors in connection with the purchase of the Securities:

     Sub-Prime Obligors. The Obligors on the Receivables to be conveyed to a Trust will include 'sub-prime' borrowers who have limited or adverse credit histories, low income or past credit problems and, therefore, are unable to obtain financing from traditional sources of consumer credit. The average interest rate charged by CPS to such 'sub-prime' borrowers is generally higher than that charged to more creditworthy customers. The payment experience on receivables of obligors with this credit profile is likely to be different from that on receivables of traditional auto financing sources in that default rates are likely to be higher. In addition, the payment experience on such receivables is likely to be more sensitive to changes in the economic climate in the areas in which such obligors reside. As a result of the credit profile of the obligors and the APRs of such receivables, the historical credit loss and delinquency rates on such receivables are generally higher than those experienced by banks and the captive finance companies of the automobile manufacturers.

     Effect of Social, Economic and Other Factors on Losses. The ability of the
Obligors to make payments on the Receivables, as well as the prepayment experience thereon, will be affected by a variety of social and economic factors. Economic factors include interest rates, unemployment levels, the rate of inflation and consumer perceptions of economic conditions generally. However, the Seller is unable to determine and has no basis to predict whether or to what extent economic or social factors will affect the Receivables.

     Risk of Replacing CPS as Servicer. CPS Servicing receivables of sub-prime obligors is more difficult than servicing receivables of prime obligors.
Officers and employees of CPS have many years of experience in this type of servicing. If CPS were to cease acting as Servicer, delays in processing payments on the Receivables and information in respect thereof could occur and result in delays in payments to the Securityholders.

     Risk of CPS's Inability to Repurchase Receivables. In certain circumstances, CPS will be required to acquire Receivables from the related
Trust with respect to which such representations and warranties have been breached. In the event that CPS is incapable of complying with its repurchase obligations and no other party is obligated to perform or satisfy such obligations, Securityholders of the applicable Trust may be subject to delays in receiving payments and suffer loss of their investment in the Securities.

     The related Prospectus Supplement will set forth certain information regarding CPS. In addition, CPS is subject to the information requirements of the Exchange Act and, in accordance therewith, files reports and other information with the Commission. For further information regarding CPS reference is made to such reports and other information which are available as described under 'Available Information.'

     Effect of Prepayments on Yield and Maturity. All of the Receivables are prepayable at any time. The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors, including the fact that an Obligor generally may not sell or transfer the Financed Vehicle securing a receivable without the consent of CPS. (For this purpose the term
'prepayments' includes prepayments in full, certain partial prepayments related to refunds of extended service contract costs and unearned insurance premiums, liquidations due to default, as well as receipts of proceeds from physical damage, credit life and credit accident and health insurance policies and certain other Receivables repurchased for administrative reasons.) The rate of prepayment on the Receivables may also be influenced by the structure of the loan, the nature of the Obligors and the Financed Vehicles and servicing decisions as discussed above. In addition, under certain circumstances, CPS is obligated to repurchase Receivables as a result of breaches of representations and warranties, and under certain circumstances the Servicer is obligated to purchase Receivables pursuant to the Sale and Servicing Agreement as a result of breaches of certain covenants. Subject to certain conditions, the Servicer also has the right to purchase the Receivables when the aggregate principal balance thereof is 10% or less of the aggregate principal balance thereof on the Cutoff
Date. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne entirely by the Securityholders.

                                       13




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     The rate of prepayments of Receivables cannot be predicted and is influenced by a wide variety of economic, social, and other factors, including prevailing interest rates, the availability of alternate financing and local and regional economic conditions. Therefore, no assurance can be given as to the level of prepayments that a Trust will experience.

     Securityholders should consider, in the case of Securities purchased at a discount, the risk that a slower than anticipated rate of prepayments on the Receivables could result in an actual yield that is less than the anticipated yield and, in the case of any Securities purchased at a premium, the risk that a faster than anticipated rate of prepayments on the Receivables could result in an actual yield that is less than the anticipated yield.

     Distribution of Pre-Funded Amount -- Effect on Yield and Maturity. If so provided in the related Prospectus Supplement, on the Closing Date the Seller will deposit the Pre-Funded Amount specified in such Prospectus Supplement into the Pre-Funding Account. The Pre-Funded Amount will be used to purchase
Subsequent Receivables from the Seller (which, in turn, will acquire such Subsequent Receivables from CPS or an Affiliated Originator specified in the related Prospectus Supplement) from time to time during the related Funding
Period. During the related Funding Period and until such amounts are applied by the Trustee to purchase Subsequent Receivables, amounts on deposit in the Pre-Funding Account will be invested by the Trustee (as instructed by the Servicer) in Eligible Investments, and any investment income with respect thereto (net of any related investment expenses) will be added to amounts received on or in respect of the Receivables during the related Collection
Period and allocated to interest and will be distributed on the Payment Date pursuant to the payment priorities specified in the related Prospectus
Supplement.

     To the extent that the entire Pre-Funded Amount has not been applied to the purchase of Subsequent Receivables by the end of the related Funding Period, any amounts remaining in the Pre-Funding Account will be distributed as a prepayment of principal to Securityholders on the Payment Date at or immediately following the end of the Funding Period, in the amounts and pursuant to the priorities set forth in the related Prospectus Supplement. Any such prepayment of principal could have the effect of shortening the weighted average life of the Securities of the related Series. In addition, holders of the related Securities will bear the risk that they may be unable to reinvest any such principal prepayment at yields at least equal to the yield on such Securities.

     Varying Characteristics of Subsequent Receivables. If so provided in the related Prospectus Supplement, the Seller will be obligated pursuant to the Trust Documents to sell Subsequent Receivables to the Trust, and the Trust will be obligated to purchase such Subsequent Receivables, subject only to the satisfaction of certain conditions set forth in the Trust Documents and described in the related Prospectus Supplement. If the principal amount of the eligible Subsequent Receivables acquired by the Seller from CPS or an Affiliated
Originator during a Funding Period is less than the Pre-Funded Amount, the Seller may have insufficient Subsequent Receivables to transfer to a Trust and holders of one or more Classes of the related Series of Securities may receive a prepayment or early distribution of principal at the end of the Funding Period as described above under 'Pre-Funding Accounts.'

     Any conveyance of Subsequent Receivables to a Trust is subject to the satisfaction, on or before the related transfer date (each, a 'Subsequent
Transfer Date'), of the following conditions precedent, among others: (i) each such Subsequent Receivable must satisfy the eligibility criteria specified in the related Purchase Agreement; (ii) the Seller shall not have selected such Subsequent Receivables in a manner that is adverse to the interests of holders of the related Securities; (iii) as of the respective Cutoff Dates for such Subsequent Receivables, all of the Receivables in the Trust, including the Subsequent Receivables to be conveyed to the Trust as of such date, must satisfy the parameters described under 'The Receivables Pools' herein and 'The
Receivables Pool' in the related Prospectus Supplement; and (iv) the Seller must execute and deliver to such Trust a written assignment conveying such Subsequent
Receivables to such Trust. In addition, as and to the extent specified in the related Prospectus Supplement, the conveyance of Subsequent Receivables to a Trust is subject to the satisfaction of the condition precedent, among others, that the Seller deliver certain legal opinions to the related Trustee with respect to the validity of the conveyance of the Subsequent Receivables to the Trust. If any such conditions precedent are not met with respect to any Subsequent Receivables, CPS or

                                       14




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
the Seller, as specified in the related Prospectus Supplement, will be required to repurchase such Subsequent Receivables from the related Trust, at a purchase price equal to the related Purchase Amounts therefor.

     Except as described herein and in the related Prospectus Supplement, there will be no other required characteristics of Subsequent Receivables. Therefore, the characteristics of the entire Receivables Pool included in any Trust may vary significantly as Subsequent Receivables are conveyed to such Trust from time to time during the Funding Period or Revolving Period. See 'The
Receivables' herein.

     Certain Legal Aspects -- Lack of Perfected Security Interests in Financed
Vehicles. The transfer of the Receivables by the applicable Seller to the Trustee pursuant to the related Sale and Servicing Agreement, perfection of the security interests in the Receivables and the enforcement of rights to realize on the Financed Vehicles as collateral for the Receivables are subject to a number of federal and state laws, including the UCC as in effect in various states. To the extent specified in a Prospectus Supplement, no action will be taken to perfect the rights of the Trustee in proceeds of any VSI insurance policy insurance policies covering individual Financed Vehicles or Obligors.
Therefore, the rights of a third party with an interest in such proceeds could prevail against the rights of the Trust prior to the time such proceeds are deposited by the Servicer into a Trust Account (as hereinafter defined). See
'Certain Legal Aspects of the Receivables.'

     In connection with each sale of Receivables, security interests in the Financed Vehicles securing the Receivables will be assigned by CPS and each Affiliated Originator to the Seller. Due to the administrative burden and expense of retitling each of the Financed Vehicles in the appropriate state, the certificates of title to the Financed Vehicles will not be amended or reissued to reflect the assignment to the Trust. In the absence of such an amendment or reissuance, the Trust may not have a perfected security interest in the Financed
Vehicles securing the Receivables in some states. By virtue of the assignment of the applicable Purchase Agreement to the related Trust, CPS will be obligated to repurchase any Receivable sold to the Trust by CPS or an Affiliated Originator as to which there did not exist on the Closing Date a perfected security interest in the name of CPS or the relevant Affiliated Originator in the Financed Vehicle, and the Servicer will be obligated to purchase any Receivable sold to the Trust as to which it failed to maintain a perfected security interest in the name of CPS or the relevant Affiliated Originator in the Financed Vehicle securing such Receivable if, in either case, such breach materially and adversely affects such Receivable and if such failure or breach is not cured prior to the expiration of the applicable cure period. To the extent the security interest of CPS or the Affiliated Originator is perfected, the Trust will have a prior claim over subsequent purchasers of such Financed
Vehicle and holders of subsequently perfected security interests. However, as against liens for repairs of a Financed Vehicle or for taxes unpaid by an Obligor under a Receivable, or through fraud, forgery, negligence or error, CPS or the Affiliated Originator, and therefore the Trust, could lose the priority of its security interest or its security interest in a Financed Vehicle. Neither
CPS nor the Servicer will have any obligation to purchase a Receivable as to which a lien for repairs of a Financed Vehicle or for taxes unpaid by an Obligor under a Receivable result in losing the priority of the security interest in such Financed Vehicle after the Closing Date. See 'Certain Legal Aspects of the
Receivables -- Security Interests in the Financed Vehicles.'

     Consumer Protection Laws. Federal and state consumer protection laws impose requirements on creditors in connection with extensions of credit and collections of retail installment loans, and certain of these laws make an assignee of such a loan (such as a Trust) liable to the obligor thereon for any violation by the lender. To the extent specified herein and in the related
Prospectus Supplement, CPS will be obligated to repurchase any Receivable that fails to comply with such legal requirements from the Seller and the Seller shall be obligated to repurchase such Receivable from the Trust, and the Seller and the Servicer will undertake to enforce such obligation on behalf of the Trust. See 'Certain Legal Aspects of the Receivables -- Consumer Protection
Laws.'

     Non-Consolidation. Each Seller has taken or will take steps in structuring the transactions contemplated hereby that are intended to ensure that the voluntary or involuntary application for relief by CPS under the United States
Bankruptcy Code or similar state laws ('Insolvency Laws') will not result in consolidation of the assets and liabilities of the Seller with those of CPS.
These steps include

                                       15





the creation of each Seller as a separate, limited-purpose subsidiary pursuant to articles of incorporation containing certain limitations (including restrictions on the nature of the Seller's business and a restriction on the Seller's ability to commence a voluntary case or proceeding under any Insolvency Law without the prior unanimous affirmative vote of all of its directors). However, there can be no assurance that the activities of a Seller would not result in a court concluding that the assets and liabilities of such Seller should be consolidated with those of CPS in a proceeding under any Insolvency Law. If a court were to reach such a conclusion, then delays in distributions on the related Securities could occur or reductions in the amounts of such distributions could result. See 'The Seller and CPS.'

     True Sale. CPS will warrant to the Seller in each Purchase Agreement that the sale of the Receivables by it or an Affiliated Originator to the Seller is a valid sale of such Receivables to such Seller. In addition, CPS, each Affiliated Originator and each Seller will treat the transactions described herein as a sale of the Receivables to the Seller, and each Seller has taken and will take all actions that are required to perfect the Seller's ownership interest in the Receivables. Notwithstanding the foregoing, if CPS or an Affiliated Originator were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of CPS (or such Affiliated Originator) or CPS (or such Affiliated Originator) itself were to take the position that the sale of Receivables to the Seller should be recharacterized as a pledge of such Receivables to secure a borrowing of such Seller, then delays in payments of collections of Receivables to the Seller could occur or, should the court rule in favor of any such trustee, debtor or creditor, reductions in the amount of such payments could result. If the transfer of Receivables to the Seller is recharacterized as a pledge or a tax or government lien on the property of CPS or an Affiliated Originator arising before the transfer of a Receivable to the Seller may have priority over the Seller's interest in such Receivable. If the transactions contemplated herein are treated as a sale, the Receivables would not be part of the bankruptcy estate of CPS or the Affiliated Originator, as applicable, and would not be available to creditors of CPS or the Affiliated Originator, as applicable.

     The U.S. Court of Appeals for the Tenth Circuit issued its opinion in Octagon Gas Systems, Inc. v. Rimmer (In re Meridian Reserve, Inc.) (decided May 27, 1993) in which it concluded (noting that its position is in contrast to that taken by another court) that accounts receivable sold by the debtor prior to the filing for bankruptcy remain property of the debtor's bankruptcy estate. Although the Receivables are likely to be viewed as 'chattel paper', as defined under the Uniform Commercial Code, rather than as accounts, the rationale behind the Octagon holding is equally applicable to chattel paper. The circumstances under which the Octagon ruling would apply are not fully known, and the extent to which the Octagon decision will be followed in other courts or outside of the Tenth Circuit is not certain. If the holding in the Octagon case were applied in a bankruptcy of CPS or an Affiliated Originator, however, even if the transfers of Receivables to the Seller and to the Trust were treated as sales, the Receivables would be part of the bankruptcy estate and would be subject to claims of certain creditors and delays and reductions in payments to the Securityholders could result. CPS will warrant in the Purchase Agreement that the sale of the Receivables to the Seller (including Receivables sold by an Affiliated Originator) is a valid sale of the Receivables to the Seller, and the Seller will warrant in the Sale and Servicing Agreement that the sale of the Receivables to the Trust is a valid sale of the Receivables to the Trust.

     Risk of Changes in Delinquency Levels. There can be no assurance that the historical levels of delinquencies and losses experienced by CPS on its respective loan and vehicle portfolio will be indicative of the performance of the Contracts included in the Trust or that such levels will continue in the future. Delinquencies and losses could increase significantly for various reasons, including changes in the federal income tax laws, changes in the local, regional or national economies or due to other events. For a discussion and analysis see 'CPS's Automobile Contract Portfolio -- Delinquency and Loss Experience.'

     Subordination; Limited Assets. To the extent specified in the related Prospectus Supplement, distributions of interest and principal on one Class of Notes of a Series may be subordinated in priority of payment to interest and principal due on other Classes of Notes of a related Series. Moreover, each Trust will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the related Receivables and, to the extent provided in the related Prospectus Supplement, the related reserve account, spread account, and any other Credit Enhancement. The Securities represent beneficial interests in the related Trust only and will not represent a recourse obligation to other assets of CPS or the Seller. No Securities of any Series will be insured or guaranteed by CPS, the Seller, the Servicer, or the applicable Trustee. Consequently, holders of the Securities of any Series must rely for repayment primarily upon payments on the Receivables and, if and to the extent available, any Credit Enhancement, all as specified in the related Prospectus Supplement.

     Limited Liquidity. There can be no assurance that a secondary market for the Securities of any Series or Class will develop or, if it does develop, that it will provide Securityholders with liquidity of investment or that it will continue for the life of such Securities. The Prospectus Supplement for any Series of Securities may indicate that an underwriter specified therein intends to establish and maintain a secondary market in such Securities; however, no underwriter will be obligated to do so. The Securities will not be listed on any securities exchange.

     Priority of Interest in Receivables. In connection with the issuance of any Series of Securities, CPS will originate Receivables. The Seller will warrant in a Sale and Servicing Agreement that the transfer of the Contracts to such Trust is either a valid assignment, transfer and conveyance of the Receivables to the Trust or the Trustee on behalf of the Securityholders has a valid security interest in such Receivables. As will be described in the related Prospectus Supplement, the related Trust Documents will provide that the Trustee will be required to maintain possession of such original copies of all Receivables that constitute chattel paper; provided that the Servicer may take possession of such original copies as necessary for the enforcement of any Receivables. If the Servicer, the Trustee or other third party, while in possession of any Receivable, sells or pledges and delivers such Receivable to another party, in violation of the Sale and Servicing Agreement, there is a risk that such other party could acquire an interest in such Receivable having a priority over the Trust's interest. Furthermore, if the Servicer or a third party, while in possession of any Receivable, is rendered insolvent, such an event of insolvency may result in competing claims to ownership or security interests in such Receivable. Such an attempt, even if unsuccessful, could result in delays in payments on the Securities. If successful, such attempt could result in losses to the Securityholders or an acceleration of the repayment of the Securities. CPS will be obligated to repurchase any Receivable if there is a breach of CPS's representations and warranties that materially and adversely affects the interests of the Trust in such Receivable and such breach has not been cured.

     Limitations on the Amount of Recoveries. Unless specific limitations are described on the related Prospectus Supplement with respect to specific Receivables, all Receivables will provide that the obligations of the Obligors thereunder are absolute and unconditional, regardless of any defense, set-off or abatement which the Obligor may have against CPS or any other person or entity whatsoever. CPS will warrant that no claims or defenses have been asserted or threatened with respect to the Receivables and that all requirements of applicable law with respect to the Receivables have been satisfied.

     In the event that CPS or the Trustee must rely on repossession and disposition of Financed Vehicles to recover scheduled payments due on Defaulted Receivables (as defined in the related Sale and Servicing Agreement), the Issuer may not realize the full amount due on a Receivable (or may not realize the full amount on a timely basis). Other factors that may affect the ability of the Issuer to realize the full amount due on a Receivable include whether amendments to certificates of title relating to the Financed Vehicles had been filed, depreciation, obsolescence, damage or loss of any financed Vehicle, and the application of Federal and state bankruptcy and insolvency laws. As a result, the Securityholders may be subject to delays in receiving payments and suffer loss of their investment in the Securities.

     Insurance on Financed Vehicles. Each Receivable generally requires the Obligor to maintain insurance covering physical damage to the Financed Vehicle in an amount not less than the unpaid principal balance of such Receivable pursuant to which CPS is named as a loss payee. Since the Obligors select their own insurers to provide the requisite coverage, the specific terms and conditions of their policies vary.

     In addition, although each Receivable generally gives CPS the right to force place insurance coverage in the event the required physical damage insurance on a Vehicle is not maintained by an Obligor, neither CPS nor the Servicer is obligated to place such coverage. In the event insurance coverage is not maintained by Obligors and coverage is not force placed, then insurance recoveries may be limited in the event of losses or casualties to Financed Vehicles included in the Trust Assets, as a result of which Securityholders could suffer a loss on their investment.

     Security Rating. The rating of Securities credit enhanced by a letter of credit, financial guaranty insurance policy, reserve fund, credit or liquidity facilities, cash deposits or other forms of credit enhancement (collectively 'Credit Enhancement') will depend primarily on the creditworthiness of the issuer of such external Credit Enhancement device (a 'Credit Enhancer'). Any reduction in the rating assigned to the claims-paying ability of the related Credit Enhancer to honor its obligations pursuant to any such Credit Enhancement below the rating initially given to the Securities would likely result in a reduction in the rating of the Securities.

     Limitations Due to Book-Entry Registration. Issuance of the Securities in book-entry form may reduce the liquidity of such Securities in the secondary trading market since investors may be unwilling to purchase Securities for which they cannot obtain definitive physical securities representing such Securityholders' interests, except in certain circumstances described in the related Prospectus Supplement.

     Since transactions in Securities will, in most cases, be effected only through DTC, direct or indirect participants in DTC's book-entry system ('Direct Participants' or 'Indirect Participants') or certain banks, the ability of a Securityholder to pledge a Security to persons or entities that do not participate in the DTC system, or otherwise to take actions in respect to such Securities, may be limited due to lack of a physical security representing the Securities.

     Securityholders may experience some delay in their receipt of distributions of interest on and principal of the Securities since distributions may be required to be forwarded by the Trustee to DTC and, in such case, DTC will be required to credit such distributions to the accounts of its Participants which thereafter will be required to credit them to the accounts of the applicable Class of Securityholders either directly or indirectly through Indirect Participants. See 'Description of the Securities -- Book-Entry Registration.'

     Limitations on Interest Payments and Foreclosures. Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the 'Relief Act'), or similar state legislation, an Obligor who enters military service after the origination of the related Receivable (including an Obligor who is a member of the National Guard or is in reserve status at the time of the origination of the Receivable and is later called to active duty) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such Obligor's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such action could have an effect, for an indeterminate period of time, on the ability of the Servicer to collect full amounts of interest on certain of the Receivables. In addition, the Relief Act imposes limitations that would impair the ability of the Servicer to foreclose on an affected Receivable during the Obligor's period of active duty status. Thus, in the event that such a Receivable goes into default, there may be delays and losses occasioned by the inability of the Servicer to realize upon the Financed Vehicle in a timely fashion.

                                  THE ISSUERS

     With respect to each Series of Securities, the Seller will establish a separate Trust that will issue such Securities pursuant to the related Trust Documents. For purposes of this Prospectus and the related Prospectus Supplement, the related Trust, if a Trust issues the related Securities, shall be referred to as the 'Issuer' with respect to such Securities.

     Upon the issuance of the Securities of a given Series, the proceeds from such issuance will be used by CPS to originate Receivables. The Servicer will service the related Receivables pursuant to a sale and servicing agreement (the 'Sale and Servicing Agreement'), and will be compensated for acting as the Servicer. To facilitate servicing and to minimize administrative burden and expense, the Servicer may be appointed custodian for the related Receivables by each Trustee and CPS, as may be set forth in the related Prospectus Supplement.

     If the protection provided to the Securityholders of a given class by the subordination of another Class of Securities of such Series and by the availability of the funds in the reserve account, if any, or any other Credit Enhancement for such Series is insufficient, the Trust must rely solely on the payments from the Obligors on the related Contracts, and the proceeds from the sale of Financed Vehicles which secure the Defaulted Contracts. In such event, certain factors may affect such Trust's ability to realize on the collateral securing such Contracts, and thus may reduce the proceeds to be distributed to the Securityholders of such Series.

                                THE TRUST ASSETS

     To the extent specified in the Prospectus Supplement for a Trust, the Trust Assets of a Trust will include a pool (a 'Receivables Pool') of retail installment sale contracts between dealers (the 'Dealers') in new and used automobiles, light trucks, vans and minivans and retail purchasers (the 'Obligors') (including Sub-Prime Borrowers) and, with respect to Rule of 78's Receivables, certain moneys due thereunder after the applicable Cutoff Date and, with respect to Simple Interest Receivables, certain moneys received thereunder after the applicable Cutoff Date. Pursuant to agreements between the Dealers and CPS ('Dealer Agreements'), the Receivables will be purchased by CPS. As further described in the related Prospectus Supplement, the Trust Assets of a Trust will also include (i) such amounts as from time to time may be held in one or more trust accounts established and maintained by the Trustee pursuant to the Trust Agreement or Indenture; (ii) the rights of the Seller under the Sale and Servicing Agreement; (iii) security interests in the Financed Vehicles; (iv) the rights of the Seller to receive any proceeds with respect to the Receivables from claims on physical damage, credit life and credit accident and health insurance policies covering the Financed Vehicles or the Obligors, as the case may be; (v) the rights of the Seller to refunds for the costs of extended service contracts and to refunds of unearned premiums with respect to credit life and credit accident and health insurance policies covering the Financed Vehicles or Obligors, as the case may be; and (vi) any and all proceeds of the foregoing. If so specified in the related Prospectus Supplement, the Trust Assets also will include the Credit Enhancement provided for the benefit of Securityholders of such Trust.

     If so provided in the related Prospectus Supplement, the property of a Trust may also include a Pre-Funded Amount, which the Seller will deposit to the Pre-Funding Account on the Closing Date and which will be used by the Trust to purchase Subsequent Receivables from the Seller during the related Funding Period (not to exceed 6 months). Any Subsequent Receivables so conveyed to a Trust will also be assets of such Trust. The Pre-Funded Amount will not exceed 34% of the Trust Assets nor 25% of the Certificate Balance, if any.

     If the protection provided to Securityholders, if any, by any such Credit Enhancement is insufficient, such Securityholders will have to look to payments by or on behalf of Obligors on the related Receivables and the proceeds from the repossession and sale of Financed Vehicles that secure defaulted Receivables for distributions of principal and interest on the Securities. In such event, certain factors, such as the applicable Trust's not having perfected security interests in all of the Financed Vehicles, may limit the ability of a Trust to realize on the collateral securing the related Receivables, or may limit the amount realized to less than the amount due under the related Receivables. Securityholders may thus be subject to delays in payment on, or may incur losses on their investment in, such Securities as a result of defaults or delinquencies by Obligors and depreciation in the value of the related Financed Vehicles. See 'Description of the Trust Documents -- Credit and Cash Flow Enhancement' and 'Certain Legal Aspects of the Receivables.'

     The Receivables comprising the Trust Assets will, as specifically described in the related Prospectus Supplement, be either (i) originated by CPS or an Affiliated Originator, (ii) originated by various manufacturers (or their captive finance companies) and acquired by CPS or an Affiliated Originator,
(iii) originated by various Dealers and acquired by CPS or an Affiliated Originator or (iv) acquired by CPS or an Affiliated Originator from other originators or owners of Receivables. Such Receivables will generally have been originated or acquired by CPS or an Affiliated Originator in accordance with CPS's specified underwriting criteria. The underwriting criteria applicable to the Receivables included in any Trust will be described in all material respects in the related Prospectus Supplement.

     The Receivables included in the Trust Assets will be selected from those Receivables held by CPS or an Affiliated Originator based on the criteria specified in the applicable Purchase Agreement or Affiliate Purchase Agreement and described herein or in the related Prospectus Supplement.

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
                    ACQUISITION OF RECEIVABLES BY THE SELLER

     On or prior to each Closing Date, CPS will, and an Affiliated Originator may, sell and assign to the Seller, without recourse, except as provided in the related Purchase Agreement, its entire interest in the applicable Receivables, together with its security interests in the Financed Vehicles, pursuant to a purchase agreement between CPS and the Seller (a 'Purchase Agreement') or pursuant to a purchase agreement between an Affiliated Originator and the Seller (an 'Affiliate Purchase Agreement').

     In each Purchase Agreement, CPS will represent and warrant to the Seller, among other things, that (i) the information provided with respect to the applicable Receivables is correct in all material respects; (ii) at the date of issuance of the Securities, physical damage insurance covering each Financed Vehicle is in effect in accordance with CPS's normal requirements; (iii) at the date of issuance of the applicable Securities, the related Receivables are free and clear of all security interests, liens, charges, and encumbrances and no offsets, defenses, or counterclaims against Dealers have been asserted or threatened; (iv) at the date of issuance of the Securities, each of the Receivables is or will be secured by a first-priority perfected security interest in the Financed Vehicle in favor of CPS or the applicable Affiliated Originator; and (v) each Receivable, at the time it was originated, complied and, at the date of issuance of the Securities, complies in all material respects with applicable federal and state laws, including, without limitation, consumer credit, truth in lending, equal credit opportunity and disclosure laws. As of the last day of the second (or, if CPS elects, the first) month following the discovery by or notice to the Seller and CPS of a breach of any representation or warranty that materially and adversely affects a Receivable, unless the breach is cured, CPS will purchase such Receivable from the Trust for the Purchase Amount. The 'Purchase Amount' equals the unpaid principal balance owed by the Obligor plus interest thereon at the respective APR to the last day of the month of repurchase. The repurchase obligation will constitute the sole remedy available to the Securityholders, the Credit Enhancer (if any) or the Trustee for any such uncured breach.

                                THE RECEIVABLES

RECEIVABLES POOLS

     Information with respect to the Receivables in the related Receivables Pool will be set forth in the related Prospectus Supplement, including, to the extent appropriate, the composition of such Receivables and the distribution of such Receivables by geographic concentration, payment frequency and current principal balance as of the applicable Cutoff Date.

     If so provided in the related Prospectus Supplement, the Seller will be obligated pursuant to the Sale and Servicing Agreement to sell Subsequent Receivables to the Trust, and the Trust will be obligated to purchase such Subsequent Receivables, subject only to the satisfaction of certain conditions set forth in the Sale and Servicing Agreement. If the principal amount of the eligible Subsequent Receivables acquired by the Seller from CPS or an Affiliated Originator during a Funding Period is less than the Pre-Funded Amount, the Seller may have insufficient Subsequent Receivables to transfer to a Trust and holders of one or more Classes of the related Series of Securities may receive a prepayment or early distribution of principal at the end of the Funding Period as described above under 'Risk Factors -- Pre-Funding Accounts.'

     Any conveyance of Subsequent Receivables to a Trust is subject to the satisfaction, on or before the related transfer date (each, a 'Subsequent Transfer Date'), of the following conditions precedent, among others: (i) each such Subsequent Receivable must satisfy the eligibility criteria specified in the related Sale and Servicing Agreement; (ii) the Seller shall not have selected such Subsequent Receivables in a manner that is adverse to the interests of holders of the related Securities; (iii) as of the respective Cutoff Dates for such Subsequent Receivables, all of the Receivables in the Trust, including the Subsequent Receivables to be conveyed to the Trust as of such date, must satisfy the parameters described under 'The Receivables Pool' in the related Prospectus Supplement; and (iv) the Seller must execute and deliver to such Trust a written assignment conveying such Subsequent Receivables to such Trust. In addition, as and to the extent specified in the related Prospectus Supplement, the conveyance of Subsequent Receivables to a Trust is subject to the satisfaction of the condition subsequent, among others, which must be satisfied within the applicable time period specified in the related Prospectus

Supplement, that the Seller deliver certain legal opinions to the related Trustee with respect to the validity of the conveyance of the Subsequent Receivables to the Trust. If any such conditions precedent are not met with respect to any Subsequent Receivables within the time period specified in the related Prospectus Supplement, CPS or the Seller, as specified in the related Prospectus Supplement, will be required to repurchase such Subsequent Receivables from the related Trust, at a purchase price equal to the related Purchase Amounts therefor.

     Except as described herein and in the related Prospectus Supplement, there will be no other required characteristics of Subsequent Receivables. Therefore, the characteristics of the entire Receivables Pool included in any Trust may vary from those described in the related Prospectus Supplement as Subsequent Receivables are conveyed to such Trust from time to time during the Funding Period or Revolving Period; provided that the Trust will not acquire any Subsequent Receivable on a Subsequent Transfer Date if the addition of such Subsequent Receivable (giving consideration to all other Subsequent Receivables acquired by the Trust on or prior to such Subsequent Transfer Date) would result in any characteristic of the related Receivables Pool varying by more than 5% from the description of such characteristic in the related Prospectus Supplement
 . The Sponsor will file each Subsequent Transfer Agreement with the Commission on Form 8-K.

THE RECEIVABLES

     As specified in the related Prospectus Supplement, the Receivables may consist of any combination of Rule of 78's Receivables, Actuarial Receivables or Simple Interest Receivables. Generally, 'Rule of 78's Receivables' provide for fixed level monthly payments which will amortize the full amount of the Receivable over its term. The Rule of 78's Receivables provide for allocation of payments according to the 'sum of periodic balances' method (also referred to as the 'sum of monthly payments' method) (the 'Rule of 78's'). Each Rule of 78's Receivable provides for the payment by the Obligor of a specified total amount of payments, payable in monthly installments on the related due date, which total represents the principal amount financed and finance charges in an amount calculated on the basis of a stated annual percentage rate ('APR') for the term of such Receivable. The rate at which such amount of finance charges is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal balance of the related Receivable are calculated in accordance with the Rule of 78's. Under the Rule of 78's, the amount of interest earned in any period is equal to the total finance charge due under the contract multiplied by a fraction the numerator of which is the remaining number of periods of the contract and the denominator of which is the sum of the digits for the term of the contract. For example, on a 36 month contract in its 17th month, the numerator would be nineteen and the denominator would be 666 (1+2+3+4....+36=666). Under the Rule of 78's, the portion of each payment allocable to interest is higher during the early months of the term of a Receivable and lower during later months than that under a constant yield method for allocating payments between interest and principal. Notwithstanding the foregoing, as specified in the related Prospectus Supplement, all payments received by the Servicer on or in respect of the Rule of 78's Receivables may be allocated on an actuarial or simple interest basis.

     Generally, 'Actuarial Receivables' provide for monthly payments with a final fixed value payment which is greater than the scheduled monthly payments. An Actuarial Receivable provides for amortization of the amount financed over a series of fixed level payment monthly installments, but also requires a final fixed value payment due after payment of such monthly installments which may be satisfied by (i) payment in full in cash of such amount, (ii) transfer of the Financed Vehicle to CPS, provided certain conditions are satisfied or (iii) refinancing the fixed value payment in accordance with certain conditions.

     'Simple Interest Receivables' provide for the amortization of the amount financed under the Receivable over a series of fixed level monthly payments. However, unlike the monthly payment under Rule of 78's Receivables, each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated APR and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an Obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an Obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the Obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance.

     If an Obligor elects to prepay a Rule of 78's Receivable in full, it is entitled to a rebate of the portion of the outstanding balance then due and payable attributable to unearned finance charges. If a Simple Interest Receivable is prepaid, rather than receive a rebate, the Obligor is required to pay interest only to the date of prepayment. The amount of a rebate under a Rule of 78's Receivable calculated in accordance with the Rule of 78's will always be less than had such rebate been calculated on an actuarial basis and generally will be less than the remaining scheduled payments of interest that would be due under a Simple Interest Receivable for which all payments were made on schedule. Distributions to Securityholders may not be affected by Rule of 78's rebates under the Rule of 78's Receivable because, as specified in the related Prospectus Supplement, such distributions may be determined using the actuarial or simple interest method.

DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

     Certain information relating to CPS's delinquency, repossession and net loss experience with respect to Receivables it has originated or acquired will be set forth in each Prospectus Supplement. This information may include, among other things, the experience with respect to all Receivables in CPS's portfolio during certain specified periods. There can be no assurance that the delinquency, repossession and net loss experience with respect to any Trust will be comparable to CPS's prior experience.

MATURITY AND PREPAYMENT CONSIDERATIONS

     As more fully described in the related Prospectus Supplement, if a Receivable permits prepayment, such payment, together with accelerated payments resulting from defaults, will shorten the weighted average life of the related pool of Receivables and the weighted average life of the related Securities. The rate of prepayments on the Receivables may be influenced by a variety of economic, financial and other factors. In addition, under certain circumstances, CPS will be obligated to acquire Receivables from the related Trust pursuant to the applicable Purchase Agreement as a result of breaches of representations and warranties. Any reinvestment risks resulting from a faster or slower amortization of the related Securities which results from prepayments will be borne entirely by the related Securityholders.

     The related Prospectus Supplement will set forth certain additional information with respect to the maturity and prepayment considerations applicable to a particular pool of Receivables and the related Series of Securities, together with a description of any applicable prepayment penalties.

                      CPS'S AUTOMOBILE CONTRACT PORTFOLIO

GENERAL

     CPS was incorporated in the State of California on March 8, 1991. CPS and its subsidiaries engage primarily in the business of purchasing, selling and servicing retail automobile installment sales contracts ('Contracts') originated by Dealers located primarily in California, Florida, Pennsylvania, Texas, Illinois and Nevada. CPS specializes in Contracts with borrowers ('Sub-Prime Borrowers') who generally would not be expected to qualify for traditional financing such as that provided by commercial banks or automobile manufacturers' captive finance companies. Sub-Prime Borrowers generally have limited credit history, lower than average income or past credit problems.

     CPS and certain of its subsidiaries (each such subsidiary, an 'Affiliated Originator') purchase Contracts from Dealers or independent finance companies ('IFC's') with the intent to resell them. CPS and Affiliated Originators may also purchase Contracts from third parties that have been originated by others. Prior to the issuances of the Securities, Contracts have been sold to institutional investors either as bulk sales or as private placements or public offerings of securities collateralized by the Contracts. Purchasers of Contracts receive a pass-through rate of interest set at the time of the sale, and CPS receives a base servicing fee for its duties relating to the accounting for and collection of the Contracts. In addition, CPS is entitled to certain excess servicing fees that represent collection on the Contracts in excess of those required to pay principal and interest due to the investor at face value and without recourse except that the representations and warranties made to CPS by the Dealers are similarly made to the investors by CPS. CPS has some credit risk with respect to the excess servicing fees it receives in connection with the sale of contracts to investors and its continued servicing function since the receipt by CPS of such excess servicing fees is dependent upon the credit performance of the Contracts. Additional information with respect to CPS's automobile contract portfolio, including information regarding CPS's underwriting criteria and servicing and collection procedures, will be set forth in each Prospectus Supplement.

     The principal executive offices of CPS are located at 2 Ada, Irvine, California 92618. CPS's telephone number is (714) 753-6800.

     For further information about CPS see 'CPS's Automobile Contract Portfolio' in the Prospectus Supplement.

                                  POOL FACTORS

     The 'Pool Factor' for each Class of Securities will be a seven-digit decimal, which the Servicer will compute prior to each distribution with respect to such Class of Securities, indicating the remaining outstanding principal balance of such Class of Securities as of the applicable Payment Date, as a fraction of the initial outstanding principal balance of such Class of Securities. Each Pool Factor will be initially 1.0000000, and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable Class of Securities. A Securityholder's portion of the aggregate outstanding principal balance of the related Class of Securities is the product of (i) the original aggregate purchase price of such Securityholder's Securities and (ii) the applicable Pool Factor.

     As more specifically described in the related Prospectus Supplement with respect to each Series of Securities, the related Securityholders of record will receive reports on or about each Payment Date concerning the payments received on the Receivables, the Pool Balance (as such term is defined in the related Prospectus Supplement, the 'Pool Balance'), each Pool Factor and various other items of information. In addition, Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law.

                                USE OF PROCEEDS

     Unless otherwise provided in the related Prospectus Supplement, the net proceeds from the sale of the Securities of a Series will be applied by the applicable Trust to the purchase of the Receivables from the applicable Seller and to make the deposit of the Pre-Funded Amount, if any, to the Pre-Funding Account. CPS will use the portion of such proceeds paid to it for general corporate purposes.

                               THE SELLER AND CPS

     Each Seller will be a wholly-owned subsidiary of CPS. CPS Receivables Corp. was incorporated in the State of California in June of 1994. CPS Receivables Corp. was, and each other Seller will be, organized for the limited purpose of purchasing automobile installment sale contracts from CPS and transferring such receivables to third parties and any activities incidental to and necessary or convenient for the accomplishment of such purposes. The principal executive offices of CPS Receivables Corp. are located at 2 Ada, Suite 100, Irvine, California 92618; telephone (714) 753-6800.

     The Seller has taken steps in structuring the transaction contemplated hereby that are intended to make it unlikely that the voluntary or involuntary petition for relief by CPS under any Insolvency Law will result in consolidation of the assets and liabilities of the Seller or the Trust with those of CPS. These steps include the creation of the Seller as a separate, limited-purpose subsidiary pursuant to articles of incorporation containing certain limitations (including restrictions on the nature of the Seller's business and a restriction on the Seller's ability to commence a voluntary case or proceeding under any Insolvency Law without the prior unanimous affirmative vote of all of its directors). However, there can be no assurance that the activities of the Seller would not result in a court concluding that the assets and liabilities of the Seller should be consolidated with those of CPS in a proceeding under any Insolvency Law.

     The Seller has received the advice of Mayer, Brown & Platt to the effect that, subject to certain facts, assumptions and qualifications, in a properly presented case under current law, in the event that CPS becomes a debtor in a case under the Bankruptcy Code, a United States Bankruptcy Court would not order the substantive consolidation of the assets and liabilities of the Seller with those of CPS. Among other things, it is assumed by Mayer, Brown & Platt that the Seller will follow certain procedures in the conduct of its affairs, including maintaining records and books of account separate from those of CPS, refraining from commingling its assets with those of CPS and refraining from holding itself out as having agreed to pay, or being liable for, the debts of CPS. The Seller intends to follow and has represented to such counsel that it will follow these and other procedures related to maintaining its separate corporate identity. However, in the event that the Seller did not follow these procedures, and in certain other circumstances, there can be no assurance that a court would not conclude that the assets and liabilities of the Seller should be consolidated with those of CPS. If a court were to reach such a conclusion, or a filing were made to litigate any of the foregoing issues, delays in distributions on the Securities (and possible reductions in the amount of such distributions) could occur. See 'Risk Factors -- Non-Consolidation.'

     CPS was incorporated in the State of California on March 8, 1991. On October 22, 1992, CPS completed a public offering of 1,300,000 shares (approximately 31% of the shares then outstanding) of its common stock at an initial price of $5.00 per share. Prior to that time, 100% of the common stock of CPS was owned by CPS Holdings, Inc., a holding company the majority of the shares of which are owned by Charles E. Bradley, Sr. On March 6, 1995, CPS completed a second public offering of 1,000,000 shares (approximately 18.5% of the shares then outstanding) of its common stock at $14.75 per share. CPS and its subsidiaries engage primarily in the business of purchasing, selling and servicing Contracts originated by Dealers located primarily in California, Florida, Pennsylvania, Texas, Illinois and Nevada. CPS specializes in Contracts with Sub-Prime Borrowers who generally would not be expected to qualify for traditional financing such as that provided by commercial banks or automobile manufacturers' captive finance companies. Sub-Prime Borrowers generally have limited credit history, lower than average income or past credit problems. CPS also provides accounting and collection services to third party owners of automobile loan portfolios that were not originated by CPS. CPS's executive offices are located at 2 Ada, Irvine, California 92618; telephone (714) 753-6800.

                                  THE TRUSTEE

     The Trustee for each Series of Securities will be specified in the related Prospectus Supplement. The Trustee's liability in connection with the issuance and sale of the related Securities is limited solely to the express obligations of such Trustee set forth in the related Trust Documents.

     With respect to each Series of Securities, the procedures for the resignation or removal of the Trustee and the appointment of a successor Trustee shall be specified in the related Prospectus Supplement.

                         DESCRIPTION OF THE SECURITIES

GENERAL

     The Securities will be issued in series (each a 'Series'). Each Series of Securities (or, in certain instances, two or more Series of Securities) will be issued pursuant to a Trust Agreement and, if Notes are issued, an Indenture. The following summaries (together with additional summaries under 'The Description of the Trust Documents' below) describe all material terms and provisions relating to the Securities common to each Trust Agreement and Indenture. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Trust Documents for the related Securities and the related Prospectus Supplement.

     All of the Securities offered pursuant to this Prospectus and the related Prospectus Supplement will be rated in one of the four highest rating categories by one or more Rating Agencies.

     The Securities may either represent beneficial ownership interests in the related Receivables held by the related Trust or debt secured by certain assets of the related Trust.

     Each Series or Class of Securities offered pursuant to this Prospectus may have a different Interest Rate, which may be a fixed or adjustable interest rate. The related Prospectus Supplement will specify the Interest Rate for each Series or Class of Securities described therein, or the initial interest rate and the method for determining subsequent changes to the Interest Rate.

     A Series may include one or more Classes of Strip Securities entitled (i) to principal distributions, with disproportionate, nominal or no interest distributions, or (ii) to interest distributions, with disproportionate, nominal or no principal distributions. In addition, a Series of Securities may include two or more Classes of Securities that differ as to timing, sequential order, priority of payment, Interest Rate or amount of distribution of principal or interest or both, or as to which distributions of principal or interest or both on any Class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the related pool of Receivables. Any such Series may include one or more Classes of Accrual Securities, as to which certain accrued interest will not be distributed but rather will be added to the principal balance (or nominal balance, in the case of Accrual Securities which are also Strip Securities) thereof on each Payment Date, as hereinafter defined, or in the manner described in the related Prospectus Supplement.

     If so provided in the related Prospectus Supplement, a Series may include one or more other Classes of Senior Securities that are senior to one or more other Classes of Subordinate Securities in respect of certain distributions of principal and interest and allocations of losses on Receivables.

     In addition, certain Classes of Senior (or Subordinate) Securities may be senior to other Classes of Senior (or Subordinate) Securities in respect of such distributions or losses.

GENERAL PAYMENT TERMS OF SECURITIES

     As provided in the related Trust Documents and as described in the related Prospectus Supplement, Securityholders will be entitled to receive payments on their Securities on the specified Payment Dates. Payment Dates with respect to the Securities will occur monthly, quarterly or semi-annually, as described in the related Prospectus Supplement.

     The related Prospectus Supplement will describe the Record Date preceding such Payment Date, as of which the Trustee or its paying agent will fix the identity of the Securityholders for the purpose of receiving payments on the next succeeding Payment Date. As more fully described in the related Prospectus Supplement, the Payment Date will be a specified day of each month (or, in the case of quarterly-pay Securities, a specified day of every third month; and in the case of semi-annual pay Securities, a specified day of every sixth month) and the Record Date will be the close of business as of a specified day preceding such Payment Date.

     Each Trust Agreement and Indenture will describe a Collection Period preceding each Payment Date (for example, in the case of monthly-pay Securities, the calendar month preceding the month in which a Payment Date occurs). As more fully provided in the related Prospectus Supplement, collections received on or with respect to the related Receivables held by a Trust during a Collection

Period will be required to be remitted by the Servicer to the related Trustee prior to the related Payment Date and will be used to fund payments to Securityholders on such Payment Date. As may be described in the related Prospectus Supplement, the related Trust Documents may provide that all or a portion of the payments collected on or with respect to the related Receivables may be applied by the related Trustee to the acquisition of additional Receivables during a specified period (rather than be used to fund payments of principal to Securityholders during such period) with the result that the related Securities will possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any such interest only or revolving period may, upon the occurrence of certain events to be described in the related Prospectus Supplement, terminate prior to the end of the specified period and result in the earlier than expected amortization of the related Securities.

     In addition, and as may be described in the related Prospectus Supplement, the related Trust Documents may provide that all or a portion of such collected payments may be retained by the Trustee (and held in certain Eligible Investments, including Receivables) for a specified period prior to being used to fund payments of principal to Securityholders. 'Eligible Investments' are generally limited to investments acceptable to the Rating Agencies as being consistent with the rating of such Securities. Subject to certain conditions, Eligible Investments may include securities issued by CPS, the Servicer or their respective affiliates or other trusts created by CPS or its affiliates. See 'Description of the Trust Documents -- Accounts.'

     Such retention and temporary investment by the Trustee of such collected payments may be required by the related Trust Documents for the purposes of (a) slowing the amortization rate of the related Securities relative to the installment payment schedule of the related Receivables, or (b) attempting to match the amortization rate of the related Securities to an amortization schedule established at the time such Securities are issued. Any such feature applicable to any Securities may terminate upon the occurrence of events to be described in the related Prospectus Supplement, resulting in distributions to the specified Securityholders and an acceleration of the amortization of such Securities.

     Neither the Securities nor the underlying Receivables will be guaranteed or insured by any governmental agency or instrumentality or CPS, any Seller, the Servicer, any Trustee or any of their respective affiliates unless specifically set forth in the related Prospectus Supplement.

     As may be described in the related Prospectus Supplement, Securities of each Series will either evidence specified beneficial ownership interests in the Trust Assets or represent debt secured by the related Trust Assets. To the extent that any Trust Assets include certificates of interest in Receivables, the related Prospectus Supplement will describe the material terms and conditions of such certificates.

BOOK-ENTRY REGISTRATION

     As specified in the related Prospectus Supplement, Securityholders of a given Series may hold their Securities through DTC (in the United States) or CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems.

     Cede, as nominee for DTC, will hold the global Securities in respect of a given Series. CEDEL and Euroclear will hold omnibus positions on behalf of the CEDEL Participants (as defined below) and the Euroclear Participants (as defined below) (collectively, the 'Participants'), respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries (collectively, the 'Depositaries') which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

     DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a 'clearing corporation' within the meaning of the New York UCC and a 'clearing agency' registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of notes or certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ('Indirect Participants').

     Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Because of time-zone differences, credits of securities in CEDEL or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant CEDEL Participant or Euroclear Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

     The Securityholders of a given Series that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Securities of such Series may do so only through Participants and Indirect Participants. In addition, Securityholders of a given Series will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, Securityholders of a given Series may experience some delay in their receipt of payments, since such payments will be forwarded by the applicable Trustee to Cede, as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or such Securityholders. Unless the related Prospectus Supplement provides for Definitive Securities it is anticipated that the only 'Securityholder' in respect of any Series will be Cede, as nominee of DTC, or another nominee of DTC. Securityholders of a given Series will not be recognized as Securityholders of such Series, and such Securityholders will be permitted to exercise the rights of Securityholders of such Series only indirectly through DTC and its Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the 'Rules'), DTC is required to make book-entry transfers of Securities of a given Series among Participants on whose behalf it acts with respect to such Securities and to receive and transmit distributions of principal of, and interest on, such Securities. Participants and Indirect Participants with which the Securityholders of a given Series have accounts with respect to such Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Securityholders of such Series. Accordingly, although such Securityholders will not possess Securities, the Rules provide a mechanism by which Participants will receive payments and will be able to transfer their interests.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Securityholder of a given Series to pledge Securities of such Series to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Securities, may be limited due to the lack of a physical certificate for such Securities.

     DTC will advise the Trustee in respect of each Series that it will take any action permitted to be taken by a Securityholder of the related Series only at the direction of one or more Participants to whose accounts with DTC the Securities of such Series are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

     CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ('CEDEL Participants') and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for participants of the Euroclear System ('Euroclear Participants') and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 28 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office, under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the 'Cooperative'). All operations are conducted by the 'Euroclear Operator' (as defined below), and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The 'Euroclear Operator' is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the 'Terms and Conditions'). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of relationship with persons holding through Euroclear Participants.

     Except as required by law, the Trustee in respect of a Series will not have any liability for any aspect of the records relating to or payments made or account of beneficial ownership interests of the related Securities held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DEFINITIVE NOTES

     Except to the extent that the related Prospectus Supplement provides for book-entry Securities, the Securities will be issued in fully registered, certificated form ('Definitive Securities') to the

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
Securityholders of a given Series or their nominees, rather than to DTC or its nominee, only if (i) the Trustee in respect of the related Series advises in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Securities and such Trustee is unable to locate a qualified successor, (ii) such Trustee, at its option, elects to terminate the book-entry-system through DTC or (iii) after the occurrence of an 'Event of Default' under the related Indenture or a default by the Servicer under the related Trust Documents, Securityholders representing at least a majority of the outstanding principal amount of such Securities advise the applicable Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in such Securityholders' best interest.

     Upon the occurrence of any event described in the immediately preceding paragraph, the applicable Trustee will be required to notify all such Securityholders through Participants of the availability of Definitive Securities. Upon surrender by DTC of the definitive certificates representing such Securities and receipt of instructions for re-registration, the applicable Trustee will reissue such Securities as Definitive Securities to such Securityholders.

     Distributions of principal of, and interest on, such Securities will thereafter be made by the applicable Trustee in accordance with the procedures set forth in the related Indenture or Trust Agreement directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the applicable Record Date specified for such Securities in the related Prospectus Supplement. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the applicable Trustee. The final payment on any such Security, however, will be made only upon presentation and surrender of such Security at the office or agency specified in the notice of final distribution to the applicable Securityholders.

     Definitive Securities in respect of a given Series of Securities will be transferable and exchangeable at the offices of the applicable Trustee or of a certificate registrar named in a notice delivered to holders of such Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the applicable Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

REPORTS TO SECURITYHOLDERS

     With respect to each Series of Securities, on or prior to each Payment Date for such Series, the Servicer or the related Trustee will forward or cause to be forwarded to each holder of record of such class of Securities a statement or statements with respect to the related Trust Assets setting forth the information specified in the related Prospectus Supplement.

     In addition, within the prescribed period of time for tax reporting purposes after the end of each calendar year, the applicable Trustee will provide to the Securityholders a statement containing information required by applicable tax laws, for the purpose of the Securityholders' preparation of federal income tax returns.

                       DESCRIPTION OF THE TRUST DOCUMENTS

     The following summary describes certain terms of the Trust Documents pursuant to which a Trust will be created and the related Securities in respect of such Trust will be issued. For purposes of this Prospectus, the term 'Trust Documents' as used with respect to a Trust means, collectively, and except as otherwise specified, any and all agreements relating to the establishment of the related Trust, the servicing of the related Receivables and the issuance of the related Securities, including without limitation the Indenture, (i.e. pursuant to which any Notes shall be issued). A form of the Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. This summary does not purport to be complete. It is qualified in its entirety by reference to the provisions of the Trust Documents.

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SALE AND ASSIGNMENT OF RECEIVABLES

     On or prior to the closing date specified with respect to any given Series of securities ( the 'Closing Date'), CPS or an Affiliated Originator will sell and assign to a Seller, without recourse, except as otherwise provided in the applicable Purchase Agreement or Affiliate Purchase Agreement, its entire interest in the Receivables to be included in such Trust, together with its security interests in the Financed Vehicles. At the time of issuance of the Securities, such Seller will either transfer such Receivables to a Trust pursuant to a Sale and Servicing Agreement. The obligations of the Seller and the Servicer under the related Sale and Servicing Agreement include those specified below and in the related Prospectus Supplement.

     As more fully described in the related Prospectus Supplement, CPS will be obligated to acquire from the related Trust its interest in any Receivable transferred to a Trust or pledged to a Trustee on behalf of Securityholders if the interest of the Securityholders therein is materially adversely affected by a breach of any representation or warranty made by CPS with respect to such Receivable, which breach has not been cured following the discovery by or notice to CPS of the breach. In addition, if so specified in the related Prospectus Supplement, CPS may from time to time reacquire certain Receivables or substitute other Receivables for such Receivable subject to specified conditions set forth in the related Purchase Agreement.

ACCOUNTS

     With respect to each Series of Securities issued by a Trust, the Servicer will establish and maintain with the applicable Trustee one or more accounts, in the name of such Trustee on behalf of the related Securityholders, into which all payments made on or with respect to the related Receivables will be deposited (the 'Collection Account'). The Servicer will also establish and maintain with such Trustee separate accounts, in the name of such Trustee on behalf of such Securityholders, in which amounts released from the Collection Account and the reserve account or other Credit Enhancement, if any, for distribution to such Securityholders will be deposited and from which distributions to such Securityholders will be made (the 'Distribution Account').

     If the related Prospectus Supplement so provides, the Pre-Funding Account will be maintained with the Indenture Trustee and is intended solely to hold funds to be applied by the Indenture Trustee during the Funding Period to pay to the Seller the purchase price for Subsequent Receivables and any Permitted Investments purchased with funds not yet invested in Subsequent Receivables. Monies on deposit in the Pre-Funding Account will not be available to cover losses on or in respect of the Receivables and any Permitted Investments purchased with funds not yet invested in Subsequent Receivables. On the Closing Date, the Pre-Funding Account will be funded with the initial Pre-Funded Amount from the sale proceeds of the Securities.

     If the related Prospectus Supplement so provides the Seller will establish and maintain an account (the 'Interest Reserve Account') in the name of the Indenture Trustee on behalf of the Noteholders and Certificateholders. On the Closing Date, the Seller will deposit an amount equal to the Requisite Reserve Amount (as described below) as of the Closing Date in the Interest Reserve Account. On certain Payment Dates to be specified in the related Prospectus Supplement, funds on deposit in the Interest Reserve Account which are in excess of the Requisite Reserve Amount for such Payment Date will be withdrawn from the Interest Reserve Account and deposited in the Distribution Account for distribution.

     Any other accounts to be established with respect to a Trust, including any other reserve account, yield supplement account or negative arbitrage account, will be described in the related Prospectus Supplement.

     For any Series of Securities, funds in the Collection Account, the Distribution Account, any Pre-Funding Account, any reserve account and other accounts identified as such in the related Prospectus Supplement (collectively, the 'Trust Accounts') shall be invested as provided in the related Trust Agreement or Indenture in Eligible Investments. 'Eligible Investments' are generally limited to investments acceptable to the Rating Agencies as being consistent with the rating of such Securities. Subject to certain conditions, Eligible Investments may include securities issued by CPS, the Servicer or

                                       30




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their respective affiliates or other trusts created by CPS or its affiliates.
Except as described below or in the related Prospectus Supplement, Eligible Investments are limited to obligations or securities that mature not later than the business day immediately preceding the related Payment Date. However, subject to certain conditions, funds in the reserve account may be invested in securities that will not mature prior to the date of the next distribution and will not be sold to meet any shortfalls. Thus, the amount of cash in any reserve account at any time may be less than the balance of such reserve account. If the amount required to be withdrawn from any reserve account to cover shortfalls in collections on the related Receivables exceeds the amount of cash in such reserve account a temporary shortfall in the amounts distributed to the related Securityholders could result, which could, in turn, increase the average life of the Securities of such Series. Except as otherwise specified in the related Prospectus Supplement, investment earnings on funds deposited in the applicable Trust Accounts, net of losses and investment expenses (collectively, 'Investment Earnings'), shall be deposited in the applicable Collection Account on each Payment Date and shall be treated as collections of interest on the related Receivables.

     The Trust Accounts will be maintained as Eligible Deposit Accounts. 'Eligible Deposit Account' means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution has a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade. 'Eligible Institution' means, with respect to a Trust, (a) the corporate trust department of the related Indenture Trustee or the related Trustee, as applicable, or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), which (i) (A) has either
(w) a long-term unsecured debt rating acceptable to the Rating Agencies or (x) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies or (B) the parent corporation of which has either (y) a long-term unsecured debt rating acceptable to the Rating Agencies or (z) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the FDIC.

THE SERVICER

     The Servicer under each Sale and Servicing Agreement will be named in the related Prospectus Supplement. The entity serving as Servicer may be CPS or an affiliate of CPS and may have other business relationships with CPS or CPS's affiliates. The Servicer with respect to each Series will service the Receivables contained in the Trust for such Series. Any Servicer may delegate its servicing responsibilities to one or more subservicers, but will not be relieved of its liabilities with respect thereto.

     The Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Sale and Servicing Agreement. An uncured breach of such a representation or warranty that in any respect materially and adversely affects the interests of the Securityholders will constitute a default by the Servicer under the related Sale and Servicing Agreement.

     A Sale and Servicing Agreement may contain provisions providing for a standby servicer ('Standby Servicer') to serve as successor servicer in the event the Servicer is terminated or resigns as Servicer pursuant to the terms of such Sale and Servicing Agreement. A Standby Servicer will receive a fee on each Payment Date for agreeing to stand by as successor Servicer and for performing certain other functions. If the Standby Servicer becomes the Servicer under a Sale and Servicing Agreement, it will receive compensation as a Servicer in an amount set forth in such Sale and Servicing Agreement.

SERVICING PROCEDURES

     Each Sale and Servicing Agreement will provide that the Servicer will follow its then-employed standards, or such more exacting standards as the Servicer employs in the future, in servicing the Receivables that are part of the Trust. Each Sale and Servicing Agreement will provide that the Servicer

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will make reasonable efforts to collect all payments due with respect to the
Receivables that are part of the Trust and, in a manner consistent with such Sale and Servicing Agreement, will continue such collection procedures as it follows with respect to automotive retail installment sale contracts it services for itself and others. Consistent with its normal procedures, the Servicer may, in its sole discretion, arrange with the Obligor on a Receivable to extend the payment schedule; provided, however, that the Servicer may be limited as to the number of times an extension may be granted and as to the timing of such extensions. No such arrangement will, for purposes of a Sale and Servicing Agreement, modify the original due dates or the amount of the scheduled payments, or extend the final payment date on any Receivable beyond the last day of the penultimate Collection Period before the Final Schedule Payment Date under the related Trust Documents. If the Servicer grants an extension with respect to a Receivable other than in accordance with the aforementioned limitations, the Servicer will be required to purchase the Receivable. Following any such purchase of a Receivable by the Servicer, such Receivable will be released from the Trust and conveyed to the Servicer. The Servicer may sell the Vehicle securing the respective defaulted Receivable, if any, at a public or private sale, or take any other action permitted by applicable law. See 'Certain Legal Aspects of the Receivables.'

     The material aspects of any particular Servicer's collections and other relevant procedures will be set forth in the related Prospectus Supplement.

PAYMENTS ON RECEIVABLES

     With respect to each Series of Securities, unless the related Prospectus Supplement does not so provide, the Servicer will notify each Obligor that payments made by such Obligor after the Cutoff Date with respect to a Receivable must be mailed directly to the Post Office Box set forth in the Sale and Servicing Agreement relating to such Receivable. On each Business Day, the Lock-Box Processor set forth in the Sale and Servicing Agreement relating to such Receivable (the 'Lock-Box Processor') will transfer any such payments received in the applicable post office box in the name of the applicable Trustee for the benefit of the Securityholders and the related Credit Enhancer (if any) (the 'Post Office Box') to the applicable segregated lock-box account in the name of the applicable Trustee for the benefit of the Securityholders and the related Credit Enhancer (if any) (the 'Lock-Box Account'). Any payments received by the Servicer from an Obligor or from a source other than an Obligor must be deposited in the applicable Lock-Box Account or the applicable Collection Account upon receipt. The Servicer will, following the receipt of funds in such Lock-Box Account, direct the Lock-Box Bank to transfer such funds to the applicable Collection Account. Prior to the applicable Payment Date, the applicable Trustee, on the basis of instructions provided by the Servicer, will transfer funds held in such Collection Account to the applicable Payahead Account if such payments constitute Payaheads or to the applicable Distribution Account for distribution to, the Securityholders of the related Series.

     Collections on a Rule of 78's Receivable made during a Collection Period will be applied first, to the scheduled payment on such Rule of 78's Receivable, and second, to any late fees accrued with respect to such Rule of 78's Receivable.

SERVICING COMPENSATION

     As will be described in the related Prospectus Supplement with respect to any Series of Securities issued by a Trust, the Servicer will be entitled to receive a servicing fee on each Payment Date (the 'Servicing Fee'), equal to the product of one-twelfth of the specified percentage per annum and the Pool Balance (each as set forth in the related Prospectus Supplement) as of the close of business on the last day of the second preceding Collection Period; provided, however, that with respect to the first Payment Date, the Servicing Fee will equal the product of one-twelfth of the Servicing Fee Rate and the original Pool Balance. So long as CPS is Servicer, a portion of the Servicing Fee will be payable to the Standby Servicer, if any (as set forth in the related Prospectus Supplement), for agreeing to stand by as successor Servicer and for performing certain other functions. If the Standby Servicer, or any other entity serving at the time as Standby Servicer, becomes the successor Servicer, it will receive compensation for acting in such capacity. See 'Standby Servicer' in the related Prospectus Supplement. The Servicer will also collect and retain, as additional servicing compensation, any late fees, prepayment charges, including, in the case of a Rule 78's Receivable that is part of the Trust and that is prepaid in

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full, to the extent not required by law to be remitted to the related Obligor, the difference between the principal balance of such Receivable computed on an actuarial basis plus accrued interest to the date of prepayment and the principal balance of such Receivable computed according to the Rule of 78's, and other administrative fees or similar charges allowed by applicable law with respect to the Receivables that are part of the Trust, and will be entitled to reimbursement from the Trust for certain liabilities. Payments by or on behalf of Obligors will be allocated to scheduled payments, late fees and other charges and principal and interest in accordance with the Servicer's normal practices and procedures. The Servicing Fee will be paid out of collections from the Receivables, prior to distributions to Securityholders of the related Series.

     The Servicing Fee and additional servicing compensation will compensate the Servicer for performing the functions of a third party servicer of automotive receivables as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables that are part of the Trust, investigating delinquencies, sending payment coupons to Obligors, reporting tax information to Obligors, paying costs of disposition of defaults and policing the collateral. The Servicing Fee also will compensate the Servicer for administering the Receivables that are part of the Trust, including accounting for collections and furnishing monthly and annual statements as required with respect to a Series of Securities regarding distributions and generating federal income tax information. The Servicing Fee also will reimburse the Servicer for certain taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the Receivables that are part of the Trust.

DISTRIBUTIONS

     With respect to each Series of Securities, beginning on the Payment Date specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal or interest only) on each Class of such Securities entitled thereto will be made by the applicable Indenture Trustee to the holders of Notes (the 'Noteholders') and by the applicable Trustee to the holders of Certificates (the 'Certificateholders') of such Series. The timing, calculation , allocation, order, source, priorities of and requirements for each class of Noteholders and all distributions to each class of Certificateholders of such Series will be set forth in the related Prospectus Supplement.

     With respect to each Series of Securities, on each Payment Date collections on the related Receivables will be transferred from the Collection Account to the Distribution Account for distribution to Securityholders, respectively, to the extent provided in the related Prospectus Supplement. Credit Enhancement, such as a reserve account, may be available to cover any shortfalls in the amount available for distribution on such date, to the extent specified in the related Prospectus Supplement. As more fully described in the related Prospectus Supplement, and unless not provided for therein, distributions in respect of principal of a Class of Securities of a given Series will be subordinate to distributions in respect of interest on such Class, and distributions in respect of the Certificates of such Series will be subordinate to payments in respect of the Notes of such Series.

CREDIT AND CASH FLOW ENHANCEMENTS

     The amounts and types of Credit Enhancement arrangements, if any, and the provider thereof, if applicable, with respect to each class of Securities of a given Series will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, credit enhancement may be in the form of a Policy, subordination of one or more Classes of Securities, reserve accounts, overcollateralization, letters of credit, credit or liquidity facilities, third party payments or other support, surety bonds, guaranteed cash deposits or such other arrangements as may be described in the related Prospectus Supplement or any combination of two or more of the foregoing. If specified in the applicable Prospectus Supplement, Credit Enhancement for a Class of Securities may cover one or more other Classes of Securities of the same Series, and Credit Enhancement for a Series of Securities may cover one or more other Series of Securities.

     The presence of Credit Enhancement for the benefit of any Class or Series of Securities is intended to enhance the likelihood of receipt by the Securityholders or such Class or Series of the full amount of

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
principal and interest due thereon and to decrease the likelihood that such Securityholders will experience losses. As more specifically provided in the related Prospectus Supplement, the credit enhancement for a Class or Series of Securities may not provide protection against all risks of loss and may not guarantee repayment of the entire principal balance and interest thereon. If losses occur which exceed the amount covered by any Credit Enhancement or which are not covered by any Credit Enhancement, Securityholders of any Class or Series will bear their allocable share of deficiencies, as described in the related Prospectus Supplement. In addition, if a form of Credit Enhancement covers more than one Series of Securities, Securityholders of any such Series will be subject to the risk that such Credit Enhancement will be exhausted by the claims of Securityholders of other Series.

STATEMENTS TO INDENTURE TRUSTEES AND TRUSTEES

     Prior to each Payment Date with respect to each Series of Securities, the Servicer will provide to the applicable Indenture Trustee and/or the applicable Trustee and Credit Enhancer as of the close of business on the last day of the preceding related Collection Period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to Securityholders of such Series described under 'Description of the Securities -- Reports to Securityholders.'

EVIDENCE AS TO COMPLIANCE

     Each Sale and Servicing Agreement will provide that a firm of independent public accountants will furnish to the related Trust and/or the applicable Indenture Trustee and Credit Enhancer, annually, a statement as to compliance by the Servicer during the preceding twelve months (or, in the case of the first such certificate, the period from the applicable Closing Date) with certain standards relating to the servicing of the Receivables.

     Each Sale and Servicing Agreement will also provide for delivery to the related Trust and the applicable Indenture Trustee of a certificate signed by an officer of the Servicer stating that the Servicer either has fulfilled its obligations under such Sale and Servicing Agreement in all material respects throughout the preceding 12 months (or, in the case of the first such certificate, the period from the applicable Closing Date) or, if there has been a default in the fulfillment of any such obligation in any material respect, describing each such default. The Servicer also will agree to give each Indenture Trustee and each Trustee notice of certain Servicer Termination Events (as hereinafter defined) under the related Sale and Servicing Agreement.

     Copies of such statements and certificates may be obtained by Securityholders by a request in writing addressed to the applicable Indenture Trustee or the applicable Trustee.

CERTAIN MATTERS REGARDING THE SERVICERS

     Each Sale and Servicing Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder except upon determination that its performance of such duties is no longer permissible under applicable law and under certain other circumstances. No such resignation will become effective until a successor servicer has assumed the servicing obligations and duties under the applicable Sale and Servicing Agreement. In the event CPS resigns as Servicer or is terminated as Servicer, the Standby Servicer, if any, will agree to assume the servicing obligations and duties under the Sale and Servicing Agreement.

     Each Sale and Servicing Agreement will further provide that neither the Servicer nor any of its directors, officer, employees, and agents will be under any liability to the Trust or the Securityholders of the related Series for taking any action or for refraining from taking any action pursuant to such Sale and Servicing Agreement, or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. In addition, each Sale and Servicing Agreement will provide that the Servicer is under no obligation to appear in, prosecute, or defend any legal action that

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
is not incidental to its servicing responsibilities under the applicable Sale and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability.

     Under the circumstances specified in each Sale and Servicing Agreement any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of the Servicer, which corporation or other entity in each of the foregoing cases assumes the obligations of the Servicer, will be the successor to the Servicer under the applicable Sale and Servicing Agreement.

SERVICER TERMINATION EVENT

     Except as otherwise provided in the related Prospectus Supplement, 'Servicer Termination Event' under the related Trust Documents will include (i) any failure by the Servicer to deliver to the applicable Trustee for deposit in any of the related Trust Accounts any required payment or to direct such Trustee to make any required distributions therefrom, which failure continues unremedied for more than three (3) Business Days after written notice from such Trustee is received by the Servicer or after discovery by the Servicer; (ii) any failure by the Servicer duly to observe or perform in any material respect any other covenant or agreement in such Trust Documents, which failure materially and adversely affects the rights of the related Securityholders and which continues unremedied for more than thirty (30) days after the giving of written notice of such failure (1) to the Servicer by the applicable Trustee or (2) to the Servicer, and to the applicable Trustee by holders of the related Securities, as applicable, evidencing not less than 50% of the voting rights of such outstanding Securities; (iii) any Insolvency Event; and (iv) any claim being made on a Policy issued as Credit Enhancement. An 'Insolvency Event' shall mean financial insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings with respect to the Servicer and certain actions by the Servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings, or inability to pay its obligations.

RIGHTS UPON SERVICER TERMINATION EVENT

     As more fully described and except as otherwise provided in the related Prospectus Supplement, as long as a Servicer Termination Event under the related Trust Documents remains unremedied, the applicable Trustee, Credit Enhancer or holders of Notes of the related Series evidencing not less than 50% of the voting rights of such then outstanding Notes or, after the Notes have been paid in full, holders of Certificates of the related Series evidencing not less than 50% of the voting rights of such then outstanding Certificates may terminate all the rights and obligations of the Servicer, if any, under such Sale and Servicing Agreement, whereupon a successor servicer appointed by such Trustee or such Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Trust Documents and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer Termination Event other than such appointment has occurred, such bankruptcy trustee or official may have the power to prevent the applicable Trustee or such Securityholders from effecting a transfer of servicing.

WAIVER OF PAST DEFAULTS

     With respect to each Trust, except as otherwise provided in the related Prospectus Supplement and subject to the approval of any Credit Enhancer, the holders of Notes evidencing at least a majority of the voting rights of such then outstanding Securities may, on behalf of all Securityholders of the related Securities, waive any default by the Servicer in the performance of its obligations under the related Trust Documents and its consequences, except a default in making any required deposits to or payments from any of the Trust Accounts in accordance with such Trust Documents. No such waiver shall impair the Securityholders' rights with respect to subsequent defaults.

AMENDMENTS

     As more fully described in, and unless not provided for by, the related Prospectus Supplement, each of the Trust Documents may be amended by the parties thereto, without the consent of the related

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
Securityholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Trust Documents or of modifying in any manner the rights of such Securityholders; provided that such action will not, in the opinion of counsel satisfactory to the applicable Trustee, materially and adversely affect the interests of any such Securityholder and subject to the approval of any Credit Enhancer. As may be described in the related Prospectus Supplement, the Trust Documents may also be amended by CPS, the Servicer, and the applicable Trustee with the consent of the holders of Notes evidencing at least a majority of the voting rights of such then outstanding Notes or, after the Notes have been paid in full, holders of Certificates of the related Series evidencing not less than 50% of the voting rights of such then outstanding Certificates for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Trust Documents or of modifying in any manner the rights of such Securityholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount or priority of, or accelerate or delay the timing of, collections of payments on the related Receivables or distributions that are required to be made for the benefit of such Securityholders or (ii) reduce the aforesaid percentage of the Securities of such Series which are required to consent to any such amendment, without the consent of the Securityholders of such Series.

TERMINATION

     With respect to each Trust, the obligations of the Servicer, CPS and the applicable Trustee pursuant to the related Trust Documents will terminate upon the earlier to occur of (i) the maturity or other liquidation of the last related Receivable and the disposition of any amounts received upon liquidation of any such remaining Receivables and (ii) the payment to Securityholders of the related Series of all amounts required to be paid to them pursuant to such Trust Documents. As more fully described in the related Prospectus Supplement, in order to avoid excessive administrative expense, the Servicer will be permitted in respect of the applicable Trust Assets, unless the related Prospectus Supplement does not so provide, at its option to purchase from such Trust Assets, as of the end of any Collection Period immediately preceding a Payment Date, if the Pool Balance of the related Contracts is less than 10% of the initial Pool Balance in respect of such Trust Assets, all such remaining Receivables at a price equal to the aggregate of the Purchase Amounts thereof as of the end of such Collection Period. The related Securities will be redeemed following such purchase.

     If and to the extent provided in the related Prospectus Supplement, any outstanding Notes of the related Series will be redeemed concurrently with the events specified above and the subsequent distribution to the related Securityholders of all amounts required to be distributed to them pursuant to the applicable Trust Documents may effect the prepayment of the Certificates of such Series.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

GENERAL

     The transfer of Receivables by the Seller to the Trust pursuant to the related Sale and Servicing Agreement, the perfection of the security interests in the Receivables and the enforcement of rights to realize on the Financed Vehicles as collateral for the Receivables are subject to a number of federal and state laws, including the UCC as in effect in various states. As specified in each Prospectus Supplement, the Servicer will take such action as is required to perfect the rights of the Trustee in the Receivables. If, through inadvertence or otherwise, a third party were to purchase (including the taking of a security interest in) a Receivable for new value in the ordinary course of its business, without actual knowledge of the Trust's interest, and take possession of a Receivable, the purchaser would acquire an interest in such Receivable superior to the interest of the Trust. Unless specified in a Prospectus Supplement, no action will be taken to perfect the rights of the Trustee in proceeds of any insurance policies covering individual Financed Vehicles or Obligors. Therefore, the rights of a third party with an interest in such proceeds could prevail against the rights of the Trust prior to the time such proceeds are deposited by the Servicer into a Trust Account.

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SECURITY INTERESTS IN THE FINANCED VEHICLES

     In states in which retail installment sale contracts such as the Receivables evidence the credit sale of automobiles, light trucks, vans and minivans by dealers to Obligors, the contracts also constitute personal property security agreements and include grants of security interests in the vehicles under the applicable UCC. Perfection of security interests in the financed automobiles, light trucks, vans and minivans is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In all states in which the Receivables have been originated, a security interest in automobiles, light trucks, vans and minivans is perfected by obtaining the certificate of title to the Financed Vehicle or notation of the secured party's lien on the vehicles' certificate of title (in addition, in Louisiana, a copy of the installment sale contract must be filed with the appropriate governmental recording office).

     Unless the related Prospectus Supplement does not so provide, each Contract will name CPS or the applicable Affiliated Originator as obligee or assignee and as the secured party. Unless the related Prospectus Supplement does not so provide, CPS will have represented and warranted that it has taken all actions necessary under the laws of the state in which the Financed Vehicle is located to perfect CPS's or such Affiliated Originator's security interest in the Financed Vehicle, including, where applicable, having a notation of its lien recorded on such vehicle's certificate of title. The Obligors on the Contracts will not be notified of the sale from CPS or an Affiliated Originator, directly or indirectly, to the Seller, or the sale from the Seller to the Trust, and no action will be taken to record the transfer of the security interest from CPS or such Affiliated Originator, directly or indirectly, to the Seller or from the Seller to the Trust by amendment of the certificates of title for the Financed Vehicles or otherwise.

     CPS or the related Affiliated Originator will transfer and assign its security interest in the related Financed Vehicles directly or indirectly to the Seller, and the Seller will transfer and assign its security interest in such Financed Vehicles to the related Trust pursuant to a Sale and Servicing Agreement. However, because of the administrative burden and expense, neither CPS nor the Seller will amend the certificates of title of such Financed Vehicles to identify the related Trust as the new secured party.

     In most states, an assignment such as that under each Sale and Servicing Agreement is an effective conveyance of a security interest without amendment of any lien noted on a vehicle's certificate of title, and the assignee succeeds thereby to the assignor's rights as secured party. However, by not identifying such Trust as the secured party on the certificate of title, the security interest of such Trust in the vehicle could be defeated through fraud or negligence.

     Under the laws of most states, the perfected security interest in a vehicle continues for four months after the vehicle is moved to a state other than the state in which it is initially registered and thereafter until the owner thereof re-registers the vehicle in the new state. A majority of states generally require surrender of a certificate of title to re-register a vehicle. Accordingly, a secured party must surrender possession if it holds the certificate of title to the vehicle or, in the case of a vehicle registered in a state providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party will receive notice of surrender if the security interest is noted on the certificate of title. Thus, the secured party will have the opportunity to re-perfect its security interest in the vehicle in the state of relocation. In states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. Unless the related Prospectus Supplement does not so provide, under each Sale and Servicing Agreement, the Servicer will be obligated to take appropriate steps, at the Servicer's expense, to maintain perfection of security interests in the Financed Vehicles and will be obligated to purchase the related Receivable if it fails to do so.

     Under the laws of most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a perfected security interest in a financed vehicle. The Code also grants priority to certain federal tax liens over the lien of a secured party. The laws of certain states and federal law permit the confiscation of vehicles by government authorities under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in the confiscated vehicle.

REPOSSESSION

     In the event of default by vehicle purchasers, the holder of the motor vehicle retail installment sale contract has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. Among the UCC remedies, the secured party has the right to perform self-help repossession unless such act would constitute a breach of the peace. Unless otherwise specified in the related Prospectus Supplement, self-help is the most likely method to be used by the Servicer and is accomplished simply by retaking possession of the financed vehicle. In the event of default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which he may cure the default prior to repossession. Generally, the right of reinstatement may be exercised on a limited number of occasions in any one-year period. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be repossessed in accordance with that order.

NOTICE OF SALE; REDEMPTION RIGHTS

     The UCC and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees, or, in some states, by payment of delinquent installments or the unpaid balance.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

     The proceeds of resale of the vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit such judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

     Occasionally, after resale of a vehicle and payment of all expenses and all indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a lien with respect to the vehicle or if no such lienholder exits or there are remaining funds, the UCC requires the creditor to remit the surplus to the former owner of the vehicle.

CONSUMER PROTECTION LAWS

     Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance, including requirements regarding the adequate disclosure of loan terms (including finance charges and deemed finance charges), and limitations on loan terms (including the permitted finance charge or deemed finance charge), collection practices and creditor remedies. The application of these laws to particular circumstances is not always certain and some courts and regulatory authorities have shown a willingness to adopt novel interpretations of such laws. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Procedures Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Solders' and Sailors' Civil Relief Act of 1940, state adoptions of the National Consumer Act and the Uniform Consumer Credit Code, and state motor vehicle retail installment sales act, retail installment sales acts and other similar laws. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee's ability to enforce consumer finance contracts such as the Receivables or result in the imposition of penalties in excess of amounts owing on the Receivables. In some instances, particularly in actions based upon fraud or unfair and deceptive practices, damage awards have been large. If the Trust were obligated to pay any such damages, its assets would be directly reduced, resulting in a potential loss to the Securityholders.

     Under the laws of certain states, finance charges with respect to motor vehicle retail installment contracts may include the additional amount, if any, that a purchaser pays as part of the purchase price for a vehicle solely because the purchaser is buying on credit rather than for cash (a 'cash sale differential'). If a dealer charges such a differential, applicable finance charge ceilings could be exceeded.

     To so-called 'Holder-in-Due-Course' Rule of the Federal Trade Commission (the 'FTC Rule'), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other statutes or the common law, has the effect of subjecting an assignee of a seller of goods in a consumer credit transaction (and certain related creditors) to all claims and defenses that the obligor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor.

     Most of the Receivables will be subject to the requirements of the FTC Rule. Accordingly, each Trust, as holder of the related Receivables, will be subject to any claims or defenses that the purchaser of the applicable Financed Vehicle may assert against the seller of the Financed Vehicle. Such claims are limited to a maximum liability equal to the amounts paid by the Obligor on the Receivable. If an Obligor were successful in asserting any such claim or defense, such claim or defense would constitute a breach of CPS's warranties under the related Purchase Agreement and would create an obligation of CPS to repurchase the Receivable unless the breach is cured. See 'Description of the Trust Documents -- Sale and Assignment of Receivables.'

     Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

     In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to borrowers.

     Under most state vehicle dealer licensing laws, sellers of automobiles, light trucks, vans and minivans are required to be licensed to sell vehicles at retail sale. In addition, with respect to used vehicles, the Federal Trade Commission's Rule on Sale of Used Vehicles requires that all sellers of used vehicles prepare, complete and display a 'Buyer's Guide' which explains the warranty coverage for such vehicles. Furthermore, Federal Odometer Regulations promulgated under the Motor Vehicle Information and Cost Savings Act and the motor vehicle title laws of most states require that all sellers of used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed or if either a Buyer's Guide or Odometer Disclosure Statement was not provided to the purchaser of a Financed Vehicle, the Obligor may be able to assert a defense against the seller of the Financed Vehicle. If an Obligor on a Receivable were successful in asserting any such claim or defense, the Servicer would pursue on behalf of the related Trust any reasonable remedies against the seller or the manufacturer of the vehicle, subject to certain limitations as to the expense of any such action to be specified in the related Sale and Servicing Agreements.

     Under each Purchase Agreement, CPS will have represented and warranted that each Receivable complies with all requirements of law in all material respects. Accordingly, if an Obligor has a claim against a Trust for violation of any law and such claim materially and adversely affects such Trust's interest in a Receivable, such violation would constitute a breach of the warranties of CPS and would create an obligation of CPS to repurchase the Receivable unless the breach is cured.

OTHER LIMITATIONS

     In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossession a vehicle and, as part of the rehabilitation plan, may reduce the amount of the secured indebtedness to the market value of the vehicle at the time of bankruptcy (as determined by the court), leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

                        FEDERAL INCOME TAX CONSEQUENCES

     The following is a general summary of the material Federal income tax consequences of the purchase, ownership and disposition of the Notes and the Certificates. However, the summary does not purport to deal with Federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of Noteholders or Certificateholders that are insurance companies, regulated investment companies or dealers in securities. This discussion is directed to prospective purchasers who purchase Notes or Certificates in the initial distribution thereof and who hold the Notes or Certificates as 'capital assets' within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the 'Code'). Prospective investors are urged to consult their own tax advisors in determining the Federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes and the Certificates.

     The following summary is based upon current provisions of the Code, the Treasury regulations promulgated thereunder, judicial authority, and ruling authority, all of which are subject to change, which change may be retroactive. Each Trust will be provided with an opinion of Mayer, Brown & Platt, special Federal tax counsel to such Trust ('Federal Tax Counsel'), regarding certain Federal income tax matters discussed below. An opinion of Federal Tax Counsel, however, is not binding on the Internal Revenue Service (the 'IRS') or the courts. Moreover, there are no cases or IRS rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the Notes and the Certificates. As a result, the IRS may disagree with all or a part of the discussion below. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the Trust, the Notes, the Certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to each Trust and the Notes, Certificates and related terms, parties and documents applicable to such Trust.

TAX CHARACTERIZATION OF THE TRUST

     Prior to the issuance of Securities by the related Trust, Federal Tax Counsel will deliver its opinion that the Trust will not be an association (or publicly traded partnership) taxable as a corporation for Federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Documents will be complied with, and on counsel's conclusions that the nature of the income of the Trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

     If the Trust were taxable as a corporation for Federal income tax purposes, the Trust would be subject to corporate income tax on its taxable income. The Trust's taxable income would include all its income on the Receivables, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

     Treatment of the Notes as Indebtedness. The Seller will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for Federal, state and local income and franchise tax purposes. Prior to the sale of Securities by the related Trust, Federal Tax Counsel will deliver its opinion to the Trust with respect to each series of Notes that either (i) the Notes of such series will be characterized as debt for Federal income tax purposes or
(ii) the Notes of such series should be characterized as debt for Federal income tax purposes, but if such Notes are not characterized as debt, such Notes will be characterized as interests in a partnership. Except as described below under the heading ' -- Possible Alternative Treatment of the Notes,' below, the discussion below assumes that the characterization of the Notes as debt for Federal income tax purposes is correct.

     OID, Indexed Securities, etc. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, and that the Notes are not Indexed Securities or Strip Notes (the Federal income tax consequences for which will be described in the applicable Prospectus Supplement). Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for 'qualified stated interest' under Treasury regulations (the 'OID Regulations') relating to debt instruments issued with original issue discount ('OID'), and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) is de minimis (i.e., less than 1/4% of their principal amount multiplied by the weighted average maturity of the Notes), all within the meaning of the OID Regulations. If these conditions are not satisfied with respect to any given series of Notes and as a result the Notes are treated as issued with OID, additional tax considerations with respect to such Notes will be disclosed in the applicable Prospectus Supplement.

     Interest Income on the Notes. Based on the above assumptions, except as discussed below, the Notes will not be considered issued with OID. The stated interest thereon generally will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID Regulations, a holder of a Note issued with a de minimis amount of OID generally must include such OID in income, on a pro rata basis, as principal payments are made on the Note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

     A holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a 'Short-Term Note') may be subject to special rules. Under the OID Regulations, all stated interest will be treated as OID. An accrual basis holder of a Short-Term Note (and certain cash basis holders, including regulated investment companies, as set forth in Section 1281 of the
Code) generally would be required to report interest income as OID accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include OID on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

     Sale or Other Disposition. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income. Recent legislation, the Taxpayer Relief Act of 1997, reduced the rate of tax imposed on capital gains from the sale or exchange of assets held for more than 18 months, effective for amounts properly taken into account after May 6, 1997. The legislation did not modify the rate of tax imposed on gains of a comparable taxpayer.

     Foreign Holders. Interest paid (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other person other than a United States person as defined in the Code and Treasury Regulations (a 'foreign person') generally will be considered 'portfolio interest,' and generally will not be subject to United States Federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a '10 percent shareholder' of the Trust or the Seller (including a holder of 10% of the outstanding Certificates) or a 'controlled foreign corporation' with respect to which the Trust or the Seller is a 'related person' within the meaning of the Code and (ii) provides the Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If the information provided in this statement changes, the foreign person must inform the Trust within 30 days of such change. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States Federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States Federal income and withholding tax; provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

     Final regulations dealing with withholding tax on income paid to foreign persons and related matters (the 'New Withholding Regulations') were issued by the Treasury Department on October 6, 1997. The New Withholding Regulations will generally be effective for payments made after December 31, 1998, subject to certain transition rules. Prospective Noteholders who are foreign persons are strongly urged to consult their own tax advisors with respect to the New Withholding Regulations.

     Backup Withholding. Each holder of a Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct Federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust will be required to withhold 31% of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's Federal income tax liability.

     Possible Alternative Treatment of the Notes. In the opinion of Federal Tax Counsel, in the event that any series of Notes were not treated as debt for Federal income tax purposes, such series of Notes would be characterized for Federal income tax purposes as interests in a partnership. If any series of the Notes did constitute interests in such a partnership, it is expected that stated interest payments on such Notes would be treated either as guaranteed payments under section 707(c) of the Code or as a preferential allocation of net income of the Trust (with all other items of Trust income, gain, loss, deduction and credit being allocated to the holders of the Certificates). Although the Federal income tax treatment of such Notes for most accrual basis taxpayers should not differ materially under such characterization from the treatment of such Notes as debt, such characterization could result in adverse effects for certain holders of Notes. For example, holders of Notes treated as interests in a partnership could be subject to tax on income equal to the entire amount of the stated interest payments on the Notes (plus possibly certain other items) even though the Trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders would in effect be required to report income in respect of such Notes on the accrual basis and holders of such Notes could become liable for taxes on Trust income even if they have not received cash from the Trust to pay such taxes. Moreover, income allocable to a holder of a Note treated as a partnership interest that is a pension, profit-sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) would constitute 'unrelated debt-financed income' generally taxable to such a holder under the Code, non-U.S. persons holding such Notes could be subject to withholding or required to file a U.S. Federal income tax return and to pay U.S. Federal income tax (and, in the case of a corporation, branch profits tax) on their share of accruals of guaranteed payments and Trust income, and individuals holding such Notes might be subject to certain limitations on their ability to deduct their share of Trust expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

     Treatment of the Trust as a Partnership. The Seller and the Servicer will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of Federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificateholders (including the Seller in its capacity as recipient of distributions from the Spread Account and any other account specified in the related Prospectus Supplement in which the Seller has an interest), and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust, the Certificates, the Notes, the Seller and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

     A variety of alternative characterizations are possible. For example, because the Certificates may have certain features characteristic of debt, the Certificates might be considered debt of the Seller or the Trust. Any such characterization should not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

     Indexed Securities, etc. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Indexed Securities or Strip Certificates and a series of Securities includes a single class of Certificates. If these conditions are not satisfied with respect to any given series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.

     Partnership Taxation. As a partnership, the Trust will not be subject to Federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's accruals of guaranteed payments from the Trust and its allocated share of other income, gains, losses, deductions and credits of the Trust. The Trust's income will consist primarily of interest and finance charges earned on the Receivables (including appropriate adjustments for market discount, OID and premium) and any gain upon collection or disposition of Receivables. The Trust's deductions will consist primarily of interest accruing with respect to the Notes, guaranteed payments on the Certificates, servicing and other fees, and losses or deductions upon collection or disposition of Receivables.

     Under the Trust Agreement, stated interest payments on the Certificates (including interest on amounts previously due on the Certificates but not yet distributed) will be treated as 'guaranteed payments' under Section 707(c) of the Code. Guaranteed payments are payments to partners for the use of their capital and, in the present circumstances, are treated as deductible to the Trust and ordinary income to the Certificateholders. The Trust will have a calendar year tax year and will deduct the guaranteed payments under the accrual method of accounting. Certificateholders with a calendar year tax year are required to include the accruals of guaranteed payments in income in their taxable year that corresponds to the year in which the Trust deducts the payments, and Certificateholders with a different taxable year are required to include the payments in income in their taxable year that includes the December 31 of the Trust year in which the Trust deducts the payments. It is possible that guaranteed payments will not be treated as interest for all purposes of the Code.

     In addition, the Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust for each Collection Period equal to the sum of (i) any Trust income attributable to discount on the Receivables that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (ii) prepayment premium, if any, payable to the Certificateholders for such month and (iii) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust of premium on Receivables that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining items of income, gain, loss and deduction of the Trust will be allocated to the Seller.

     Based on the economic arrangement of the parties, this approach for accruing guaranteed payments and allocating Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be subject to tax on income equal to the entire amount of stated interest payments on the Certificates plus the other items described above even though the Trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust income even if they have not received cash from the Trust to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

     Most of the guaranteed payments and taxable income allocated to a Certificateholder that is a pension, profit-sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute 'unrelated debt-financed income' generally taxable to such a holder under the Code.

     An individual taxpayer's share of expenses of the Trust (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust. It is not clear whether these rules would be applicable to a Certificateholder accruing guaranteed payments.

     The Trust intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Receivable, the Trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

     Discount and Premium. The purchase price paid by the Trust for the Receivables may be greater or less than the remaining principal balance of the Receivables at the time of purchase. If so, the Receivables will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust will make this calculation on an aggregate basis, but might be required to recompute it on a Receivable-by-Receivable basis.)

     If the Trust acquires the Receivables at a market discount or premium, the Trust will elect to include any such discount in income currently as it accrues over the life of the Receivables or to offset any such premium against interest income on the Receivables. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

     Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust income and accruals of guaranteed payments (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a pro rata portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

     Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust will elect to include market discount in income as it accrues.

     If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

     Allocations Between Transferors and Transferees. In general, the Trust's taxable income and losses will be determined monthly and the tax items and accruals of guaranteed payments for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items and accruals of guaranteed payments (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses and accruals of guaranteed payments of the Trust might be reallocated among the Certificateholders. The Company is authorized to revise the Trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

     Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

     Administrative Matters. The Trustee is required to keep or have kept complete and accurate books of the Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust issuing Certificates and will report each Certificateholder's accruals of guaranteed payments and allocable share of items of Trust income and expense to holders and the IRS on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

     Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and taxpayer identification number of such person,
(y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January
31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

     The Seller will be designated as the tax matters partner in the Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust.

     Tax Consequences to Foreign Certificateholders. It is not clear whether the Trust would be considered to be engaged in a trade or business in the United States for purposes of Federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust would be engaged in a trade or business in the United States for such purposes, the Trust will withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. The Trust expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures. In determining a holder's nonforeign status, the Trust may rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

     Each foreign holder might be required to file a U.S. individual or corporate income tax return and pay U.S. income tax on the amount computed therein (including, in the case of a corporation, the branch profits tax) on its share of accruals of guaranteed payments and the Trust's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust, taking the position that no taxes were due because the Trust was not engaged in a U.S. trade or business. However, the IRS may assert that additional taxes are due, and no assurance can be given as to the appropriate amount of tax liability.

     Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a 'backup' withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code. See 'Tax Consequences to Holders of the Notes -- Backup Withholding.'

                              ERISA CONSIDERATIONS

     The Prospectus Supplement for each Series of Securities will summarize, subject to the limitations discussed therein, considerations under ERISA relevant to the purchase of such Securities by employee benefit plans and individual retirement accounts.

                              PLAN OF DISTRIBUTION

     CPS may sell Securities (i) through underwriters or dealers: (ii) directly to one or more purchasers: or (iii) through agents. The related Prospectus Supplement in respect of a Series offered hereby will set forth the terms of the offering of such Securities, including the name or names of any underwriters, the purchase price of such Securities and the proceeds to CPS from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial offering price and any discounts or concessions allowed or reallowed or paid to dealers. Only underwriters so named in such Prospectus Supplement shall be deemed to be underwriters in connection with the Securities offered thereby.

     Subject to the terms and conditions set forth in an underwriting agreement (an 'Underwriting Agreement') to be entered into with respect to each Series of Securities, CPS will agree to sell to each of the underwriters named therein and in the related Prospectus Supplement, and each of such underwriters will severally agree to purchase from CPS, the principal amount of Securities set forth therein and in the related Prospectus Supplement (subject to proportional adjustment on the terms and conditions set forth in the related Underwriting Agreement in the event of an increase or decrease in the aggregate amount of Securities offered hereby and by the related Prospectus Supplement).

     In each Underwriting Agreement, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the Securities offered hereby and by the related Prospectus Supplement if any of such Securities are purchased. In the event of a default by any underwriter, each Underwriting Agreement will provide that, in certain circumstances, purchase commitments of the nondefaulting underwriters may be increased or the Underwriting Agreement may be terminated.

     Each Underwriting Agreement will provide that CPS will indemnify the related underwriters and, in certain limited circumstances, the underwriters will indemnify CPS against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     The place and time of delivery for any Series of Securities in respect of which this Prospectus is delivered will be set forth in the accompanying Prospectus Supplement.

                                 LEGAL OPINIONS

     Certain legal matters relating to the issuance of the Securities of any Series, including certain federal and state income tax consequences with respect thereto and certain Bankruptcy matters, will be passed upon by Mayer, Brown & Platt, New York, New York, or other counsel specified in the related Prospectus Supplement.

                             FINANCIAL INFORMATION

     Certain specified Trust Assets will secure each Series of Securities, no Trust will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Securities. Accordingly, no financial statements with respect to any Trust Assets will be included in this Prospectus or in the related Prospectus Supplement.

     A Prospectus Supplement may contain the financial statements of the related Credit Enhancer, if any.

                                 INDEX OF TERMS

Accrual Securities...................................................................................             7
Actuarial Receivables................................................................................            21
Affiliate Purchase Agreement.........................................................................            20
Affiliated Originator................................................................................         9, 23
APR..................................................................................................            21
cash sale differential...............................................................................            39
Cede.................................................................................................            10
CEDEL Participants...................................................................................            28
Certificateholders...................................................................................            33
Certificates.........................................................................................          1, 4
Class................................................................................................             1
Closing Date.........................................................................................         9, 30
Code.................................................................................................            40
Collection Account...................................................................................            30
Collection Period....................................................................................             5
Commission...........................................................................................             2
Contracts............................................................................................         1, 22
Cooperative..........................................................................................            28
CPS..................................................................................................             4
Credit Enhancement...................................................................................            18
Credit Enhancer......................................................................................            18
Cutoff Date..........................................................................................             8
Dealer Agreements....................................................................................            19
Dealers..............................................................................................            19
Definitive Securities................................................................................            28
Depositaries.........................................................................................            26
Direct Participants..................................................................................            18
Distribution Account.................................................................................            30
DTC..................................................................................................            10
Eligible Deposit Account.............................................................................            31
Eligible Institution.................................................................................            31
Eligible Investments.................................................................................        26, 30
ERISA................................................................................................            11
Euroclear Operator...................................................................................            28
Euroclear Participants...............................................................................            28
Exchange Act.........................................................................................         2, 12
Federal Tax Counsel..................................................................................            40
Financed Vehicles....................................................................................          1, 8
foreign person.......................................................................................            42
FTC Rule.............................................................................................            39
Funding Period.......................................................................................             9
IFC's................................................................................................            23
Indenture............................................................................................             4
Indenture Trustee....................................................................................             4
Indirect Participants................................................................................        18, 27
Initial Receivables..................................................................................             9
Insolvency Event.....................................................................................            35
Insolvency Laws......................................................................................            15
Interest Rate........................................................................................          2, 7
Interest Reserve Account.............................................................................            30
Investment Earnings..................................................................................            31
Investment Income....................................................................................             9
IRS..................................................................................................            40

Issuer...............................................................................................      1, 4, 18
Lock-Box Account.....................................................................................            32
Lock-Box Processor...................................................................................            32
national statistical rating organizations............................................................            11
New Withholding Regulations..........................................................................            42
Noteholders..........................................................................................            33
Notes................................................................................................          1, 4
Obligors.............................................................................................            19
OID..................................................................................................            41
OID Regulations......................................................................................            41
Participants.........................................................................................            26
Payment Date.........................................................................................             5
Policy...............................................................................................             1
Pool Balance.........................................................................................            23
Pool Factor..........................................................................................            23
Post Office Box......................................................................................            32
Pre-Funded Amount....................................................................................             9
Pre-Funding Account..................................................................................             9
prepayments..........................................................................................            13
Prospectus Supplement................................................................................             1
Purchase Agreement...................................................................................            20
Purchase Amount......................................................................................            20
Rating Agencies......................................................................................            12
Receivables..........................................................................................          1, 8
Receivables Pool.....................................................................................            19
Record Date..........................................................................................             5
Registration Statement...............................................................................             2
Relief Act...........................................................................................            18
Residual Interest....................................................................................             8
Rule of 78's.........................................................................................            21
Rule of 78's Receivables.............................................................................            21
Rules................................................................................................            27
Sale and Servicing Agreement.........................................................................         9, 18
Securities...........................................................................................             1
Securities Act.......................................................................................             2
Security Balance.....................................................................................             7
Securityholders......................................................................................             5
Seller...............................................................................................             4
Senior Securities....................................................................................             7
Series...............................................................................................         1, 25
Servicer.............................................................................................          1, 4
Servicer Termination Event...........................................................................            35
Servicing Agreement..................................................................................             4
Servicing Fee........................................................................................            32
Short-Term Note......................................................................................            41
Simple Interest Receivables..........................................................................            21
Sponsor..............................................................................................             4
Standby Servicer.....................................................................................            31
Strip Securities.....................................................................................             7
sub-prime............................................................................................            13
Sub-Prime Borrowers..................................................................................            22
Subordinate Securities...............................................................................             7
Subsequent Receivables...............................................................................             9
Subsequent Transfer Date.............................................................................        14, 20
Subservicer..........................................................................................             4
sum of monthly payments..............................................................................            21

sum of periodic balances.............................................................................            21
Terms and Conditions.................................................................................            28
Trust................................................................................................          1, 4
Trust Accounts.......................................................................................            30
Trust Agreement......................................................................................             4
Trust Assets.........................................................................................          1, 4
Trust Documents......................................................................................         5, 29
Trustee..............................................................................................          4, 5
Underwriting Agreement...............................................................................            47

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_______________________________                   ______________________________
_______________________________                   ______________________________

     NO PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THE OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY CPS, THE SELLER OR ANY UNDERWRITER. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON OR BY ANYONE IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                                                                                             PAGE
                                                                                                                             ----
Available Information.....................................................................................................   S-2
Incorporation of Certain Documents by Reference...........................................................................   S-2
Reports to Noteholders....................................................................................................   S-3
Summary...................................................................................................................   S-4
Risk Factors..............................................................................................................   S-19
Formation of the Trust....................................................................................................   S-21
The Trust Assets..........................................................................................................   S-22
CPS's Automobile Contract Portfolio.......................................................................................   S-22
The Receivables Pool......................................................................................................   S-30
Yield Considerations......................................................................................................   S-36
Pool Factors and Other Information........................................................................................   S-37
Use of Proceeds...........................................................................................................   S-38
The Seller, CPS, Samco and Linc...........................................................................................   S-38
The Standby Servicer......................................................................................................   S-38
Description of the Securities.............................................................................................   S-39
Registration of Notes.....................................................................................................   S-40
Description of the Trust Documents........................................................................................   S-41
Credit Enhancement........................................................................................................   S-53
The Policy................................................................................................................   S-53
The Insurer...............................................................................................................   S-55
Federal Income Tax Consequences...........................................................................................   S-56
ERISA Considerations......................................................................................................   S-56
Underwriting..............................................................................................................   S-57
Legal Opinions............................................................................................................   S-58
Experts...................................................................................................................   S-58
Index of Terms............................................................................................................   S-59

                                                        PROSPECTUS
Prospectus Supplement.....................................................................................................     2
Available Information.....................................................................................................     2
Incorporation of Certain Documents by Reference...........................................................................     2
Reports to Securityholders................................................................................................     3
Summary of Terms..........................................................................................................     4
Risk Factors..............................................................................................................    13
The Issuers...............................................................................................................    18
The Trust Assets..........................................................................................................    19
Acquisition of Receivables by the Seller..................................................................................    20
The Receivables...........................................................................................................    20
CPS's Automobile Contract Portfolio.......................................................................................    22
Pool Factors..............................................................................................................    23
Use of Proceeds...........................................................................................................    23
The Seller and CPS........................................................................................................    23
The Trustee...............................................................................................................    24
Description of the Securities.............................................................................................    25
Description of the Trust Documents........................................................................................    29
Certain Legal Aspects of the Receivables..................................................................................    36
Federal Income Tax Consequences...........................................................................................    40
ERISA Considerations......................................................................................................    46
Plan of Distribution......................................................................................................    46
Legal Opinions............................................................................................................    47
Financial Information.....................................................................................................    47
Index of Terms............................................................................................................    48

                            ------------------------

     UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE CLASS A NOTES OFFERED HEREBY, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                  $90,925,000

                                     [LOGO]

                              CPS AUTO RECEIVABLES
                                  TRUST 1997-5

                               6.26% ASSET-BACKED
                                NOTES, CLASS A-1
                               6.40% ASSET-BACKED
                                NOTES, CLASS A-2

                             CPS RECEIVABLES CORP.
                                    (SELLER)

                               CONSUMER PORTFOLIO
                                 SERVICES, INC.
                                   (SERVICER)

                         ------------------------------
                             PROSPECTUS SUPPLEMENT
                         ------------------------------

                            PAINEWEBBER INCORPORATED
                         BLACK DIAMOND SECURITIES, LLC

                                DECEMBER 8, 1997

_______________________________                   ______________________________
_______________________________                   ______________________________